     As Filed with Securities and Exchange Commission on December 23, 1998


                                                      Registration No. 333-47237
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               -------------------

                                   FORM SB-2/A
                                 AMENDMENT NO. 6
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       COMPUTERIZED THERMAL IMAGING, INC.
           (EXACT NAME OF THE REGISTRANT AS SPECIFIED IN ITS CHARTER)

            NEVADA                            3815                      87-0458721
(STATE OR OTHER JURISDICTION OF   (PRIMARY STANDARD INDUSTRIAL       (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)     CLASSIFICATION CODE NUMBER)      IDENTIFICATION NO.)

                     476 HERITAGE PARK BOULEVARD, SUITE 210
                               LAYTON, UTAH 84041
                                 (801) 776-4700
               (ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER,
               INCLUDING AREA CODE, OF THE REGISTRANT'S PRINCIPAL
                               EXECUTIVE OFFICES)

            DAVID A. PACKER                          WITH A COPY TO:
               PRESIDENT                        NORMAN T. REYNOLDS, ESQ.
476 HERITAGE PARK BOULEVARD, SUITE 210         LOOPER, REED, MARK & MCGRAW
          LAYTON, UTAH 84041               1300 POST OAK BOULEVARD, SUITE 2000
            (801) 776-4700                        HOUSTON, TEXAS 77056
(NAME, ADDRESS, INCLUDING ZIP CODE, AND              (713) 986-7000
TELEPHONE NUMBER, INCLUDING AREA CODE,
OF AGENT FOR SERVICE FOR THE REGISTRANT)

                                 --------------

         Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement has been declared effective.

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

                         CALCULATION OF REGISTRATION FEE



-------------------------------------------------------------------------------------------------------------------------
                                                                 PROPOSED MAXIMUM    PROPOSED                AMOUNT OF
         TITLE OF EACH CLASS OF                 AMOUNT TO         OFFERING PRICE     MAXIMUM               REGISTRATION
       SECURITIES TO BE REGISTERED            BE REGISTERED      PER SHARE (1) (2)   AGGREGATE OFFERING         FEE
                                                                                     PRICE (1) (2)
-------------------------------------------------------------------------------------------------------------------------
Common Stock to be Resold (3):
  Newly Issued Shares....................          18,229,167         $0.675                  $12,304,688    $3,629.88
  Shares Underlying Compensation Warrants           2,552,083         $0.675                  $ 1,722,656    $  508.19
  Shares Outstanding.....................           5,337,741         $0.675                  $ 3,602,975    $1,062.88
  Shares Underlying Resale Warrants......           3,840,615         $0.675                  $ 2,592,415    $  764.76
  Shares Underlying Resale Options.......           6,250,000         $0.675                  $ 4,218,750    $1,244.53
-------------------------------------------------------------------------------------------------------------------------
Total....................................          36,209,606                                 $24,441,484    $7,210.24
-------------------------------------------------------------------------------------------------------------------------


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c).
(2) Based upon the average of the bid and ask prices of the Common Stock reported on the OTC Bulletin Board on February 25, 1998.
(3) Common Stock to be Resold includes shares of the Common Stock underlying certain outstanding securities which are exercisable for or convertible into shares of the Common Stock which have not yet been exercised or converted.

                                 --------------

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                          COMPUTERIZED THERMAL IMAGING, INC.
                                Cross-Reference Sheet
                        showing location in the Prospectus of
                      Information Required by Items of Form SB-2


                FORM SB-2 ITEM NUMBER AND CAPTION                          LOCATION IN PROSPECTUS
1.   Front of Registration Statement and
     Outside Front Cover of Prospectus.....................     Outside Front Cover Page
2.   Inside Front and Outside Back Cover
     Pages of Prospectus...................................     Inside Front Cover Page; Outside Back Cover Page
3.   Summary Information and Risk Factors..................     Prospectus Summary; Risk Factors; The Company
4.   Use of Proceeds.......................................     Use of Proceeds
5.   Determination of Offering Price.......................     Outside Front Cover Page; Risk Factors
6.   Dilution..............................................     *
7.   Selling Security Holders..............................     Plan of Distribution and Selling Stockholders
8.   Plan of Distribution..................................     Plan of Distribution and Selling Stockholders
9.   Legal Proceedings.....................................     Business - Litigation
10.  Directors, Executive Officers, Promoters
     and Control Persons...................................     The Company; Management - Executive Officers and
                                                                Directors
11.  Security Ownership of Certain Beneficial
     Owners and Management.................................     Principal Stockholders
12.  Description of Securities.............................     Description of Securities
13.  Interest of Named Experts and Counsel.................     *
14.  Disclosure of Commission Position on
     Indemnification for Securities Act Liabilities........     *
15.  Organization Within Last Five Years...................     The Company
16.  Description of Business...............................     Business
17.  Management's Discussion and Analysis
     or Plan of Operation..................................     Management's Discussion and Analysis of Financial
                                                                Condition and Results of Operations
18.  Description of Property...............................     Business - Patents and Intellectual Property, - Facilities
19.  Certain Relationships and Related Transactions........     Management - Certain Transactions
20.  Market for Common Equity and Related
     Stockholder Matters...................................     Risk Factors; Price Range of Common Stock and
                                                                Dividend Policy; Description of Securities
21.  Executive Compensation................................     Management - Executive Compensation
22.  Financial Statements..................................     Financial Statements
23.  Changes in and Disagreements with
     Accountants on Accounting and Financial
     Disclosure............................................     Management's Discussion and Analysis of Financial
                                                                Condition and Results of Operations - Change of
                                                                Accountants


------------
(*)      None or Not Applicable.

                 SUBJECT TO COMPLETION, DATED DECEMBER 23, 1998

                       COMPUTERIZED THERMAL IMAGING, INC.

                   RESALE OF 36,209,606 SHARES OF COMMON STOCK


         This Prospectus relates to the resale of 36,209,606 shares of the common stock of Computerized Thermal Imaging, Inc., a Nevada corporation (the "Company"), which may be sold by the holders thereof (the "Selling Stockholders") from time to time as market conditions permit in the market, or otherwise, at prices and terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The shares of the common stock of the Company, $0.001 par value per share (the "Common Stock"), to be resold include: (i) 18,229,167 shares to be purchased by an unrelated investor (the "Newly Issued Shares"); (ii) 2,552,083 shares to be issued upon the exercise of warrants to be issued to such investor (the "Compensation Warrants") which become exercisable upon issuance at variable prices based on the sales price of the shares of the Common Stock and expire on the fifth anniversary of the date of issuance; (iii) 5,337,741 shares currently issued and outstanding;
(iv) 3,840,615 shares underlying outstanding warrants exercisable at prices ranging from $0.72 to $5.00 per share which expire on various dates ranging from March 31, 1999 to March 13, 2002 (the "Resale Warrants"); and (v) 6,250,000 shares underlying outstanding options exercisable at prices ranging from $0.60 per share to $1.25 per share which expire automatically on various dates ranging from July 21, 2000 to June 12, 2005 (the "Resale Options"). Unless otherwise specified, the Compensation Warrants and the Resale Warrants are sometimes collectively referred to herein as the "Warrants." See "Management - Stock Options and Restricted Stock," "Management - Certain Transactions," "Description of Securities," and "Plan of Distribution and Selling Stockholders." As used herein, the term "Offering" includes all shares of the Common Stock covered by this Prospectus. The registration of the Newly Issued Shares and the shares underlying the Compensation Warrants only applies to the resale of such shares by Bristol Asset Management, L.L.C. Shares offered by the Selling Stockholders may be sold in unsolicited ordinary brokerage transactions or privately negotiated transactions between the Selling Stockholders and purchasers without a broker-dealer. A current prospectus must be in effect at the time of the sale of the shares of the Common Stock to which this Prospectus relates. Each Selling Stockholder or dealer effecting a transaction in the registered securities, whether or not participating in a distribution, is required to deliver a current prospectus upon such sale. The Company will not receive any proceeds from the resale of the Common Stock by the Selling Stockholders. Unless otherwise exempted, the Selling Stockholders and their agents engaged in the resale of the Common Stock may be deemed underwriters under the Securities Act of 1933, as amended (the "Securities Act"). Bristol Asset Management, L.L.C. is deemed to be an underwriter under the Securities Act with regard to the resale of the Newly Issued Shares and shares issued upon exercise of the Compensation Warrants. The Common Stock is quoted on the OTC Bulletin Board of The Nasdaq Stock Market under the symbol "COII." On December 4, 1998, the closing bid and ask prices of the Common Stock were $0.70 and $0.73 per share, respectively. There can be no assurance that an active trading market will be sustained. See "Price Range of Common Stock and Dividend Policy."

                           ---------------------------

            THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE
              A HIGH DEGREE OF RISK AND SHOULD NOT BE PURCHASED BY
           ANYONE WHO CANNOT AFFORD THE LOSS OF HIS ENTIRE INVESTMENT.
                    SEE "RISK FACTORS" BEGINNING ON PAGE 10.
                           ---------------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
    THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
            PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
            ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                           ---------------------------

                THE DATE OF THIS PROSPECTUS IS DECEMBER 23, 1998

                              CAUTIONARY STATEMENT

INFORMATION CONTAINED IN THIS PROSPECTUS CONTAINS "FORWARD-LOOKING STATEMENTS" WHICH CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY SUCH AS "MAY," "WILL," "SHOULD," "EXPECT," "ANTICIPATE," "ESTIMATE" OR "CONTINUE" OR THE NEGATIVES THEREOF OR OTHER VARIATIONS THEREON OR COMPARABLE TERMINOLOGY. THE CAUTIONARY STATEMENTS SET FORTH UNDER THE CAPTION "RISK FACTORS" AND ELSEWHERE IN THIS PROSPECTUS IDENTIFY IMPORTANT FACTORS WITH RESPECT TO SUCH FORWARD-LOOKING STATEMENTS, INCLUDING CERTAIN RISKS AND UNCERTAINTIES, THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN SUCH FORWARD-LOOKING STATEMENTS.


                                TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----
Available Information..........................................................3
Prospectus Summary.............................................................4
Risk Factors..................................................................10
Price Range of Common Stock And Dividend Policy.............................. 23
Capitalization............................................................... 24
Management................................................................... 45
Principal Stockholders....................................................... 57
Description of Securities.................................................... 62
Plan of Distribution And Selling Stockholders................................ 69
Legal Matters................................................................ 71
Experts...................................................................... 72
Index to Financial Statements...............................................F- 2

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO OR FROM ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE BUSINESS OR AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION IN THIS PROSPECTUS IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE AS OF WHICH SUCH INFORMATION IS FURNISHED.


                              AVAILABLE INFORMATION

         The Company has not been previously subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), although it will become subject to the reporting requirements of the Exchange Act following the registration of the securities described herein. In accordance with the Exchange Act, the Company will file reports, proxy statement, and other information with the Securities and Exchange Commission (the "Commission"). In addition, the Company intends to furnish its stockholders with annual reports containing audited financial statements and such interim reports as it deems appropriate.

         Pursuant to the Securities Act, the Company has filed a Registration Statement on Form SB-2 with the Commission of which this Prospectus forms a part. This Prospectus does not contain all of the information contained in the Registration Statement and the exhibits thereto, certain parts of which have been omitted in accordance with rules of the Commission. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission are not necessarily complete, and, in each instance, reference is made to the copy of the document so filed for a more complete description of the matter involved, and each such statement is qualified in its entirety by such reference. The Registration Statement and the exhibits thereto are on file with, and may be examined without charge, at the following public reference facilities of the
Commission: 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; 7 World Trade Center, Suite 1300, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material may be obtained, at prescribed rates, from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. The Commission maintains an Internet web site that contains information, including registration statements, of issuers who file electronically with the Commission. The address of that web site is http://www.sec.gov.

                               PROSPECTUS SUMMARY

         THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND CONSOLIDATED FINANCIAL STATEMENTS, INCLUDING THE NOTES THERETO, APPEARING ELSEWHERE IN THIS PROSPECTUS. UNLESS OTHERWISE INDICATED HEREIN, THE FINANCIAL, BUSINESS ACTIVITIES, MANAGEMENT AND OTHER PERTINENT INFORMATION HEREIN RELATE ON A CONSOLIDATED BASIS TO THE COMPANY AND ITS 80 PERCENT OWNED SUBSIDIARY, THERMAL MEDICAL IMAGING, INC. INVESTORS ARE URGED TO READ THIS PROSPECTUS IN ITS ENTIRETY AND CAREFULLY CONSIDER THE INFORMATION SET FORTH UNDER THE HEADING "RISK FACTORS." ADDITIONALLY, UNLESS OTHERWISE INDICATED, ALL COMMON STOCK SHARE AND PER SHARE DATA AND INFORMATION IN THIS PROSPECTUS ASSUME NO EXERCISE OF THE OUTSTANDING RESALE OPTIONS OR WARRANTS INTO SHARES OF THE COMMON STOCK, OR THE ISSUANCE OF ANY UNVESTED SHARES OF THE RESTRICTED STOCK. MOREOVER, UNLESS OTHERWISE INDICATED, ALL MONETARY AMOUNTS HAVE BEEN EXPRESSED IN UNITED STATES DOLLARS.

THE COMPANY

         Computerized Thermal Imaging, Inc. (the "Company") was incorporated on June 10, 1987 in the State of Nevada as Business Helpers, Inc. The Company amended its Articles of Incorporation on August 25, 1989 to effect a name change to DTI Dorex, Ltd. and again on November 3, 1989 to its current name. In April 1992, the Company further amended its Articles of Incorporation to provide for a capital structure of 100,000,000 shares of common stock, par value of $0.001 per share, and 3,000,000 shares of preferred stock with such designations, preferences and other features as may be required by the Company's Board of Directors. On March 16, 1998, the Company further amended its Articles of Incorporation which described in more detail the authority of the Board of Directors with respect to any shares of the preferred stock which may be issued by the Company. In addition, such amendment denied preemptive rights to all stockholders of the Company from and after such date. In 1988, the Company, through the issuance of shares of its Common Stock, acquired substantially all of the assets of Thermal Imaging, Inc., an Oregon corporation (herein sometimes referred to as "TII"), which assets consisted primarily of certain intellectual property regarding thermal imaging intellectual property.

         The Company is a development stage company that is a medical imaging systems integrator producing a computerized clinical thermal imaging diagnostic and patient management system (the "CTI System") that has been trademarked under the name COMPUTERIZED THERMAL IMAGING. The Company plans to license the CTI System to various health care providers such as hospitals, HMOs and free standing image centers through "Use Agreements." Revenues will be generated under the Use Agreements by charging the health care providers monthly for time usage and for the disposable supplies purchased in conjunction with the CTI System. The Company also plans to sell the CTI System to certain countries in Asia, such as the People's Republic of China (the "PRC"), where use of thermal imaging for medical use is more prevalent than in the United States. As of the date of this Prospectus, the PRC's Ministry of Public Health has been unable to obtain funding for a project for which the Company initially contracted in 1995, although persons in China working with the Ministry of Public Health maintain their intention to pursue placement of the CTI System in its hospitals. The Company does not plan to make material expenditures for this project until funding is obtained from the PRC.

         The CTI System is currently composed of four elements. One element is a climate controlled lab (herein referred to as a "QTA Lab"). The second element is the examination unit, consisting of an infra-red camera, imaging monitor, high resolution printer, computer and proprietary software and telemedicine interface. The third element of the CTI System is a digital health card that encodes a patient's thermal image for subsequent comparison by physicians, or even the patient's entire medical record, in a digital format on a plastic card the size of a credit card. The fourth element is a proprietary medical protocol. The Company's 80 percent owned subsidiary, Thermal Medical Imaging, Inc., a Nevada corporation (herein sometimes referred to as "TMI") utilizes the CTI System specially configured as a breast cancer system which is a non-invasive, non-contact procedure that does not involve breast compression or exposure to radiation (the "TMI System"), and which is comprised of an infra-red camera, a central processing unit, a display unit, examination equipment, and a power distribution unit. The TMI System employs a proprietary patient positioning system in the data acquisition process for which a patent application has been filed. In November 1998, TMI filed a provisional patent application covering the algorithm process relating to the TMI System.

         As of the date of this Prospectus, neither the CTI System nor the TMI System has been formally approved by the United States Federal Drug Administration (the "FDA"). Management believes that the CTI System has clearance to be sold in the United States without obtaining further government approval from the FDA because its components have been cleared for use for medical purposes by the FDA at the request of the component manufacturers. As a practical matter, the market for the CTI System is impeded because specific insurance and Medicare payment codes are not available for patients to obtain cost reimbursement for use of a specific medical imaging system without further FDA approval establishing the efficacy or specific medial claims.

         The sale of the TMI System in the United States for use in the detection of breast cancer requires FDA approval. Management believes that no other thermography or thermal imaging procedures currently being used for medical purposes, even with FDA approval, are equivalent to the TMI System. Consequently, the TMI System is presently undergoing clinical testing by physicians at four independent hospital sites in accordance with a protocol which management expects to lead to pre-market approval (hereinafter sometimes referred to as "PMA") by the FDA. See "Business." While TMI hopes to receive PMA within the next 12 months, various factors, including the length of the time needed to collect sufficient research data, analyze patient images, submit comparison findings to the FDA, and obtain independent FDA consultant review, could effect delays, and there is no guarantee that any or all of the stages will be completed or achieved. In addition, the cost associated with completing clinical trials of the TMI System is estimated to be approximately $3,000,000, but this figure could vary depending on numerous factors, including the length of the clinical trials, the efficiency of the prototype TMI System, the testing methods employed, and the results of the FDA review. The inability of the Company and/or TMI to raise sufficient working capital to fund the clinical trials could adversely affect the ability of TMI to complete the PMA process.

         Several risk factors exist which should be carefully reviewed by prospective investors prior to making a decision to invest in the Company. These factors include, but are not limited to, the effect of the following events or contingencies on the business of the Company: (i) lack of working capital and guaranteed sources of financing; (ii) investigations or claims in connection with prior offerings of shares of the Common Stock, Warrants and Debentures by stockholders or state or federal securities regulators could delay effective dates or increased legal fees in defense thereof (see "Risk Factors - Select Capital Advisors, Inc. Debentures and Warrants" and "Business - Litigation");
(iii) the failure of the Company, before March 16, 1998, to provide stockholders with an opportunity to exercise preemptive rights; (iv) accounts payable to a primary creditor, TRW, and substantial indebtedness to the Company's primary legal counsel; (v) the unknown but substantial cost required both to obtain FDA approval to make any medical claims for efficacy and to obtain insurance payment code authorizations for each procedure using the CTI System and TMI System; and
(vi) dependence on key employees.

         The Company will require an estimated $6,000,000 over the next 12 months for its research and development programs, preclinical and clinical testing, development of its sales and distribution efforts, operating expenses, regulatory processes and manufacturing and marketing programs. The Company's capital requirements will depend on numerous factors, including the progress of its research and development programs; results of preclinical and clinical testing; the time and cost involved in obtaining regulatory approvals; the cost of filing, prosecuting, defending and enforcing any patent claims and other intellectual property rights; the economic impact of competing technological and market developments; developments and changes in the Company's existing research, licensing and other relationships; and the terms of any new collaborative, licensing and other arrangements that the Company may establish. During the three years prior to the date of this Prospectus, David B. Johnston, the Chairman of the Board and the Chief Executive Officer of the Company, and certain affiliates of Mr. Johnston and the Company have contributed approximately $3,900,000 to the capital of the Company in exchange for shares of the Common Stock. The Company believes that its current assets and potential additional contributions from affiliates of the Company and certain accredited investors, as needed, will be sufficient to meet the Company's short-term operating expenses and capital expenditures. At the present time, however, there is no commitment from anyone with respect to any future capital contributions to the Company, and there is no way to predict when and if any such additional contributions may be made. Consequently, the bulk of the needed capital over the next 12 months must come from one or more substantial new investors.

         In order to meet its expected capital needs for the next 12 months, the Company executed the Investment Agreement with Bristol Asset Management, L.L.C. ("Bristol") on January 20, 1998. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources." Subject to certain conditions, the Company may require Bristol to purchase up to $7,000,000 worth of the Common Stock during the remaining portion of the three year term of the Investment Agreement. The obligations of Bristol to purchase such shares are subject to a number of conditions precedent. Such conditions precedent include, but are not limited to, the unrestrained trading of the Common Stock on the principal exchange on which the shares are traded (as of the date of this Prospectus, such exchange is the OTC Bulletin Board operated by The Nasdaq Stock Market), and the registration for resale of the Newly Issued Shares of the Common Stock under the Securities Act. In addition, the Common Stock must be registered pursuant to the Exchange Act. If the Company fails to maintain its status under the Exchange Act, or the Common Stock is delisted from the principal exchange on which the Common Stock is traded, Bristol shall have no obligation to contribute any additional funds to the Company, or if no such funds have been contributed, to contribute any funds to the Company. In addition, if Bristol were to become the owner of at least 4.9 percent of the issued and outstanding shares of the Common Stock, Bristol may elect not to purchase any further shares of the Common Stock, even though the full $7,000,000 worth of the Common Stock has not been purchased. In computing the 4.9 percent limitation, all shares of the Common Stock owned or deemed to be owned pursuant to Section 13(d) of the Exchange Act and the rules promulgated thereunder, shall count towards the ownership limitation. As a result of these conditions, it is possible that Bristol's total investment under the Investment Agreement, if any, could be limited to an aggregate cash contribution well below the $7,000,000 commitment. For example, assuming the Company had satisfied all conditions precedent and market conditions as of May and June 1998 remained constant, if Bristol actually purchases shares of the Common Stock, such shares when coupled with the shares deemed to be owned under
Section 13(d) of the Exchange Act and the rules promulgated thereunder (E.G., the Warrant Shares discussed below), Bristol would only be able to purchase approximately $1,377,465 worth of the Common Stock before the 4.9 percent limitation would be reached. The Company has no access to the financial statements of Bristol, a privately owned company, and relies upon Ambient Capital Group, Inc., its financial adviser, to attest for Bristol's ability to perform. See "Principal Stockholders - Bristol Asset Management, L.L.C. Investment Agreement."

         On each closing date with respect to the purchase of shares of the Common Stock by Bristol, the Company shall also deliver to Bristol Compensation Warrants to purchase shares of the Common Stock (the "Warrant Shares"), which Compensation Warrants shall expire on the fifth anniversary of the date of issuance thereof. The Compensation Warrants issuable at any such closing shall entitle the holder thereof to purchase a number of Warrant Shares equal to 12 percent of the number of shares of the Common Stock purchased at the closing in question at an initial exercise price, subject to the provisions of the Investment Agreement, equal to 100 percent of the average closing sales price for the Common Stock on the principal exchange on which the shares are traded and as noted by Bloomberg (or other appropriate published source) during the Look Back Period (defined below) in question.

         Subject to certain limitations and conditions precedent, the Company may require Bristol to purchase shares of the Common Stock on a monthly basis. Within ten days after the end of each calendar month, the Company may require Bristol to purchase a maximum amount of shares of the Common Stock not to exceed the lesser of (i) $7,000,000 less all amounts previously paid by Bristol, and
(ii) the product of (x) the number of shares of the Common Stock traded on the principal exchange on which the shares of the Common Stock traded for the preceding calendar month, multiplied by (y) the average of the closing bid prices noted in Bloomberg (or other appropriate published source) for the Common Stock during the prior calendar month, multiplied by (z) 14 percent. For example, if a total of 1,000,000 shares of the Common Stock traded during January of a particular year and the average of the closing bid prices was $2.00, on or before February 10 the Company could request a draw down not to exceed 14 percent of the $2,000,000 or $280,000, so long as such amount was available under the Investment Agreement. Payment of the draw down amount must be made by Bristol on the fifth business day following the proper delivery of a Put Notice.

         Simultaneously with the receipt of the funds from Bristol in the amount of the draw down, the Company shall issue and sell to Bristol the number of shares of the Common Stock equal to the draw down divided by 74 percent of the lowest sales price for the Common Stock on the principal exchange on which the shares are traded and as noted in Bloomberg (or other appropriate published source) (the "Lowest Sale Price" during the 10 trading days prior to the Put Notice Date (the "Look Back Period"). For example, if the Lowest Sale Price for the Look Back Period was $2.00 and the draw down was $500,000, the number of shares of the Common Stock to be issued would be 337,837 shares. Notwithstanding the foregoing, in the event that the Lowest Sale Price during the 20 trading days after a particular closing is less than 95 percent of the Lowest Sale Price applicable to such closing, then the Company shall promptly issue to Bristol an additional number of shares of the Common Stock with respect to such closing such that the number of shares of the Common Stock issued to Bristol at such closing plus such additional number of shares are equal to the funds drawn down at such Closing divided by 74 percent of the Lowest Sale Price during such 20 trading day period. Bristol shall also be issued additional Compensation Warrants equal to 12 percent of the number of additional shares so issued and the exercise price of such additional Compensation Warrants and the Compensation Warrants issued at such closing shall be adjusted to 100 percent of the Lowest Sale Price during such 20 trading day period.

         Other than Bristol, there are no other known sources of liquidity. The Company's cash requirements may vary materially from those now forecasted due to potential future acquisitions, the progress of research and development programs, results of clinical testing, relationships with strategic partners, if any, competitive and technological advances, decisions of the FDA and foreign regulatory processes and other factors. There can be no assurance, however, that additional capital or financing will be available when needed, or if available, will be available on acceptable terms. Insufficient funds may prevent the Company from implementing its business strategy or may require the Company to delay, scale back or eliminate certain of its research and product development programs, including the FDA clinical trials currently being conducted by TMI, or to license third parties the rights to commercialize products or technologies that the Company would otherwise seek to develop on its own.

         As noted above, Bristol will obtain essentially a 26 percent discount on the purchase price of shares of the Common Stock pursuant to the Investment Agreement. In addition, Bristol has the right to have additional shares and additional Compensation Warrants issued to it if there has been a certain decrease in the market price of the shares. The intention behind these two provisions is to protect Bristol's relative stock position vis a vis other stockholders who may acquire shares of the Common Stock at a time when the market price per share has declined. Management does not believe that these two provisions should adversely affect the market price for the shares of the Common Stock, inasmuch as the various purchases of shares of the Common Stock by affiliates of the Company over the past couple of years have involved discounts of up to 50 percent without any seeming negative effect. Likewise, management does not believe that the provisions of the Investment Agreement should adversely affect the ability of the Company to raise capital in the future. No other stockholder of the Company has any preemptive right to acquire any additional shares of the Common Stock upon purchases by Bristol. Management does not believe that Bristol's warrants to acquire additional shares that accompany each purchase will have any long-term adverse effect on the decision by any other investor to invest in the Company. However, the fact that there will be a large number of shares of the Common Stock registered for resale by means of this Prospectus might adversely affect the ability of the Company to raise capital in the future due to the fact that so many stockholders could sell their shares at any time and thereby drive down the market value of the shares of the Common Stock, at a time when price stability would be an important issue for any new investor.

         If the Company does not commence generating adequate revenues, or if it does not attract new capital sufficient to meet its operating needs, the Company will not be able maintain the existing clinical trials to obtain FDA approval for the TMI System or to obtain insurance payment codes for the CTI System. In such event, the Company would have difficulty selling its products in the United States. The Company would then be forced to focus on sales to foreign markets that do not require FDA approval.

         The Company's principal executive office is located at 476 Heritage Park Boulevard, Suite 210, Layton, Utah 84041, and its telephone number is (801) 776-4700. TMI's principal executive office is located at 1760 South Telegraph Road, Suite 202, Bloomfield Hills, Michigan 48302, and its telephone number is
(248) 745-4960.

THE OFFERING


Common Stock Outstanding Prior
  to the Offering.................................................  48,834,512 shares (1)
Common Stock to be Resold.........................................  36,209,606 shares (2).  See "Plan of
                                                                    Distribution and Selling Stockholders."
OTC Bulletin Board Symbol.........................................  COII


------------------------

(1) Includes shares of the Common Stock issued and outstanding as of October 29, 1998. Does not include (i) 18,229,167 shares proposed to be issued as Newly Issued Shares; (ii) 2,552,083 shares underlying the Compensation Warrants; (iii) 3,840,615 shares underlying the Resale Warrants; and (iv) 6,250,000 shares underlying the Resale Options. See "Management - Stock Options and Restricted Stock" and "Description of Securities."


(2) Includes: (i) 18,229,167 Newly Issued Shares. (ii) 2,552,083 shares to be issued upon the exercise of the Compensation Warrants. The number of Newly Issued Shares and the shares underlying the Compensation Warrants being registered hereby generally are calculated based on the formula set forth in the Bristol Asset Management, L.L.C. Investment Agreement (the "Investment Agreement"). The formula used to calculate the number of Newly Issued Shares being registered hereunder is as follows: $7,000,000 / 74 percent x $0.52 (the lowest sales price for the Common Stock on the principal exchange of the Company during the 10 trading days prior to January 30, 1998) = 18,229,167 shares of the Common Stock. The number of shares of the Common Stock underlying the Compensation Warrants was calculated as follows: 18,229,167 x 14 percent = 2,552,083 shares. If the sales price for the Common Stock used in the formula is different than the example of $0.52 contained herein, then the number of Newly Issued Shares and the number of shares underlying the Compensation Warrants will change. However, for the purposes of this Prospectus, the formula price of $0.52 per share is being used. If the sales price is greater than $0.52 per share, a lesser number of shares of the Common Stock will be issued pursuant to the Investment Agreement. (iii) 5,337,741 shares issued and outstanding. (iv) 3,840,615 shares underlying the Resale Warrants. (v) 6,250,000 shares underlying the Resale Options. See "Plan of Distribution and Selling Stockholders." The registration of the Newly Issued Shares and the shares underlying the Compensation Warrants only applies to the resale of such shares by Bristol Asset Management, L.L.C.

SUMMARY SELECTED CONSOLIDATED FINANCIAL INFORMATION

         The following table presents summary historical data of the Company on a consolidated basis as of September 30, 1998 and 1997 and for the fiscal years ended June 30, 1998 and 1997, respectively, which present the consolidated results of continuing operations of the Company and its 80 percent owned subsidiary, Thermal Medical Imaging, Inc. This historical data as of September 30, 1998 and 1997 and for the fiscal years ended June 30, 1998 and 1997 has been derived from the Company's audited and unaudited Financial Statements included elsewhere in this Prospectus. The summary historical consolidated financial information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Company's Consolidated Financial Statements and the Notes thereto appearing elsewhere in this Prospectus.




                                                               Three Months Ended                    Years Ended
                                                                  September 30,                        June 30,
                                                                  -------------                        --------
                                                               1998             1997              1998             1997
                                                               ----             ----              ----             ----
STATEMENT OF OPERATIONS DATA:
Revenues, net.......................................         -                -                -                $55,815
Other income........................................           $733             $333            $3,307          $ 5,762
                                                             ------           ------           -------          -------
Total revenues......................................           $733             $333            $3,307          $61,577
Loss from operations................................    ($1,204,935)       ($728,316)     ($6,009,522)     ($3,349,614)
Extraordinary item..................................         -                -                $65,637             -
Net loss............................................    ($1,204,935)       ($728,316)      ($5,943,885)     ($3,349,614)
Net loss per weighted-average shares
  of common stock outstanding.......................         ($0.02)          ($0.02)           ($0.14)          ($0.10)
Weighted average  Shares of Common Stock
outstanding.........................................     48,336,957       36,945,206        41,943,867       33,803,045

BALANCE SHEET DATA:
Current assets......................................       $177,707         $226,940          $232,268         $196,056
Total assets........................................       $316,061         $553,171          $381,525         $528,675
Current liabilities.................................     $4,001,466       $1,890,261        $2,861,995       $1,671,448
Total liabilities...................................     $4,308,339       $2,440,261        $3,168,868       $2,346,448
Stockholders' equity (deficit)......................    ($3,992,278)     ($1,887,090)      ($2,787,343)     ($1,817,773)
Working capital (deficit)...........................    ($3,823,759)     ($1,663,321)      ($2,629,727)     ($1,475,392)

                                  RISK FACTORS

         AN INVESTMENT IN THE COMPANY INVOLVES CERTAIN RISKS. PROSPECTIVE INVESTORS SHOULD CAREFULLY REVIEW THE FOLLOWING FACTORS TOGETHER WITH THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS PRIOR TO MAKING AN INVESTMENT DECISION.

         DEVELOPMENT STAGE COMPANY. Since inception, the Company has been engaged almost exclusively in organizational and research and development activities, and has only recently begun product commercialization. Accordingly, as a development stage company, the Company has a limited operating history upon which an evaluation of the Company's prospects can be made. Consequently, the likelihood of success must be considered in view of all of the risks, expenses and delays inherent in the establishment of a new business, including, but not limited to, expenses and delays of commencing a new business, slower than forecasted manufacturing and marketing activities, the uncertainty of market assimilation of the Company's products and other unforeseen factors. Furthermore, there can be no assurance that the Company's proposed business as described herein will prove successful or that the Company will ever be able to operate profitably.

         LIMITED OPERATING HISTORY; CONTINUING OPERATING LOSSES. The Company was formed in June 1987 and has not generated significant revenues to date. As of June 30, 1998, the Company had an accumulated deficit of $20,682,969 funded by paid in capital. For the fiscal years ended June 30, 1998 and 1997, the Company had operating losses of $5,943,885 and $3,349,614, respectively, resulting principally from costs incurred in research and development efforts and other costs of operations. The Company expects that operating losses will continue until such time as product sales generate sufficient revenues to fund its continuing operations, as to which there can be no assurance.

         INDEPENDENT ACCOUNTANTS' REPORT; GOING CONCERN QUALIFICATION. The report from the Company's independent accountants includes an explanatory paragraph which describes substantial doubt concerning the ability of the Company to continue as a going concern, without continuing additional contributions to capital. The Company may incur losses for the foreseeable future due to the significant costs associated with manufacturing, marketing and distributing its CTI System and TMI System (hereinafter sometimes collectively referred to as the "Systems" and individually referred to as a "System") and due to continual research and development activities which will be necessary to develop applications for the Company's thermal imaging technology. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Financial Statements - Report of Independent Accountants."

         UNCERTAINTIES CONCERNING FUTURE PROFITABILITY. The Company's ability to achieve profitability will depend, in part, on its ability to successfully develop clinical applications and obtain regulatory approvals for its products and to develop the capacity to manufacture and market such products on a wide scale. There is no assurance that the Company will be able to successfully make the transition from research and development to manufacturing and selling commercial thermal imaging products on a broad basis. While attempting to make this transition, the Company will be subject to all risks inherent in a growing venture, including the need to produce reliable and effective products, develop marketing expertise and enlarge its sales force. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

         UNCERTAIN ABILITY TO MEET CAPITAL NEEDS. The Company will require an estimated $6,000,000 over the next 12 months for its research and development programs, preclinical and clinical testing, development of its sales and distribution efforts, operating expenses, regulatory processes and manufacturing and marketing programs. The Company's capital requirements will depend on numerous factors, including the progress of its research and development programs; results of preclinical and clinical testing; the time and cost involved in obtaining regulatory approvals; the cost of filing, prosecuting, defending and enforcing any patent claims and other intellectual property rights; the economic impact of competing technological and market developments; developments and changes in the Company's existing research, licensing and other relationships; and the terms of any new collaborative, licensing and other arrangements that the Company may establish. During the three years prior to the date of this Prospectus, David B. Johnston, the Chairman of the Board and the Chief Executive Officer of the Company, and certain affiliates of Mr. Johnston and the Company have contributed approximately $3,900,000 to the capital of the Company in exchange for shares of the Common Stock. The Company believes that its current assets and potential additional contributions from affiliates of the Company and certain accredited investors, as needed, will be sufficient to meet the Company's short-term operating expenses and capital expenditures. At the present time, however, there is no commitment from anyone with respect to any future capital contributions to the Company, and there is no way to predict when and if any such additional contributions may be made. Consequently, the bulk of the needed capital over the next 12 months must come from one or more substantial new investors.

         In order to meet its expected capital needs for the next 12 months, the Company executed the Investment Agreement with Bristol Asset Management, L.L.C. ("Bristol") on January 20, 1998. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources." Subject to certain conditions, the Company may require Bristol to purchase up to $7,000,000 worth of the Common Stock during the remaining portion of the three year term of the Investment Agreement. The obligations of Bristol to purchase such shares are subject to a number of conditions precedent. Such conditions precedent include, but are not limited to, the unrestrained trading of the Common Stock on the principal exchange on which the shares are traded (as of the date of this Prospectus, such exchange is the OTC Bulletin Board operated by The Nasdaq Stock Market), and the registration for resale of the Newly Issued Shares of the Common Stock under the Securities Act. In addition, the Common Stock must be registered pursuant to the Exchange Act. If the Company fails to maintain its status under the Exchange Act, or the Common Stock is delisted from the principal exchange on which the Common Stock is traded, Bristol shall have no obligation to contribute any additional funds to the Company, or if no such funds have been contributed, to contribute any funds to the Company. In addition, if Bristol were to become the owner of at least 4.9 percent of the issued and outstanding shares of the Common Stock, Bristol may elect not to purchase any further shares of the Common Stock, even though the full $7,000,000 worth of the Common Stock has not been purchased. In computing the 4.9 percent limitation, all shares of the Common Stock owned or deemed to be owned pursuant to Section 13(d) of the Exchange Act and the rules promulgated thereunder, shall count towards the ownership limitation. As a result of these conditions, it is possible that Bristol's total investment under the Investment Agreement, if any, could be limited to an aggregate cash contribution well below the $7,000,000 commitment. For example, assuming the Company had satisfied all conditions precedent and market conditions in May and June 1998 remained constant, if Bristol actually purchases shares of the Common Stock, such shares when coupled with the shares deemed to be owned under Section 13(d) of the Exchange Act and the rules promulgated thereunder (E.G., the Warrant Shares discussed below), Bristol would only be able to purchase approximately $1,377,465 worth of the Common Stock before the 4.9 percent limitation would be reached. The Company has no access to the financial statements of Bristol, a privately owned company, and relies upon Ambient Capital Group, Inc., its financial adviser, to attest for Bristol's ability to perform. See "Principal Stockholders - Bristol Asset Management, L.L.C. Investment Agreement."

         On each closing date with respect to the purchase of shares of the Common Stock by Bristol, the Company shall also deliver to Bristol Compensation Warrants to purchase shares of the Common Stock (the "Warrant Shares"), which Compensation Warrants shall expire on the fifth anniversary of the date of issuance thereof. The Compensation Warrants issuable at any such closing shall entitle the holder thereof to purchase a number of Warrant Shares equal to 12 percent of the number of shares of the Common Stock purchased at the closing in question at an initial exercise price, subject to the provisions of the Investment Agreement, equal to 100 percent of the average closing sales price for the Common Stock on the principal exchange on which the shares are traded and as noted by Bloomberg (or other appropriate published source) during the Look Back Period (defined below) in question.

         Subject to certain limitations and conditions precedent, the Company may require Bristol to purchase shares of the Common Stock on a monthly basis. Within ten days after the end of each calendar month, the Company may require Bristol to purchase a maximum amount of shares of the Common Stock not to exceed the lesser of (i) $7,000,000 less all amounts previously paid by Bristol, and
(ii) the product of (x) the number of shares of the Common Stock traded on the principal exchange on which the shares of the Common Stock traded for the preceding calendar month, multiplied by (y) the average of the closing bid prices noted in Bloomberg (or other appropriate published source) for the Common Stock during the prior calendar month, multiplied by (z) 14 percent. For example, if a total of 1,000,000 shares of the Common Stock traded during January of a particular year and the average of the closing bid prices was $2.00, on or before February 10 the Company could request a draw down not to exceed 14 percent of the $2,000,000 or $280,000, so long as such amount was available under the Investment Agreement. Payment of the draw down amount must be made by Bristol on the fifth business day following the proper delivery of a Put Notice.

         Simultaneously with the receipt of the funds from Bristol in the amount of the draw down, the Company shall issue and sell to Bristol the number of shares of the Common Stock equal to the draw down divided by 74 percent of the lowest sales price for the Common Stock on the principal exchange on which the shares are traded and as noted in

Bloomberg (or other appropriate published source) (the "Lowest Sale Price" during the 10 trading days prior to the Put Notice Date (the "Look Back Period"). For example, if the Lowest Sale Price for the Look Back Period was $2.00 and the draw down was $500,000, the number of shares of the Common Stock to be issued would be 337,837 shares. Notwithstanding the foregoing, in the event that the Lowest Sale Price during the 20 trading days after a particular closing is less than 95 percent of the Lowest Sale Price applicable to such closing, then the Company shall promptly issue to Bristol an additional number of shares of the Common Stock with respect to such closing such that the number of shares of the Common Stock issued to Bristol at such closing plus such additional number of shares are equal to the funds drawn down at such Closing divided by 74 percent of the Lowest Sale Price during such 20 trading day period. Bristol shall also be issued additional Compensation Warrants equal to 12 percent of the number of additional shares so issued and the exercise price of such additional Compensation Warrants and the Compensation Warrants issued at such closing shall be adjusted to 100 percent of the Lowest Sale Price during such 20 trading day period.

         Other than Bristol, there are no other known sources of liquidity. Moreover, the Company at the present time does not have any party working on any other source of capital. The Company's cash requirements may vary materially from those now forecasted due to potential future acquisitions, the progress of research and development programs, results of clinical testing, relationships with strategic partners, if any, competitive and technological advances, decisions of the FDA and foreign regulatory processes and other factors. There can be no assurance, however, that additional capital or financing will be available when needed, or if available, will be available on acceptable terms. Insufficient funds may prevent the Company from implementing its business strategy or may require the Company to delay, scale back or eliminate certain of its research and product development programs, including the FDA clinical trials currently being conducted by TMI, or to license third parties the rights to commercialize products or technologies that the Company would otherwise seek to develop on its own.

         As noted above, Bristol will obtain essentially a 26 percent discount on the purchase price of shares of the Common Stock pursuant to the Investment Agreement. In addition, Bristol has the right to have additional shares and additional Compensation Warrants issued to it if there has been a certain decrease in the market price of the shares. The intention behind these two provisions is to protect Bristol's relative stock position vis a vis other stockholders who may acquire shares of the Common Stock at a time when the market price per share has declined. Management does not believe that these two provisions should adversely affect the market price for the shares of the Common Stock, inasmuch as the various purchases of shares of the Common Stock by affiliates of the Company over the past couple of years have involved discounts of up to 50 percent in some instances without any seeming negative effect. Likewise, management does not believe that the provisions of the Investment Agreement should adversely affect the ability of the Company to raise capital in the future. No other stockholder of the Company has any preemptive right to acquire any additional shares of the Common Stock upon purchases by Bristol. Management does not believe that Bristol's warrants to acquire additional shares that accompany each purchase will have any long-term adverse effect on the decision by any other investor to invest in the Company. However, the fact that there will be a large number of shares of the Common Stock registered for resale by means of this Prospectus might adversely affect the ability of the Company to raise capital in the future due to the fact that so many stockholders could sell their shares at any time and thereby drive down the market value of the shares of the Common Stock, at a time when price stability would be an important issue for any new investor.

         The registration of the Newly Issued Shares and the shares underlying the compensation Warrants only applies to the resale of such shares by Bristol Asset Management, L.L.C.

         SECURITIES LAWS ISSUES. During 1998, certain secondary transactions involving the transfer of shares of the Common Stock deemed to be "restricted securities," as that term is defined in Rule 144 of the Securities Act, may have an adverse effect on the Company's ability to rely on Section 4(2) of the Securities Act in order to exempt the original issuances of the shares. On January 22, 1998, the Company issued 1,827,250 shares of the Common Stock to TII, an affiliate of the Company, in an exempt transaction effected in reliance upon Section 4(2) of the Securities Act. On April 8, 1998 and May 5, 1998, TII transferred 100,000 shares and 300,000 shares, respectively, to a total of four separate purchasers. The transfers by TII were made in reliance upon Section 4(1) of the Securities Act. All of the certificates representing shares of the Common Stock issued to TII and its transferees had appropriate legends restricting their sale and transfer, except in compliance with the Securities Act.

         A separate chain of transactions involving Manhattan Financial Group ("MFG") and PDH, Ltd. and P.D. Investments, affiliates of Doug Holt, took place during the spring of 1998. The Company issued to MFG 2,394,000 shares of the Common Stock on March 24, 1998 in reliance upon Section 4(2) of the Securities Act. On April 29, 1998, MFG transferred 74,200 shares of the Common Stock, originally acquired in the March 24, 1998 transaction, to two separate purchasers. In a second transaction on May 11, 1998, MFG transferred an additional 420,800 shares of the Common Stock, originally acquired in the March 24, 1998 transaction, to three purchasers, two of which were PDH, Ltd and P.D. Investments. On May 19, 1998, PDH, Ltd. transferred 165,000 shares of the Common Stock, acquired from MFG on May 11, 1998, to six separate purchasers. Additionally, on June 2, 1998, P.D. Investments transferred 102,000 shares of the Common Stock, acquired from MFG on May 11, 1998, to three purchasers. All of the transfers involving MFG, PDH, Ltd., and P.D. Investments were made in reliance on exemptions from registration under Section 4(1) of the Securities Act. All of the certificates representing shares of the Common Stock issued to MFG and its transferees had appropriate legends restricting their sale and transfer, except in compliance with the Securities Act.


         In the event that the subsequent transfers of "restricted" shares of the Common Stock by TII, MFG, PDH, Ltd., and P.D. Investments are deemed to be in violation of the Securities Act, the exemptions from registration, relied upon by the Company for the initial issuance of those shares, could be lost. Moreover, if an exemption from registration for the issuances is not available, and the Company is found to have engaged in a public offering of securities, the Company may face claims by the subsequent purchasers for rescission and/or administrative sanctions, fines and penalties. However, the Company took the step of applying legends to the stock certificates in question, and the Company's transfer agent was well-experienced in the requirement that stock certificates bearing a legend restricting their sale or transfer should not be issued in a new name unless there was an available exemption from registration.


         There were 14 parties involved in the above-described transactions, all of whom held securities of the Company prior to or at the time the shares of the Common Stock were purchased. Given the small number of parties involved in the above-described transactions and the precautions taken by the Company, management does not believe that there was any public offering of the Company's shares of the Common Stock, and consequently, the exemption available to the Company at the time of the issuance of the securities was not forfeited. However, in order to lessen any problems which may emanate from the transfer of the above-described shares of the Common Stock, on September 17, 1998, the Company, TII, MFG, PDH, Ltd., and P.D. Investments offered to rescind the sales of all such shares, pursuant to the securities laws of the various states where the transfers took place. The Company made its rescission offer in the form of an offering exempt from registration under the Securities Act in reliance on
Section 4(2) of the Securities Act, and in conformity with the applicable state securities laws. All of the stockholders in question elected to reject the rescission offers. Consequently, management does not believe that the Company has any material exposure in connection with the issuance of such shares. It should be pointed out that the rescission offers with respect to state securities laws do not cure any potential federal securities laws problems, and any purchaser who elected to reject or accept a rescission offer may still elect to pursue his remedies under federal law. In connection with the above-described transactions, management has estimated that the Company is at risk for an amount not to exceed $306,873, which amount has been reflected in the Consolidated Financial Statements, including the Notes thereto, appearing elsewhere in this Prospectus.

         PREEMPTIVE RIGHTS ISSUES. Pursuant to Title 7, Chapter 79 of the Nevada Revised Statutes, stockholders of corporations organized before October 1, 1991, with certain limited exceptions set out in the statute, have preemptive rights to acquire pro rata unissued shares, treasury shares or securities convertible into such shares, being offered for sale, except to the extent limited or denied by the corporation's articles of incorporation. Prior to October 1, 1991, among other circumstances, preemptive rights did not exist with respect to (i) shares issued to directors, officers or employees of the Company pursuant to a vote of the stockholders, or pursuant to a plan authorized by the stockholders, (ii) shares sold for a consideration other than cash, and (iii) shares issued at the same time that the stockholder who claims a preemptive right acquired his shares. The Company was incorporated on June 10, 1987, and prior to March 16, 1998, its Articles of Incorporation did not provide for any limitation with respect to preemptive rights. In the various offerings of its securities, the Company did not offer to its existing stockholders preemptive rights to acquire any of the securities so offered other than to persons in exchange for services rendered. The applicable remedy, if any, for the failure by the Company to offer to its stockholders the preemptive rights is not certain after the passage of time and Common Stock price fluctuations. Under Nevada law, the preemptive right is only an opportunity to acquire shares upon such terms as the Board of Directors fixes for the purpose of providing a fair and reasonable opportunity for the exercise of such right. If a stockholder were to timely demand preemptive rights for a particular non-excepted prior sale, the Company might be required in equity to sell additional shares of the Common Stock to the complaining stockholder at previously offered prices to enable a stockholder exercising such rights to maintain his ownership percentage for prior sales that would effect preemptive rights. To the extent that any stockholders were entitled to the right to purchase shares of the Common Stock upon the exercise of any such preemptive rights, the Company plans to allow any such requesting stockholder the right to purchase his pro rata amount of such shares at the same price per share to which he would have been entitled if such preemptive rights had been offered in conformity with Nevada law. Any such offering of preemptive rights will be in conformity with the Securities Act and the various states where any such stockholders may be located. If any stockholders were to exercise their preemptive rights within the applicable statute of limitations for any sale of securities which carried a preemptive right prior to March 16, 1998, the percentage interests of investors may be diluted by any such sales of additional securities and the contributions to the Company from such sales, if required to be offered at the price of previous issuances and if such price is below the current market value, could result in contributions to the Company at a per share contribution less than the current market value. The Company cannot speculate whether any stockholders would elect such preemptive rights, if the statute of limitations has not barred such rights, or how much additional capital would be raised or how many shares would be issued or whether other remedies would be available. Thus, the Company assigns no liability to this contingency. As of the date of this Prospectus, management is not aware of any stockholder who intends to make any claim with respect to the failure by the Company to offer any such preemptive rights. On February 4, 1998, a majority of the stockholders, by written consent, voted to amend the Articles of Incorporation of the Company to deny preemptive rights with respect to each new issuance of shares of the Common Stock. However, the amendment to the Articles of Incorporation will have no effect with respect to preemptive rights which may have existed for certain sales of the Common Stock prior to such amendment. See "Description of Securities - Preemptive Rights."

         SELECT CAPITAL ADVISORS, INC. DEBENTURES. On December 9, 1997, the Company filed suit against Select Capital Advisors, Inc. ("Select"), Ronald G. Williams ("Williams"), and various other parties in the United States District Court for the Southern District of Florida for damages and recission with respect to the fraudulent sale of certain 12% Series A Senior Subordinated Convertible Debentures issued by the Company. In March 1997, the Company was introduced to Select and Williams who represented that they had the experience, reputation and resources to raise the needed capital and to provide needed equipment and operating financing of approximately $6,000,000. The Company entered into an agreement with Select to raise the funds and perform certain financial advisory services. In April 1997, Select negotiated the offering and issuance of the convertible debentures for approximately $530,000 in proceeds. Following the attempted conversion of the debentures by the investors, the Company discovered evidence to indicate that numerous false and misleading statements were made by unauthorized persons in connection with the sale of the debentures; various documents were changed without the knowledge of the Company; unlicensed broker-dealers sold the debentures; and Williams and Select made material omissions to the Company and to the purchasers. The Company filed suit but has since reached settlements with all of the investors. The Company plans to continue with the prosecution of its claims against Select and Williams. Management believes that it will prevail in the litigation against Select and Williams. See "Business - Litigation."

         CLAIMS INVOLVING STOCKHOLDERS. The Company has initiated a suit in Nevada to recover shares issued and damages from a former director for failure of consideration. During the year ended June 30, 1994, the Company issued 1,000,000 shares of the Common Stock to a former director of the Company based upon the director's representation that he would arrange large-scale financing and capital from certain proposed contributors. During the year ended June 30, 1997, actions were taken to cancel the shares of the Common Stock because the Company contended that the issuance was conditional upon performance by the former director to consummate the financing. In 1997, the Company learned that a lender to the former director asserted a pledge of 500,000 shares of the Common Stock as collateral for a loan. The 500,000 pledged shares of the Common Stock issued to the director are included as issued and outstanding shares in the accompanying Consolidated Financial Statements at June 30, 1998 and 1997. See "Business - Litigation."

         PAST DUE ACCOUNTS. Over the last several months, the Company has had discussions with its primary systems development vendor, TRW, Inc., an Ohio corporation ("TRW"), regarding past due accounts. TRW has and continues to perform software development and strategic integration and management services regarding the testing, development and deployment of the Systems. The Company became delinquent in the payment of costs and fees under contracts with TRW (see
Note 6 to the Consolidated Financial Statements that are included elsewhere in this Prospectus) and, accordingly, TRW, although not having filed formal legal actions, threatened the Company that it would withhold delivery of source codes of developed software, if the past due amounts were not paid. The Company and TRW verbally agreed that the Company would make payments at the rate of three times TRW's weekly on-going costs with respect to work performed for the benefit of the Company, plus a fee equal to 15 percent of costs, until the past due accounts were liquidated. As of the date of this Prospectus, the Company has been making payments agreed to be made to TRW, and management expects that the Company will continue to do so. The payable to TRW at one time had been as high as $897,762, but as of July 6, 1998 the outstanding account balance was approximately $225,000. If the Company defaults in its agreed payment schedule, and TRW carries through with its threat to withhold the delivery of the source codes or other key deliverables, the TMI operations would be shut down, or severely restricted from analyzing clinical data. See "Business
- Litigation."

         As of April 21, 1998, the Company owed approximately $397,745.56 in legal fees to the law firm of Looper, Reed, Mark & McGraw Incorporated (the "Attorneys"). The Company executed a Promissory Note dated May 1, 1998 consolidating the balance of fees owed to the Attorneys through April 21, 1998 (the "Promissory Note") the principal of which increases by any additional fees or expenses incurred by the Attorneys. The terms of the Promissory Note provided for interest to accrue on the unpaid principal at a rate of one percent per month. The Company is obligated to make monthly payments of $50,000, including accrued interest, which may increase in the event the Company obtains a certain level of financing, until all principal and interest are paid in full. The Promissory Note incorporates the terms of two pledge agreements executed by the Company and TMI which provide security for the amounts due under the Promissory Note and on future outstanding accounts with the Attorneys (the "Pledge Agreements"). The security interests granted pursuant to the Promissory Note and Pledge Agreements cover the Company's common stock holdings in TMI and the intellectual property of both the Company and TMI. See "Business - Past Due Accounts." If an event of default were to occur under the Promissory Note or the Pledge Agreements, the Company's interest in TMI, its 80 percent subsidiary (including the TMI System), and/or the intellectual property relating to the CTI System could be sold to satisfy the outstanding debt. As of October 8, 1998, the total amount due on the Promissory Note and for subsequent fees was approximately $273,704. As of the date of this Prospectus, the Company has made all payments due under the Promissory Note, and management expects that the Company will continue to do so.

         NEW PRODUCT DEVELOPMENT AND INTEGRATION; TECHNOLOGICAL CHANGE. Upon first introduction, many physicians may equate the Systems with the predecessor technology of "thermography," an analog infra-red camera system without the Company's computer algorithm analysis using computed thermal data gathered by high quality digital thermal imaging cameras, and educating physicians that the Systems are new technology may take more time than anticipated by management. The market for the Systems is characterized by rapid technological advances, changes in customer requirements and frequent new product introductions and enhancements. The Company's future success will depend upon its ability to enhance and integrate its current product line, to complete products currently under development, to develop and introduce new products that keep pace with technological developments, and to respond to evolving customer requirements. Any failure by the Company to anticipate or respond adequately to technological developments by its competitors or to changes in customer requirements, or any significant delays in product integration, development or introduction could result in a loss of competitiveness or revenues. Timeliness of delivery of either a System when ordered or services for a System delivered is of critical importance to certain customers, and the Company's failure to successfully develop and ship such products in a timely manner could result in cancellation of customer orders which would have a material adverse effect on the Company's business and results of operations. TMI has no assurance that it can finance its development, marketing, or production costs. In an effort to raise the needed capital, the Company has executed the Investment Agreement with Bristol Asset Management, L.L.C. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources." At the date of this Prospectus there is no known financing source for TMI, so the Company must fund or finance the balance of the clinical trials and any subsequent development, operating costs, marketing and production costs until TMI develops its business and either arranges financing or is profitable. All risk factors set out in this Prospectus for the Company also apply to the risks of the Company's investment in TMI. There can be no assurance that the Company will be successful in completing its product integration efforts or in developing and marketing new products or product enhancements on a timely or cost-effective basis, and such failure could have a material adverse effect on the Company's business, financial condition and results of operations. See "Business - Products."

         DEPENDENCE ON THE CTI SYSTEM AND THE TMI SYSTEM; UNCERTAINTY OF MARKET ACCEPTANCE. The Company's success is dependent on the development and market acceptance of its CTI System and the TMI System. All of the Company's revenues will be derived from the placement or sale of the Systems for the global health care market. The market for the Systems is still relatively undeveloped and may not experience material expansion in the near future as planned by management. In the event that the Company's market does not develop as anticipated, the Company's business, financial condition and results of operations would be adversely effected. The rate of deploying the TMI System in the United States will depend upon the degree to which clinics and physicians accept, due to the worldwide existence of mammography equipment, after PMA approval, if obtained, the TMI System as complementary to mammography to detect breast cancer (the only claim authorized for ongoing clinical trials) or as an independent examination technology. TMI management believes the TMI System results will be accepted by the medical community.

         The commercial success of the Systems will depend upon their acceptance by the medical community as useful and cost-effective. There can be no assurance that the Company can market the Systems or that the Company will introduce new products that achieve significant market acceptance in the future. Moreover, when the Systems are being marketed for sale or use, new product introductions or enhancements by the Company's competitors or the use of other technologies could cause a decline in sales or loss of market acceptance of the Systems. In addition, third-party payors in the U.S., such as governmental programs and private insurance plans, can indirectly affect the pricing or the relative attractiveness of the Systems by regulating the maximum amount of reimbursement that they will provide for the taking, storing and interpretation of medical images. A decrease in the reimbursement amounts for imaging procedures may decrease the amount which physicians, clinics and hospitals are able to charge patients for such services. In management's view, the acceptability and adaptability of the Systems could be enhanced by such a decrease because the Systems are less costly to use and deploy than magnetic resonance imaging ("MRI") or computed tomography ("CAT") scan. Third-party payors may require FDA approval before authorizing any payment codes solely for use of either of the Systems, although physicians might still use the Systems as a diagnostic tool even without separate payment codes. In the event that the Systems and products under development do not achieve market acceptance, the Company's business, financial condition and results of operations could be adversely effected. See "Business - Products" and "-Third-Party Reimbursement."

         TMI DEPENDENCE ON THE COMPANY. TMI is an 80 percent owned subsidiary of the Company that has developed the TMI System exclusively using contributions of capital from the Company. The efficacy of the TMI System is currently subject to confirmation in FDA clinical trials as a tool complementary to mammography. TMI will have no source of revenue, other than contributions to its capital made by the Company, until the clinical trials are successfully concluded and TMI or the Company then is able to market for sale or use the TMI System. TMI has no assurance that it can finance its development, marketing, or production costs. The Company must fund or finance the balance of the clinical trials and any subsequent development, operating, marketing and production costs until TMI develops its business and then is capable of financing its operations. Management believes that the Investment Agreement should provide the Company with a sufficient amount of capital to fund the completion of FDA clinical trials on the TMI System after the Registration Statement becomes effective to which this Prospectus relates, a prerequisite to the obligations thereunder to make contributions to the Company. All risk factors set forth in this Prospectus for the Company also apply to the risk of the Company's investment in TMI.

         RISKS APPLICABLE TO FOREIGN SALES. Sales of the Company's products to foreign markets may account for a substantial portion of the Company's forecasted revenues. Foreign sales expose the Company to certain risks, including the difficulty and expense of maintaining foreign sales distribution channels, barriers to trade, potential fluctuations in foreign currency exchange rates, political and economic instability, availability of suitable export financing, accounts receivable collections, tariff regulations, quotas, shipping delays, foreign taxes, export licensing requirements and other United States and foreign regulations that may apply to the export of medical equipment. The regulation of medical devices worldwide also continues to develop, and there can be no assurance that new laws or regulations will not have an adverse effect on the Company. In addition, the Company may experience additional difficulties in providing prompt and cost effective service of its thermal imaging systems in foreign countries. The Company does not carry insurance against such risks. The occurrence of any one or more of these events may individually or in the aggregate have a material adverse effect upon the Company's business, financial condition and results of operations. See "Business - Risks of Doing Business in the PRC and Other Foreign Countries."

         DEPENDENCE ON CONTRACTS WITH THIRD PARTIES. The Company does not manufacture the hardware and operating software components of the Systems but rather purchases these components from third parties in accordance with specific design specifications. Although there is more than one manufacturer capable of manufacturing these components, the failure of any one manufacturer to deliver its components in a timely manner could result in a loss of business for the Company and further result in time delays for installation of the Systems. The anticipated cost of production could increase if the Company is required to seek and make arrangements for different manufacturers to produce the components as a precaution. Moreover, even though the Company may seek a remedy from a manufacturer, any thermal imaging component manufactured by such third party may be defective, resulting in a type of claim for damages against the Company for which the Company may not have the right to claim from the manufacturer.

         NEED FOR FDA AND FOREIGN GOVERNMENTAL APPROVALS; GOVERNMENT REGULATION. The Company's products may be regulated as medical devices by the FDA under the Federal Food, Drug and Cosmetic Act (the "FDC Act") and the regulations promulgated thereunder. As such, these devices require compliance with either FDC Act Section 510(k), or acceptance of a premarket approval application (herein referred to as "PMA") by the FDA. Satisfaction of applicable regulatory requirements may take several years and varies substantially based upon the type, complexity and novelty of such devices, as well as the clinical procedure. Although filings and governmental approvals may be required in some foreign countries before the devices can be marketed, other countries may require no approval. There can be no assurance that further clinical trials of the Systems or of any future products will be successfully completed or, if they are completed that any requisite FDA or foreign governmental clearances or approvals will be obtained.

         The CTI System includes a thermal camera, basic software, an application protocol, and Quantitative Thermal Analysis ("QTA") Lab. The Company does not have, and has not applied for, specific FDA approval for the basic CTI System. The Company has concluded that the CTI System, as configured, can be marketed and sold in the United States without any further FDA approval pursuant to any exemption under Section 510(k) of the FDC Act. A 510(k) exemption has been issued by the FDA for the manufacturer of the camera and software currently used by the Company in the basic CTI System. The Company intends to use thermal imaging devices that would qualify under such 510(k) exemption. As a result, management believes no additional FDA approval is required in order for health care providers or radiologists in the United States to use the CTI System. However, if the CTI System is marketed under the 510(k) exemption, any health care provider could only rely upon non-specific payment codes for billing purposes in connection with third-party reimbursement, which could limit the incentive for health care providers to use the CTI System. Nevertheless, as long as the Company uses a thermal imaging collection system that has been cleared for 510(k) exemption in favor of the third-party manufacturer by the FDA, management believes that the Company may sell the CTI System in the United States without any further action by the FDA. The Company could add additional analytical software to the basic system which may require the Company to apply for a particular 510(k) exemption, or even for a PMA for a specific medical use of the CTI System, in which case the 510(k) exemption process may take a few months. Any PMA application will require substantial cost and many months of clinical trials and independent examinations to confirm any specific medical claims under which the CTI System may be sold in the United States. Sales of the basic CTI System outside the United States may require governmental approvals in some countries and may require no approvals in others.

         The TMI System consists of the same camera and software as the basic CTI System along with additional image processing and analytical software and a patient-positioning table. Because of the additional image processing and analytical software, the TMI System will require FDA approval for its sale and use. Consequently, TMI is conducting clinical trials, the results of which will be submitted to the FDA for a PMA to enable the sale of the TMI System. Management expects that the TMI System, after completion of the clinical trials and confirmation, will be a unique process which is complementary to mammography to identify and distinguish malignant from benign tumors. TMI has been conducting clinical trials for almost one year, after completion of pre-testing examinations and development of data required to qualify for the PMA. See "Business - Government Regulation." To make any further medical efficacy claims for use of the TMI System independent of mammography or any other imaging modality, TMI would necessarily be required to conduct other clinical trials further authorized by the FDA, which would require substantial cost and additional time for development and conduct of pre-test and clinical trials. The PMA process for the TMI System may not be successfully completed. If the Company is unable to raise the necessary money to fund the ongoing clinical trials which are a part of the PMA process for the TMI System, the Company would be forced to abandon its attempt to obtain a PMA from the FDA. If the PMA is not successfully completed, it could substantially restrict the sales of the TMI System in the United States. Sales of the TMI System outside the U.S. may require governmental approvals in some countries and may require no approvals in others.

         FDA or other governmental clearances or approvals of products developed by the Company in the future may require substantial filing fees, or costs to conduct clinical trials, which could limit the number of applications sought by the Company and may entail limitations on the indicated uses for which such products may be marketed. In addition, approved or cleared products may be subject to additional testing and surveillance programs required by the FDA and other regulatory agencies, and product approvals and clearances could be withdrawn for failure to comply with regulatory standards or by the occurrence of unforeseen problems following initial marketing. The Company is also required to adhere to applicable requirements for current good manufacturing practices and other health requirements, to engage in extensive record keeping and reporting, and to comply with the FDA's product labeling, promotional and advertising requirements. See "Business - Government Regulation."

         DEPENDENCE UPON KEY PERSONNEL. Although the Company depends on outside manufacturing and servicing capabilities, there are and will be acute dependence upon certain key members of management and technical personnel. Particular reliance will be made on David A. Packer, the President of the Company, formerly an employee of TRW. Furthermore, a part of the Company's current marketing emphasis is based upon opportunities in the PRC and Thailand. General Richard V. Secord, the Company's Chief Operating Officer, has been a key person in negotiating the Company's inroads into these markets. Moreover, Kenneth M. Dodd, TMI's President, has been developing the TMI System, which is configured for breast cancer detection. Certain other key personnel will be added on an "as needed" basis to complete the tactical management group. Because of the specialized nature of the Company's business, the Company's ability to maintain its competitive position will depend, in part, upon its ability to attract and retain highly qualified people in the areas of management and technology while maintaining relationships with leading research institutions. However, if the Company wishes to expand its scope of product and market coverage, there can be no assurance that the Company will be able to attract the personnel on a timely basis to accomplish such advancements. The loss of the services of Messrs. Packer or Dodd or General Secord, or other key individuals may adversely affect the Company's business and prospects. At this time, the Company does not carry key man life insurance on any of its employees. See "Business" and "Management."

         ABILITY TO MANAGE PROJECTED GROWTH. Should the Company's growth strategy prove successful, a significant strain may be placed on the Company's customer service and support operations, sales, administrative personnel and other resources. The Company's ability to manage future growth, if any, effectively will require the Company to continue to improve its operational, management and financial systems and controls and to train, motivate and manage its employees. In particular, if financing or equity raising efforts are successful, the Company will be required in the near future to recruit a significant number of technically qualified personnel to expand its direct sales force and customer support group. As a result, the Company is subject to certain growth-related risks, including the risk that it will be unable to retain the necessary personnel or acquire other resources necessary to service such growth adequately. There can be no assurance that the Company can expand this resource as rapidly as necessary or finance the working capital needed for such expansion. If the Company's management is unable to effectively manage future growth, if any, the Company's business, financial condition and results of operations could be adversely effected.

         COMPETITION. Competition in some markets for the Systems may be intense. A large number of companies offer imaging systems which may be offered as competitive with those of the Company. Many of the Company's competitors are larger and more established and have substantially more financial, technical, research and development and marketing resources than the Company. Several large multi-national corporations offer competitive products, such as X-ray or MRI equipment. Other large corporations have the technical and financial ability to design and market competitive products, and some of them have produced and marketed such products in the past. There can be no assurance that such large potential competitors will not elect to reenter the market competing with the Systems, which could have a material adverse effect on the Company's ability to sell the Systems. There can be no assurance that the Company will be able to compete successfully in the future, or that future competition for product sales will not have a material adverse effect on the business, financial condition and results of operations of the Company. See "Business - Competition."

         UNCERTAIN PROTECTION FOR INTELLECTUAL PROPERTY; POSSIBLE CLAIMS OF OTHERS. The Company generally does not rely solely on patent protection with respect to its products. However, the Company does rely on a combination of copyright and trade secret laws, employee and third-party nondisclosure agreements, and other protective measures to protect intellectual property rights pertaining to its products and technology. As of the date of this Prospectus, no patents have been issued to the Company. However, TMI has filed a formal patent application with respect to its proprietary patient positioning system and a provisional patent application covering the algorithm process involved with the TMI System, and expects to file additional patent applications in the future. In the meantime, there can be no assurance that applicable copyright or trade secret law or nondisclosure agreements will provide meaningful protection of the Company's copyrights, trade secrets, know-how or other proprietary information in the event of any unauthorized use, misappropriation or disclosure of such copyrights, trade secrets, know-how or other proprietary information. In addition, the laws of certain foreign countries do not protect the Company's intellectual property rights to the same extent as do the laws of the United States. There can be no assurance that the Company or TMI will be able to protect its intellectual property successfully.


         The Systems and component technology incorporate subject matter that the Company believes is in the public domain or that it otherwise has the right to use. There can be no assurance that third parties will not assert patent, copyright or other intellectual property infringement claims against the Company with respect to the Systems or technology or other matters. There may be third party patents, copyrights and other intellectual property relevant to the Systems and technology which are not known to the Company. Although no third party has asserted that the Company is infringing such third party's patent rights, copyrights or other intellectual property, there can be no assurance that litigation asserting such claims will not be initiated, that the Company would prevail in any such litigation, or that the Company would be able to obtain any necessary licenses on reasonable terms if at all. Any such claims against the Company, with or without merit, as well as claims initiated by the Company against third parties, can be time consuming and expensive to defend or prosecute and to resolve. See "Business - Patents and Intellectual Property."

         LICENSE WITH TMI. Upon the formation of TMI, the Company entered a License Agreement licensing to TMI all of its intellectual property, medical protocols, CTI System configurations, independent contractor component trade secrets and similar technology for the purpose of enabling TMI to proceed to develop its TMI System for the detection of breast cancer in North America only. Under the terms of the License Agreement, improvements made to the CTI System were cross-licensed to both parties to use, royalty free, while ownership of such improvements were retained by the party making the improvement. The technology that continued to be owned by TMI after the expiration of the License Agreement is the refinement made to the technology originally licensed by CTI to TMI. This includes improvements made to the patient positioning bed and improvements and automation applied to the system software. The License Agreement executed on June 8, 1996 has now expired by its terms, but before such expiration, the Company and TMI entered into the Stock Transfer Agreement dated January 28, 1997 by which the Company obtained controlling interest (over 80 percent) of the outstanding common stock of TMI. In the Stock Transfer Agreement, TMI agreed, in consideration for the Company's contributions for the development of its technology and for clinical trials, that TMI and the Company would cross-license each other for all technology developments with respect to breast cancer imaging. The Company has not entered a separate written license agreement with TMI, relying at this time only on the above-referenced agreement requiring a reasonable cross-license as consideration for such contributions, the terms of which would be further delineated in the event the Company were to decide to transfer control of TMI.

         Although the Company has voting control over TMI as of the date of this Prospectus, certain events could occur, such as an event of bankruptcy or the possible exercise of rights by any vendor in the event of a collateral or statutory materialman's lien, that could result in the loss of control by the Company over TMI or its technology. In such an event, the absence of a binding license agreement could result in the loss by the Company of the TMI System technology. The Company has granted to the Attorneys a lien on all of the shares of the common stock of TMI owned by the Company. In addition, the Attorneys also have a lien on all of TMI's technology in the TMI System. Both liens have been granted to the Attorneys to secure a negotiable promissory note for outstanding and accrued legal fees. See "Business - Patents and Intellectual Property"; also see "Business - Litigation - Past Due Accounts."

         UNCERTAINTY IN U.S. HEALTH CARE INDUSTRY. Cost containment measures instituted by health care providers as a result of regulatory reform or otherwise could result in greater selectivity in the allocation of capital funds. Such selectivity could have a material adverse effect on the Company's ability to sell the Systems and services. See "Business - Third Party Reimbursement."

         PRODUCT LIABILITY RISK; LIMITED INSURANCE COVERAGE. The manufacture and sale of medical image information systems entail significant risk of product liability claims. The Company believes it needs no product liability insurance now because the Systems are either in development or operated by TMI, which carries insurance for its clinical trials. There can be no assurance that the Company can obtain insurance coverage with limits adequate to protect the Company from any liabilities it might incur in connection with the sale of the Systems. The Company anticipates obtaining product liability coverage as products are commercialized. Such insurance is expensive and in the future may not be available on acceptable terms, if at all. A successful product liability claim or series of claims brought against the Company in excess of its insurance coverage could have a material adverse effect on the Company's business, financial condition and results of operations. The Company believes thermal imaging is a completely safe procedure, without the harmful radiation produced with X-rays, but the Company could still be required to defend claims as a defendant for a claim for failure to detect a malady. Even though the CTI System is only a tool and does not diagnose, the Company could be called upon to devote its capital toward defense costs. In the opinion of management, the Company's liability should be limited to any foreseeable damages proximately resulting from improper operation of a CTI System, but lawsuits without insurance protection could occur.

         NO COMMITMENT TO PURCHASE SHARES. No entity or individual, including any selling agent, the Company, its officers or its directors, has any obligation to purchase any of the shares of the Common Stock to be resold or underlying the Compensation Warrants, Resale Warrants, or Resale Options . Any of the shares of the Common Stock which may be offered for sale by the Selling Stockholders will be offered through the secondary market, and consequently no assurance can be given that any such shares will be sold or that the Selling Stockholders or subsequent purchasers will be able to sell their shares of the Common Stock for the same price as they were purchased. Pursuant to the terms of the Investment Agreement, the Company may require Bristol Asset Management, L.L.C. ("Bristol") to purchase the Newly Issued Shares. However, the number of the Newly Issued Shares which the Company may require Bristol to purchase is subject to various monthly and aggregate limitations. Moreover, Bristol is not required to purchase any of the Newly Issued Shares until the Company has fulfilled certain conditions precedent set forth in the Investment Agreement.

         SALES OF SHARES OF THE COMMON STOCK TO CERTAIN PARTIES. Prior to the date of this Prospectus, certain officers, directors and related parties engaged in business transactions with the Company. Primarily, the Company sold shares of the Common Stock for cash and in exchange for services rendered to the Company by Thermal Imaging, Inc. (herein sometimes referred to as "TII"), a company controlled by affiliates of David B. Johnston, the Chairman of the Board, to Daron Dillia doing business as Manhattan Financial Group, a consultant to the Company, and to PDH, Ltd., a company controlled by Doug Holt, a consultant to the Company. All shares of the Common Stock issued to those persons were restricted securities pursuant to Rule 144 promulgated under the Securities Act ("Rule 144"), and were priced at a value of about 50 percent of the then current trading price of free trading shares. Management believes that the terms of these transactions were as favorable to the Company as those which could have been obtained from unaffiliated third parties under similar circumstances. All future transactions between the Company and its affiliate will be on terms no less favorable than could be obtained from unaffiliated third parties and will be approved by a majority of the disinterested members of the Board of Directors of the Company. See "Management - Certain Transactions."

         POSSIBLE CONFLICTS OF INTEREST. Many of the officers and directors of the Company are also officers and/or directors of other companies, some of which are affiliates of the Company. David B. Johnston is the Chairman of the Board and Chief Executive Officer of the Company and also is a director and represents a controlling stockholder (by attribution among family members) of TII, which beneficially owed approximately 16.7 percent of the Common Stock as of October 29, 1998. Potential conflicts could arise in the future whenever the Company prices restricted shares of the Common Stock to be sold to TII or any other affiliate of the Company. Additionally, some decisions to be made by Mr. Johnston as a director on behalf of the Company could be in conflict with the interest of a Selling Stockholder. General Richard V. Secord is an officer and director of the Company and is also a director of TMI and the Chief Operating Officer of TriSun/CTI Asia, Ltd., a no-asset company formed in Cyprus to purchase the Systems for installation in hospitals in the PRC. Each of the foregoing companies can be construed as affiliated with the Company or a company with which the Company has material contracts. There are numerous possibilities of conflicts of interest which could arise based upon the common control of the Company and the roles of Mr. Johnston, Kenneth M. Dodd, the President of TMI, and General Secord, and their respective roles in management of the affiliates. Although each of the officers and directors of the Company will make every effort to work in the best interests of the Company, there is no assurance that if a conflict arises it will be resolved in favor of the Company.

         RETENTION OF CONTROL. The Company's officers, directors and principal stockholders beneficially will own approximately 34 percent of the outstanding shares of the Common Stock at the completion of the Offering, without taking into account any of the Newly Issued Shares, any shares of the Common Stock underlying the Compensation Warrants, or Resale Warrants. As a result, the officers, directors and principal stockholders of the Company will have the ability to control the day-to-day affairs and the fundamental policies of the Company. Voting together, such stockholders, including the officers and directors of the Company, could possibly block any major corporate transactions, such as a merger or a sale of substantially all of the Company's assets, which under Nevada law require the affirmative vote of holders of a majority of the outstanding shares of the Common Stock of the Company. See "Management" and "Principal Stockholders."


         ANTI-TAKEOVER PROVISIONS. The Company's Articles of Incorporation and Bylaws contain provisions that may have the effect of discouraging certain transactions involving an actual or threatened change of control of the Company. In addition, the Board of Directors has the authority to issue up to 3,000,000 shares of the Preferred Stock defined hereinafter in one or more series and to fix the preferences, rights and limitations of any such series without stockholder approval. The ability to issue shares of the Preferred Stock could have the effect of discouraging unsolicited acquisition proposals or making it more difficult for a third party to gain control of the Company, or otherwise could adversely affect the market price of the Common Stock. See "Description of Securities." In addition, TMI's Articles of Incorporation likewise provide for the issuance of preferred shares which could have anti-takeover implications, but the Company maintains an 80 percent controlling interest to change those terms if the Company desires to do so.

         DIVIDEND POLICY. The Company has not paid or declared any cash dividends with respect to the Common Stock, nor does it anticipate any such payments or declarations in the foreseeable future. Any future dividends will be declared at the discretion of the Board of Directors and will depend, among other things, on the Company's earnings, if any, its financial requirements for future operations and growth, and such other factors as the Company may then deem appropriate. Investors should not rely on the receipt of dividends in the near future or at any time in the future when evaluating the merits of an investment in the shares of the Common Stock. See "Price Range of Common Stock and Dividend Policy."

         SHARES ELIGIBLE FOR FUTURE SALE. Sales of substantial amounts of the Common Stock in the public market following the completion of the Offering could have an adverse effect on the market price of the Common Stock. As of October 29, 1998, there were approximately 48,834,512 shares of the Common Stock issued and outstanding. Upon completion of the Offering, all of the shares of the Common Stock being registered hereby and approximately 33,263,187 shares of the Common Stock held by current stockholders of the Company will be immediately eligible for public sale without restrictions. The remaining approximately 10,233,584 shares of the Common Stock are "restricted securities" as that term is defined under Rule 144 promulgated under the Securities Act. No prediction can be made as to the effect, if any, that future sales of additional shares of the Common Stock or the availability of such shares for sale under Rule 144, other applicable exemptions or otherwise will have on the market price of the Common Stock prevailing from time to time. Sales of substantial amounts of the Common Stock in the public market, or the perception that such sales could occur, could adversely affect prevailing market prices of the Common Stock. See "Principal Stockholders."

         IMPACT ON MARKET OF DEBENTURE CONVERSION OR WARRANT OR OPTION EXERCISE. In the event of the exercise of a substantial number of the outstanding Warrants and Resale Options within a reasonably short period of time after the right to convert or exercise commences, the resulting increase in the amount of the Common Stock in the trading market could substantially affect the market price of the Common Stock. See "Description of Securities."

         NO ASSURANCE OF ACTIVE PUBLIC MARKET; POSSIBLE VOLATILITY OF THE COMMON STOCK. Although the Common Stock is quoted on the OTC Bulletin Board, there can be no assurance that an active public market for the Common Stock will be sustained after the Offering. The trading price of the Common Stock could be subject to wide fluctuations in response to quarter to quarter variations in operating results, announcements of innovations or new products by the Company or its competitors, and other events or factors. In addition, the stock market has from time to time experienced extreme price and volume fluctuations which affects the market price of securities of publicly traded companies and which have often been unrelated to the operating performance of these companies. Broad market fluctuations may adversely affect the market price of the Common Stock. See "Price Range of Common Stock and Dividend Policy" and "Description of Securities."

         "PENNY STOCK" ISSUES. The shares of the Common Stock are "penny stocks" as defined in the Exchange Act, which are traded in the over-the-counter market on the OTC Bulletin Board. As a result, an investor may find it more difficult to dispose of or obtain accurate quotations as to the price of the shares of the Common Stock being registered hereby. In addition, the "penny stock" rules adopted by the Commission under the Exchange Act subject the sale of the shares of the Common Stock to certain regulations which impose sales practice requirements on broker-dealers. For example, broker-dealers selling such securities must, prior to effecting the transaction, provide their customers with a document which discloses the risks of investing in such securities. Furthermore, if the person purchasing the securities is someone other than an accredited investor or an established customer of the broker-dealer, the broker-dealer must also approve the potential customer's account by obtaining information concerning the customer's financial situation, investment experience and investment objectives. The broker-dealer must also make a determination whether the transaction is suitable for the customer and whether the customer has sufficient knowledge and experience in financial matters to be reasonably expected to be capable of evaluating the risk of transactions in such securities. Accordingly, the Commission's rules may limit the number of potential purchasers of the shares of the Common Stock.

         If the Company can meet the listing requirements in the future, management intends to apply to include the shares of the Common Stock being registered hereby for quotation on The Nasdaq SmallCap Market operated by The Nasdaq Stock Market. The Common Stock has not yet been approved for quotation on The Nasdaq SmallCap Market and there can be no assurance that an active trading market will develop or if such market is developed that it will be sustained. The Nasdaq Stock Market recently approved changes to the standards for companies to become listed on The Nasdaq SmallCap Market, including, without limitation, new corporate governance standards, a new requirement that companies seeking listing have net tangible assets of $2,000,000, market capitalization of $35,000,000 or net income of $500,000 and other qualitative requirements. If the Company is unable to satisfy the requirements for quotation on The Nasdaq SmallCap Market, trading in the Common Stock being registered hereby would continue to be conducted on the OTC Bulletin Board. Even if the shares of the Common Stock are listed for quotation on The Nasdaq SmallCap Market, the market price of the shares must remain above $5.00 per share or else such shares will be subject to the "penny stock" rules of the Commission discussed above. If the market price of such shares falls below $1.00 per share, such shares will be delisted from The Nasdaq SmallCap Market and will once again be quoted on the OTC Bulletin Board.

         In addition to the recent changes in The Nasdaq SmallCap Market listing requirements discussed above, the National Association of Securities Dealers, Inc. (the "NASD") has recently announced changes in the requirements for continued quotation on the OTC Bulletin Board. Essentially the new rules require OTC Bulletin Board companies to file quarterly and annual reports, required under the Exchange Act, with the Commission or appropriate banking or insurance regulators. If companies currently quoted on the OTC Bulletin Board do not comply with the new NASD rules, their shares will only be quoted in the less automated "Pink Sheets," a system run by the National Quotation Bureau, Inc. As stated in this Prospectus, the Company is seeking registration under the Exchange Act and consequently will be obligated to make all filings required under the Exchange Act. If for some reason the Company should fail in its registration efforts described in this Prospectus or not file its required reports pursuant to the Exchange Act, it is possible that the Company would no longer be eligible for quotation on the OTC Bulletin Board and would be relegated to the "Pink Sheets." There can be no assurance that an active trading market will develop for the shares of the Common Stock in the "Pink Sheets" or if such market is developed that it will be sustained.

         Moreover, various state securities laws impose restrictions on transferring "penny stocks," and as a result, investors in the Common Stock may have their ability to sell their shares of the Common Stock impaired. For example, the Utah Securities Commission prohibits brokers from soliciting buyers for "penny stocks," which makes selling them more difficult.

         NEED TO MAINTAIN A CURRENT PROSPECTUS. The Company must maintain a current prospectus in order for the Selling Stockholders to sell the shares of the Common Stock to which this Prospectus relates. In the event that the Company is unable to maintain a current prospectus due to lack of sufficient financial resources or for other reasons, the Selling Stockholders may be unable to resell their shares of the Common Stock in any public market.

         SHARES RESERVED FOR ISSUANCE. The Company has 12,642,698 shares of the Common Stock reserved for issuance upon the exercise of the Warrants and the Resale Options. These convertible securities are convertible or exercisable at prices that range from fixed prices of $0.60 to $5.00 per share and at variable prices depending on the market price of the Common Stock and expire on various dates extending to June 12, 2005. There can be no assurance that any of these securities will be sold or converted or exercised, or that the Company will receive any proceeds from the conversion or the exercise thereof. The exercise or conversion of these securities, and the resale of the underlying shares of the Common Stock, could have a dilutive effect on the prevailing market price of the Common Stock. See "Management - Stock Options" and "Description of Securities."

         YEAR 2000 COMPLIANCE. The Year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any of the Company's computer programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities. The Company believes that its internal systems are Year 2000 compliant or will be upgraded or replaced in connection with previously planned changes to information systems prior to the need to comply with Year 2000 requirements. However, the Company is uncertain as to the extent its customers and vendors may be affected by Year 2000 issues that require commitment of significant resources and may cause disruptions in the customers' and vendors' businesses.

         FORWARD-LOOKING STATEMENTS AND ASSOCIATED RISK. Management believes that this Prospectus contains forward-looking statements, including statements regarding, among other items, the Company's future plans and growth strategies and anticipated trends in the industry in which the Company operates. These forward-looking statements are based largely on the Company's expectations and are subject to a number of risks and uncertainties, many of which are beyond the Company's control. Actual results could differ materially from these forward-looking statements as a result of the factors described herein, including, among others, regulatory or economic influences. In light of these risks and uncertainties, there can be no assurance that the forward-looking information contained in this Prospectus will in fact transpire or prove to be accurate. The inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.


                   PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

         The Common Stock is traded on the OTC Bulletin Board under the symbol "COII." The following table sets forth the range of high and low closing bid prices for the Common Stock for the periods indicated as reported by the NASD. These prices represent inter-dealer prices, without adjustment for retail mark-ups, mark-downs or commissions and do not necessarily represent actual transactions. There can be no assurance that an active trading market in the shares of the Common Stock will be sustained.


                                                           COMMON STOCK
                                                             BID PRICE
------------------                            ---------------------------------
CALENDAR YEAR 1996                                  LOW                    HIGH
------------------                            ------------------ --------------
Third Quarter                                      $0.94                   $2.84
Fourth Quarter                                     $1.19                   $2.13

CALENDAR YEAR 1997                                  LOW                    HIGH
------------------                            ------------------ --------------
First Quarter                                      $1.00                   $2.00
Second Quarter                                     $0.50                   $1.25
Third Quarter                                      $0.56                   $1.69
Fourth Quarter                                     $0.52                   $1.06

CALENDAR YEAR 1998                                  LOW                    HIGH
------------------                            ------------------ --------------
First Quarter                                      $0.47                   $0.81
Second Quarter                                     $0.50                   $1.11
Third Quarter                                      $0.75                  $2.125


         As of September 30, 1998, there were approximately 48,336,957 shares of the Common Stock issued and outstanding. The Company believes that the Common Stock was held by approximately 4,800 persons on that date.

         The Company has not paid or declared any dividends with respect to the Common Stock, nor does it anticipate paying any cash dividends or other distributions on the Common Stock in the foreseeable future. Any future dividends will be declared at the discretion of the Board of Directors and will depend, among other things, on the Company's earnings, if any, its financial requirements for future operations and growth and such other facts as the Company may then deem appropriate.

                                    CAPITALIZATION

         The following table sets forth the capitalization of the Company at June 30, 1998 and September 30, 1998. This table should be read in conjunction with the Company's Financial Statements and Notes thereto that are included elsewhere in this Prospectus.




                                                                     June 30, 1998 (1)   September 30, 1998 (1)
                                                                     -----------------   ----------------------
Stockholders' deficit:
  Common Stock, $0.001 par value,
  100,000,000 shares authorized;
  47,565,757 issued and outstanding
  on June 30, 1998 and September 30, 1998, respectively .........        $       47,566             $       47,566
  Additional paid-in capital.....................................            18,373,060                 18,373,060
  Subscription receivable (2)....................................              (525,000)                  (525,000)
  Losses accumulated during the development stage................           (20,682,969)               (21,887,904)
Total stockholders' deficit......................................           ($2,480,470)               ($3,992,278)
                                                                             ----------                 ----------
                                                                             ----------                 ----------


---------------------

(1) Does not give the effect to the issuance of (i) 18,229,167 shares of the Common Stock upon the purchase of the Newly Issued Shares; (ii) 2,552,083 shares of the Common Stock upon exercise of the Compensation Warrants; (iii) 3,840,615 shares of the Common Stock upon exercise of the Resale Warrants; (iv) 6,250,000 shares of the Common Stock upon exercise of the Resale Options; and (v) 771,200 shares of the Common Stock issued and outstanding but subject to rescission offers.

(2)      See "DESCRIPTION OF SECURITIES: STOCK NOT PAID UP."

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The following discussion and analysis of the combined financial condition and results of operations should be read in conjunction with the Consolidated Financial Statements of the Company and Notes thereto contained in this Prospectus. Statements contained in this "Management's Discussion and Analysis of Financial Conditions and Results of Operations," which are not historical facts may be forward-looking statements. Such information involves risks and uncertainties, including those created by general market conditions, competition and the possibility that events may occur which could limit the ability of the Company to maintain or improve its operating results or execute its primary growth strategy. Although the Company believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could be inaccurate, and there can therefore be no assurance that the forward-looking statements included herein will prove to be accurate. The inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved. Moreover, such forward-looking statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those projected. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

         In October 1996, the Company initiated its relationship with TRW Systems Integration Group (some subsequent contracts have been entered with other affiliates of the consolidated group, any of which companies may be referred to in this Prospectus as "TRW") to design a plan for systems integration to implement the Golden Health Telemedicine Contract and related contracts entered by a subsidiary affiliate of the Company (TriSun/CTI Asia, Ltd.) and a company formed by the Ministry of Public Health in the People's Republic of China. This initial agreement formed the long-term relationship with TRW, which later resulted in the execution of contracts with TRW for commercializing the CTI System and for developing the software and data analysis systems integration for the TMI System. The Company has deferred any further expenditures toward the Golden Health Telemedicine Contract until the Ministry of Public Health performs in causing the hospitals to place the letters of credit as provided in the contracts, but the Company has maintained communications with representatives of the Ministry of Public Health toward a plan for implementing those contracts. The Asian relationships also include an agreement entered in 1996 with Dr. Ladavan of the Orchard Hospital in Thailand for the purchase of one CTI System for $125,000, or 50 percent of its anticipated market value, setting forth an intention to enter a joint venture for the production and marketing of the CTI System in Thailand. The decision of the Company to defer further development for commencing those contracts was based primarily upon the decision of the Company to channel all of its resources to TMI for completion of the FDA clinical trials. The Company intends to resume its Asian relationships and to commence that business when funds become available.

         In 1996, the Company entered into a License Agreement with TMI and initiated the development by TMI of a new configuration of the CTI System to develop the TMI System for use in the detection of breast cancer for marketing in North America. When TMI was incapable of financing its activities, and when TMI had made progress through its pre-testing to obtain FDA approval to proceed for a PMA, the Company executed the Stock Transfer Agreement in 1997 to devote a primary portion of its funds toward the development of the TMI System and toward the clinical trials designed to obtain a PMA. This resulted in the development of clinical relationships with several health care providers and medical university teaching institutions. The clinical trial agreements require TMI to pay for the examinations using the TMI System as complementary medical technology with mammography. Commencement of the clinical trials also has resulted in TMI engaging QBRI, an independent consultant authorized by the FDA to verify clinical examination results.

GENERAL

         From inception through the most current fiscal period ending June 30, 1998, the Company has been involved in the research, development and production of its thermal imaging technology products. Although still in the development stage, the Company has generated nominal revenues of $125,000, from the sale of a CTI System to Thailand in 1996, and $55,815, from the sale of laser cards to a purchaser in the PRC in 1997. The Company has relied almost entirely on the sale of its securities to fund its research and development operations. The Company historically has sustained annual losses and will continue to sustain losses from its operations until its products achieve acceptance within the medical community and the public. As evidenced by the Consolidated Financial Statements of the Company included elsewhere in this Prospectus, the level of the Company's losses has been largely dictated by the amount of capital the Company has been able to raise and the volume of costs incurred under the research program being conducted with TRW.

CERTAIN MATERIAL CONTRACTS

         In addition to other agreements discussed elsewhere herein, the Company and TMI have entered into several material contracts over the last two years.

         TRW AGREEMENT. On October 29, 1996, the Company and TRW, Inc. - Systems Integration Group, Strategic Systems Division ("TRW") entered into an agreement wherein TRW agreed to provide systems management services, including testing, development, training, engineering, integration, and installation support, with regard to the CTI System (the "CTI-TRW Agreement"). Under the terms of the CTI-TRW Agreement, unless otherwise agreed to by the parties, the fee to be paid to TRW for its services shall be equal to the total costs associated with the performance of such services plus a fee of 15 percent of such costs. Payment terms are net 30 days after the date of invoice. The scope of work to be performed by TRW is established by the Company and may be revised from time to time based on the development of the CTI System. The term of the CTI-TRW Agreement is for two years from the date of execution and has not been extended. Either party may terminate the agreement at any time upon the giving of 30 days notice. All intellectual property developed by the parties during the term of the CTI-TRW Agreement will become the sole and exclusive property of the Company. In the event that new intellectual property is developed, the Company agrees to license, without royalty or fee, to TRW the right to use such property in non-medical applications or medical applications that do not involve the use of thermal imaging or soft tissue disorders. Moreover, the Company retains all ownership rights in and to any medical data collected or processed in connection with the agreement, free of any licensing obligations. In addition, the parties agree not to disclose certain confidential information exchanged under the agreement for a period of 3 years from the date of receipt.

         TMI-TRW AGREEMENT. TMI, the Company's 80 percent owned subsidiary, entered into a separate technical management and support agreement with TRW on June 19, 1996, wherein TRW agreed to provide technical management and support services to TMI in connection with clinical trials being conducted during TMI's breast cancer screening program (the "TMI-TRW Agreement"). Specifically, TRW is responsible for program management, subcontract management, systems engineering, system integration, testing, software analysis, documentation, delivery, installation, technician training and maintenance for each project phase. Under the terms of the TMI-TRW Agreement, unless otherwise agreed to by the parties, the fee to be paid to TRW for its services shall be equal to the total costs associated with the performance of such services plus a fee of 12.8 percent of such costs. Payment terms are net 30 days after the date of invoice. The scope of work to be performed by TRW is established by TMI and may be revised from time to time based on the development of the project. The term of the TMI-TRW Agreement is for a period of time until approximately 10,000 cases have been collected and analyzed. As clinical trials of the breast cancer screening program have progressed the parties have concluded that the original estimate of 10,000 cases will not be necessary to obtain sufficient patient data. As such, the parties plan to amend the TMI-TRW Agreement to establish a more definitive duration of the agreement.

         All intellectual property developed by the parties during the term of the TMI-TRW Agreement will become the sole and exclusive property of TMI. In the event that new intellectual property is developed, TMI agrees to license, without royalty or fee, to TRW the right to use such property in non-medical applications or medical applications that do not involve the business of thermal imaging for breast cancer detection or examination. Moreover, TMI retains all ownership rights in and to any medical data collected or processed in connection with the agreement, free of any licensing obligations. In addition, the parties agree not to disclose certain confidential information exchanged under the agreement for a period of three years from the date of receipt.

         USC AGREEMENT. TMI and the University of Southern California ("USC"), a California nonprofit educational institution, entered into a clinical trial agreement (the "USC Agreement") on May 5, 1997. Under the terms of this agreement, USC is to perform a clinical study of the screening of breasts for identification of suspicious tissue using clinical examination and mammography with and without the use of the TMI System. The goal of such study is to establish a specific confidence interval for the detection of breast cancer associated with the use of the TMI System. The USC Agreement provides that the study will be conducted in accordance with a protocol established by TMI. The estimated period of performance for the USC Agreement was undetermined at the time of its execution. By its terms, total costs to TMI under the USC Agreement shall not exceed $385,219. All right, title, and interest to any intellectual property that is the direct and specific result of the performance of the protocol shall belong to TMI. All right, title, and interest to any intellectual property which are conceived or made jointly by one or more employees of TMI and USC shall belong jointly to TMI and USC. All right, title, and interest to any other intellectual property developed or conceived under the study shall be considered property of USC.

         HRA AGREEMENT. TMI and the Health Research Association ("HRA"), a California nonprofit educational institution affiliated with the University of Southern California Medical Center, entered into a clinical trial agreement (the "HRA Agreement") on September 16, 1997. This agreement is under the same terms and conditions as the USC Agreement. (See above). Under the terms of this agreement, HRA is to perform a clinical study of the screening of breasts for identification of suspicious tissue using clinical examination and mammography with and without the use of the TMI System. The goal of such study is to establish a specific confidence interval associated with the use of the TMI System for the detection of breast cancer. The HRA Agreement provides that the study will be conducted in accordance with a protocol established by TMI. The protocol for the HRA Agreement is identical to the protocol established for the USC Agreement. The estimated period of performance for this agreement is from September 1, 1997 through September 1, 1998. By its terms, total costs to TMI under the HRA Agreement shall not exceed $385,219. All right, title, and interest to any intellectual property that is the direct and specific result of the performance of the protocol shall belong to TMI. All right, title, and interest to any intellectual property which are conceived or made jointly by one or more employees of TMI and HRA shall belong jointly to TMI and HRA. All right, title, and interest to any other intellectual property developed or conceived under the study shall be considered property of HRA.

         PROVIDENCE HOSPITAL AGREEMENT. TMI and the Providence Hospital of Washington, D.C.,a non-profit institution incorporated under the laws of the District of Columbia, entered into a clinical trial agreement (the "Providence Hospital Agreement") on February 14, 1998. Under the terms of the Providence Hospital Agreement, Providence Hospital is to perform a clinical study involving the screening of human breast tissue for identification of potentially cancerous tissue by using clinical examination and mammography with and without the use of the TMI System. The goal of such study is to establish a specific confidence interval for the detection of breast cancer utilizing the TMI System.

         The Providence Hospital Agreement provides that the study will be conducted by Providence Hospital in accordance with a protocol established by TMI. The estimated term of the Providence Hospital Agreement is from February 15, 1998 to February 15, 1999.

         All intellectual property that arises from, relates to, or is a direct and specific result of performance of the protocol and directly related to the TMI System shall belong to TMI. In addition, Providence Hospital agrees not to disclose certain confidential information exchanged in connection with the Providence Hospital Agreement and agrees to prevent disclosures of such information to all third parties in a manner in which it treats its own similar information.

         MT. SINAI MEDICAL CENTER AGREEMENT. TMI and the Mt. Sinai Medical Center, a non-profit institution incorporated under the laws of the State of Florida, entered into a clinical trial agreement (the "Mt. Sinai Agreement") on June 4, 1998. Under the terms of the Mt. Sinai Agreement, Mt. Sinai is to perform a clinical study involving the screening of human breast tissue for identification of potentially cancerous tissue by using clinical examination and mammography with and without the use of the TMI System. The goal of such study is to establish a specific confidence interval for the detection of breast cancer utilizing the TMI System.

         The Mt. Sinai Agreement provides that the study will be conducted by Mt. Sinai in accordance with a protocol established by TMI. The estimated term of the Mt. Sinai Agreement is from June 1, 1998 to December 31, 1998.

         All intellectual property that arises from, relates to, or is a direct and specific result of performance of the protocol and directly related to the TMI System shall belong to TMI. In addition, Mt. Sinai agrees not to disclose certain confidential information exchanged in connection with the Mt. Sinai Agreement and agrees to prevent disclosures of such information to all third parties in a manner in which it treats its own similar information.

         MARKETING AGREEMENT. On November 19, 1998 the Company entered into a Marketing Agreement with T.S.E.T., Inc. ("TSET"). The Marketing Agreement provides that TSET will use its best efforts and marketing resources to actively market the diagnostic thermal imaging system of the Company on a world wide basis. Under the terms of the Marketing Agreement, the Company is required, at its own cost, to provide sales materials and marketing and technical assistance to TSET in order to facilitate the placement of the systems. TSET is granted the nonexclusive authority to market and sell the systems throughout the world at prices to be set by the Company. TSET will be compensated under a commission fee structure based on a rate of 15 percent of the "value" of each system sold. Fees earned by TSET shall be paid either in cash or in the cash equivalent of the Common Stock of the Company, as elected by TSET. The term of the Marketing Agreement is for one year, but may be renewed for subsequent one year periods or longer as agreed upon by the parties. The Marketing Agreement does not contain any minimum sales requirements or other performance criteria providing for automatic termination, and may only be terminated prior to the expiration of the initial term by the mutual consent of the parties.

RESULTS OF OPERATIONS

         FIRST QUARTER ENDED SEPTEMBER 30, 1998 AND SEPTEMBER 30, 1997. The Company incurred a loss of $1,204,935 for the quarter ended September 30, 1998, as compared to a loss of $728,649 for the period ending September 30, 1997. The Company had no revenues in either period. The increase in losses was attributable to additional research costs associated with clinical testing of patients at four different clinical testing sites, and increased spending on legal and accounting fees in connection with the preparation of this Prospectus.


         General and administrative expenses increased from $262,210 during the first quarter of 1997 to $394,957 during the same period in 1998. This increase was due to increased legal and accounting fees for 1998 over 1997 and increases in salaries and personnel between the two periods. The Company's general and administrative activities focused on fund raising and support of research activities which included primarily, clinical testing in 1998 and development expenses with TRW in 1997. The Company did not utilize its common stock to fund compensation expenses in either quarter.

         During the first quarter of 1998, the Company spent $642,222 on research an development expenses compared with $351,884 in during the same period in 1997. Clinical testing costs during the first quarter of 1998 rose to $156,415 from $15,297 in the prior year's quarter. The Company's expenses incurred in connection with the TRW contracts increased to $235,038 in the first quarter of 1998 as compared to $216,587 in 1997. The Company will decrease its expenditures with TRW during the balance of the year and increase its clinical testing costs. The costs incurred for research equipment during the first quarter of 1998 were $85,769 and FDA consulting costs were $19,140 with no comparable expense in 1997. Interest expense increased to $168,489 from $114,555 during the first quarter of 1998 versus 1997 due to the realization of a $150,000 discount on a note payable to MFG. This discount is attributable to the fact that the notes are convertible into common stock at a rate of fifty percent (50%) of the market price of the Company's common stock at maturity. Depreciation expense increased in the first quarter of 1998 to $11,522 from $6,388 in 1997.


         The Company funded operations during the first quarters of 1998 and 1997 from advances from TII, PDH, Ltd. and MFG. See "Certain Transactions." The Company received funding of $596,548 in non-interest bearing advances in 1998 and $753,019 in non-interest bearing advances in the first quarter of 1997. The Company received loans from MFG in the amount of $335,000 during the first quarter of 1998 and received $336,849 in subordinated debenture proceeds in 1997. The Company also received $115,000 in legal services during the first quarter of 1998 which were incorporated into the Company's revolving note agreement with the Company's law firm. The Company also made payments of $150,000 to its law firm during the first quarter of 1998.

         FISCAL YEARS ENDED JUNE 30, 1998 AND JUNE 30, 1997. The Company incurred a loss of $5,943,855 for the year ended June 30, 1998, as compared to a loss of $3,349,614 for the same period ending June 30, 1997. The Company had no revenues in either period. The increase in losses was attributable to additional research costs associated with clinical testing of patients, increased compensation expenses recognized in connection with options issued to consultants, escalating interest expenses incurred as a result of outstanding subordinated debentures of the Company, and increased spending on legal and accounting fees in connection with the preparation of this Prospectus and registration with the Commission.

         General administrative expenses increased from $1,571,157 in 1997 to $3,167,690 in 1998. This increase was due to the recognition of a compensation expense in the amount of $1,050,167 in connection with the issuance of stock warrants to Manhattan Financial Group, William Harpster, and Ambient Capital in 1998. Legal and accounting fees for 1998 rose to $610,742 from $232,330 in 1997 as a result of work on this Prospectus, related registration matters and other transactions. The Company's general and administrative activities focused on fund raising, support of research activities, and development of business relationships in the United States and China. A significant portion of the compensation expense has been paid for by the Company with shares of the Common Stock, amounting to $306,681 in 1998 and $405,498 in 1997.

         In 1998, the Company spent $2,430,038 on research and development expenses compared with $1,753,366 in 1997. The increase resulted from higher clinical testing costs, $438,530 in 1998 and $54,577 in 1997. However, the Company's expenses incurred in connection with the TRW contracted decreased from $1,565,615 in 1997 to $1,237,905 in 1998 as a result of a shifting in contract objectives from product development and enhancement to support of clinical testing. The Company also incurred expenses of $54,484 for research equipment in 1998 with no comparable expense in 1997. The Company has expensed all costs associated with its processes and systems, including software code writings, computer system hardware and software purchases from third party vendors, material expenses in the development of the examination table and all payroll related development expenses throughout the periods presented. Interest expense increased to $415,101 from $86,688 in 1998 versus 1997 due to an increase in the amount of subordinated debentures issued and outstanding in 1998 versus 1997. Depreciation expense increased in 1998 to $32,344 from $29,552 in 1997.

         The Company funded losses in 1998 by selling shares of the Common Stock for cash in the amount $829,106. In addition, the Company received cash advances from TII and PDH, Ltd. in the total amount of $2,077,130 for which the Company issued shares of the Common Stock in repayment of the advances. In 1997, the Company received $1,010,209 in proceeds from stock sales ,and $1,385,707 in cash contributions from TII and PDH, Ltd. The Company also issued shares of Common Stock to fund compensation and services expenses in the amount of $1,311,860 during

1998 versus $405,498 in 1997. Subordinated debenture holders converted $1,105,403 of principal and accrued interest to shares of the Common Stock in 1998, versus $64,125 of principal and interest in 1997.

         FISCAL YEARS ENDED JUNE 30, 1997 AND JUNE 30, 1996. The Company incurred a loss of $3,349,614 for the fiscal year ended June 30, 1997 and $2,878,250 for the fiscal year ended June 30, 1996. The reduction in losses was largely attributable to the fact that fewer shares of the Common Stock were issued in consideration for services; $405,498 in 1997 and $893,152 in 1996. In 1996, the Company also settled a lawsuit against the Company relating to an outstanding debt by issuing shares of the Common Stock in the amount of $508,280. These issuances were made in connection with the Assumption of Liabilities Agreement executed by the Company and Thermal Imaging, Inc., an affiliate of Mr. Johnston.

         Research expenses also increased substantially in fiscal year 1997 due to the research and development relationship entered into by the Company with TRW. As a result, research and development expenses increased from $491,320 in 1996 to $1,753,366 in 1997.

         The Company funded its losses in fiscal year 1997 through the issuance of shares of the Common Stock in exchange for cash contributions in the aggregate amount of $1,010,209 compared to $2,259,070 raised in 1996. In addition, outstanding debt obligations in the amount of $64,125 and represented by certain convertible debentures were retired through conversions into shares of the Common Stock. The Company received revenues from the sale of laser cards to a purchaser in the PRC in the amount of $44,815 in 1997 and the sale of a CTI System to Thailand in 1996 for $125,000. Neither transaction resulted in any significant profit margins.

         The Company relies upon independent contractors to perform much of its software development, systems integration and installations. Although David A. Packer, the President of the Company who was hired in 1997 from TRW, and Kenneth
M. Dodd and Bill Black, were employed by TMI in 1995 from EDS, all have extensive systems integration, systems development and installation experience, the Company and TMI have no other employees to perform the tasks of developing and installing the CTI System and the TMI System. Both the Company and TMI have contracted with TRW since late 1995 for specific technical support. TRW is presently owed past due amounts for services. TRW by September 1997 completed its software development required to enable TMI to conduct clinical trials.
The Company and TMI have slowed down additional development work with TRW until this past due amount is substantially reduced from new Company financing. TRW is being paid currently for its maintenance and data analysis work being performed for TMI's clinical trials.

         The report from the Company's independent accountants includes an explanatory paragraph which describes substantial doubt concerning the ability of the Company to continue as a going concern, without substantial additional contributions to capital. The Company may incur losses for the foreseeable future due to the significant costs associated with manufacturing, marketing and distributing the CTI System and the TMI System, and due to continual research and development activities which will be necessary to develop applications for the Company's thermal imaging technology.

         The Company's ability to achieve profitability will depend, in part, on its ability to successfully develop clinical applications and obtain regulatory approvals for its products and to develop the capacity to manufacture and market such products on a wide scale. There is no assurance that the Company will be able to successfully make the transition from research and development to manufacturing and selling commercial thermal imaging products on a broad basis. While attempting to make this transition, the Company will be subject to all risks inherent in a growing venture, including the need to produce reliable and effective products, develop marketing expertise and enlarge its sales force.

LIQUIDITY AND CAPITAL RESOURCES

         The Company has had no significant revenues from operations from inception. The Company's cash requirements consist of its salaries, office expenditures, legal and accounting fees to comply with securities registration needs, legal fees for contracting, TMI's operational budget requirements, including TRW's technical support of TMI and the Company, and the costs of maintaining TMI's clinical trials. Available funds are insufficient to pay Company and TMI operating costs, incurred TRW development costs and incurred legal fees. The Company intends to raise additional equity funds from the sale of the Common Stock through private offerings, either pursuant to the Investment Agreement or from new investors introduced to the Company, to meet its cash requirements through 1999. The Company has no assured source of liquidity from the sale of assets or from financing until after the Registration Statement becomes effective to which this Prospectus relates, and the Company becomes a fully reporting company pursuant to the Exchange Act, a condition to raising funds under the Investment Agreement. Even then, any financing which might become available under the Investment Agreement is potentially limited as to timing and amount. See below.

         The Company will require an estimated $6,000,000 over the next 12 months for its research and development programs, preclinical and clinical testing, development of its sales and distribution efforts, operating expenses, regulatory processes and manufacturing and marketing programs. The Company's capital requirements will depend on numerous factors, including the progress of its research and development programs; results of preclinical and clinical testing; the time and cost involved in obtaining regulatory approvals; the cost of filing, prosecuting, defending and enforcing any patent claims and other intellectual property rights; the economic impact of competing technological and market developments; developments and changes in the Company's existing research, licensing and other relationships; and the terms of any new collaborative, licensing and other arrangements that the Company may establish. During the three years prior to the date of this Prospectus, David B. Johnston, the Chairman of the Board and the Chief Executive Officer of the Company, and certain affiliates of Mr. Johnston and the Company have contributed approximately $4,175,000 to the capital of the Company in exchange for shares of the Common Stock. The Company believes that its current assets and potential additional contributions from affiliates of the Company and certain accredited investors, as needed, will be sufficient to meet the Company's short-term operating expenses and capital expenditures. At the present time, however, there is no commitment from anyone with respect to any future capital contributions to the Company, and there is no way to predict when and if any such additional contributions may be made. Moreover, the Company's agreement with Ambient Capital Group, Inc. does not guarantee that Ambient will be able to raise additional funding. Consequently, the bulk of the needed capital over the next 12 months must come from one or more substantial new investors.

         In order to meet its expected capital needs for the next 12 months, the Company executed the Investment Agreement with Bristol Asset Management, L.L.C. ("Bristol") on January 20, 1998. Subject to certain conditions, the Company may require Bristol to purchase up to $7,000,000 worth of the Common Stock during the remaining portion of the three year term of the Investment Agreement. The obligations of Bristol to purchase such shares are subject to a number of conditions precedent which first must be satisfied. Such conditions precedent include, but are not limited to, the unrestrained trading of the Common Stock on the principal exchange on which the shares are traded (as of the date of this Prospectus, such exchange is the OTC Bulletin Board operated by the NASD), and the registration for resale of the Newly Issued Shares of the Common Stock under the Securities Act. In addition, the Common Stock must be registered pursuant to the Exchange Act. If the Company fails to maintain its status under the Exchange Act, or the Common Stock is delisted from the principal exchange on which the Common Stock is traded, Bristol shall have no obligation to contribute any additional funds to the Company, or if no such funds have been contributed, to contribute any funds to the Company. In addition, if Bristol were to become the owner of at least 4.9 percent of the issued and outstanding shares of the Common Stock, Bristol may elect not to purchase any further shares of the Common Stock, even though the full $7,000,000 worth of the Common Stock has not been purchased. In computing the 4.9 percent limitation, all shares of the Common Stock owned or deemed to be owned pursuant to Section 13(d) of the Exchange Act and the rules promulgated thereunder, shall count towards the ownership limitation. As a result of these conditions, it is possible that Bristol's total investment under the Investment Agreement, if any, could be limited to an aggregate cash contribution well below the $7,000,000 commitment. For example, using June 1, 1998 as a constant Put Notice date, if Bristol actually purchases shares of the Common Stock, such shares when coupled with the shares deemed to be owned under Section 13(d) of the Exchange Act and the rules promulgated thereunder (E.G., the Warrant Shares discussed below), Bristol would only be able to purchase approximately $1,377,465 worth of the Common Stock before the 4.9 percent limitation would be reached. The Company has no access to the financial statements of Bristol, a privately owned company, and relies upon Ambient Capital Group, Inc., its financial adviser, to attest for Bristol's ability to perform. See "Principal Stockholders - Bristol Asset Management, L.L.C. Investment Agreement."

         On each closing date with respect to the purchase of shares of the Common Stock by Bristol, the Company shall also deliver to Bristol Compensation Warrants to purchase shares of the Common Stock (the "Warrant Shares"), which Compensation Warrants shall expire on the fifth anniversary of the date of issuance thereof. The Compensation Warrants issuable at any such closing shall entitle the holder thereof to purchase a number of Warrant Shares equal to 12 percent of the number of shares of the Common Stock purchased at the closing in question at an initial exercise price, subject to the provisions of the Investment Agreement, equal to 100 percent of the average closing sales price for the Common Stock on the principal exchange on which the shares are traded and as noted by Bloomberg (or other appropriate published source) during the Look Back Period (defined below) in question.

         Subject to certain limitations and conditions precedent, the Company may require Bristol to purchase shares of the Common Stock on a monthly basis. Within ten days after the end of each calendar month, the Company may require Bristol to purchase a maximum amount of shares of the Common Stock not to exceed the lesser of (i) $7,000,000 less all amounts previously paid by Bristol, and
(ii) the product of (x) the number of shares of the Common Stock traded on the principal exchange on which the shares of the Common Stock traded for the preceding calendar month, multiplied by (y) the average of the closing bid prices noted in Bloomberg (or other appropriate published source) for the Common Stock during the prior calendar month, multiplied by (z) 14 percent. For example, if a total of 1,000,000 shares of the Common Stock traded during January of a particular year and the average of the closing bid prices was $2.00, on or before February 10 the Company could request a draw down not to exceed 14 percent of the $2,000,000 or $280,000, so long as such amount was available under the Investment Agreement. Payment of the draw down amount must be made by Bristol on the fifth business day following the proper delivery of a Put Notice.

         Simultaneously with the receipt of the funds from Bristol in the amount of the draw down, the Company shall issue and sell to Bristol the number of shares of the Common Stock equal to the draw down divided by 74 percent of the lowest sales price for the Common Stock on the principal exchange on which the shares are traded and as noted in Bloomberg (or other appropriate published source) (the "Lowest Sale Price" during the 10 trading days prior to the Put Notice Date (the "Look Back Period"). For example, if the Lowest Sale Price for the Look Back Period was $2.00 and the draw down was $500,000, the number of shares of the Common Stock to be issued would be 337,837 shares. Notwithstanding the foregoing, in the event that the Lowest Sale Price during the 20 trading days after a particular closing is less than 95 percent of the Lowest Sale Price applicable to such closing, then the Company shall promptly issue to Bristol an additional number of shares of the Common Stock with respect to such closing such that the number of shares of the Common Stock issued to Bristol at such closing plus such additional number of shares are equal to the funds drawn down at such Closing divided by 74 percent of the Lowest Sale Price during such 20 trading day period. Bristol shall also be issued additional Compensation Warrants equal to 12 percent of the number of additional shares so issued and the exercise price of such additional Compensation Warrants and the Compensation Warrants issued at such closing shall be adjusted to 100 percent of the Lowest Sale Price during such 20 trading day period.

         The registration of the Newly Issued Shares and the shares underlying the Compensation Warrants only applies to the resale of such shares by Bristol Asset Management, L.L.C.

         Other than Bristol, there are no other known sources of liquidity. Moreover, the Company at the present time does not have any party working on any other source of capital. The Company's cash requirements may vary materially from those now forecasted due to potential future acquisitions, the progress of research and development programs, results of clinical testing, relationships with strategic partners, if any, competitive and technological advances, decisions of the FDA and foreign regulatory processes and other factors. There can be no assurance, however, that additional capital or financing will be available when needed, or if available, will be available on acceptable terms. Insufficient funds may prevent the Company from implementing its business strategy or may require the Company to delay, scale back or eliminate certain of its research and product development programs, including the FDA clinical trials currently being conducted by TMI, or to license third parties the rights to commercialize products or technologies that the Company would otherwise seek to develop on its own.

         As noted above, Bristol will obtain essentially a 26 percent discount on the purchase price of shares of the Common Stock pursuant to the Investment Agreement. In addition, Bristol has the right to have additional shares and additional Compensation Warrants issued to it if there has been a certain decrease in the market price of the shares. The intention behind these two provisions is to protect Bristol's relative stock position vis a vis other stockholders who may acquire shares of the Common Stock at a time when the market price per share has declined. Management does not believe that these two provisions should adversely affect the market price for the shares of the Common Stock, inasmuch as the various purchases of shares of the Common Stock by affiliates of the Company over the past couple of years have involved discounts of up to 50 percent in some instances without any seeming negative effect. Likewise, management does not believe that the provisions of the Investment Agreement should adversely affect the ability of the Company to raise capital in the future. No other stockholder of the Company has any preemptive right to acquire any additional shares of the Common Stock upon purchases by Bristol. Management does not believe that Bristol's warrants to acquire additional shares that accompany each purchase will have any long-term adverse effect on the decision by any other investor to invest in the Company. However, the fact that there will be a large number of shares of the Common Stock registered for resale by means of this Prospectus might adversely affect the ability of the Company to raise capital in the future due to the fact that so many stockholders could sell their shares at any time and thereby drive down the market value of the shares of the Common Stock, at a time when price stability would be an important issue for any new investor.

         If the Company does not commence generating adequate revenues, or if it does not attract new capital sufficient to meet its operating needs, the Company will not be able maintain the existing clinical trials to obtain FDA approval for the TMI System or to obtain insurance payment codes for the CTI System. In such event, the Company would have difficulty selling its products in the United States. The Company would then be forced to focus on sales to foreign markets that do not require FDA approval.

         TMI DEPENDENCE ON THE COMPANY. TMI is an 80 percent owned subsidiary of the Company that has developed the TMI System exclusively using contributions of capital from the Company. The efficacy of the TMI System is currently subject to confirmation in FDA clinical trials as a tool complementary to mammography. TMI will have no source of revenue, other than contributions to its capital made by the Company, until the clinical trials are successfully concluded and TMI or the Company then is able to market for sale or use the TMI System. TMI has no assurance that it can finance its development, marketing, or production costs. The Company must fund or finance the balance of the clinical trials and any subsequent development, operating, marketing and production costs until TMI develops its business and then is capable of financing its operations. Management believes that the Investment Agreement should provide the Company with a sufficient amount of capital to fund the completion of FDA clinical trials on the TMI System after the Registration Statement becomes effective to which this Prospectus relates, a prerequisite to the obligations thereunder to make contributions to the Company. However, as discussed above, there is no certainty that any funds will become available as a result of the Investment Agreement. As of the date of this Prospectus, the Company does not know of any other source for long-term liquidity, and there are no agreements with any party to invest any sums in the Company's securities. All risk factors set forth in this Prospectus for the Company also apply to the risk of the Company's investment in TMI.

         CLINICAL TRIALS. Although the Company expects to raise funds through the Investment Agreement needed for paying its newly incurred expenses and for paying its past due obligations to TRW and its law firm, the Company may delay the clinical trial schedule to defer costs if necessary. The FDA clinical trials requirements for TMI to receive its PMA approval requires four separate medical facilities to conduct examinations, and produce clinical statistical data, from use of the TMI System. Those clinical trials are being conducted at Providence Hospital in Washington, D.C. (previously at Howard University Hospital in Washington, D.C. through the end of February 1998 where the pretests were conducted to qualify to proceed with clinical trials for a PMA), at two Los Angeles hospitals managed by the University of Southern California Medical School, and at Mt. Sinai Hospital located in Miami. The rate of conducting examinations determines the monthly cash flow requirements and the time for qualifying for the PMA. TMI also incurs costs for FDA legal counsel and for QBRI, a consulting firm recognized by the FDA for overseeing clinical trial data collection and adherence to FDA requirements. Management estimates the cost associated with completion of the scheduled TMI clinical trials by the end of 1998 will be approximately $3,000,000. Fewer funds available would require TMI to depend more on its employees and less on independent contractors, resulting in delays in the schedule. The Company intends to fund the cost of completing TMI's clinical trials through funds generated by affiliate stockholder contributions or through private sales of the Common Stock either to private investors or through the Investment

Agreement. If the Company were incapable of raising those funds plus funds needed to conduct the Company's business, TMI would have to abort its FDA plans. In 1997, most of the equity funds raised by the Company in exchange for the Common Stock was contributed by affiliates (primarily TII) through private sales of the Common Stock. Management believes those affiliates would continue to contribute the funds necessary to achieve the Company's business plan, because of the past history of such contributions, although the cash flow from such funding has been, and probably would continue to be, slower than if a substantial new investor would invest. However, it should be clearly understood that as of the date of this Prospectus there is no firm understanding with any party to contribute any further amounts to the capital of the Company.

         To complete TMI's clinical trials, pay all operating expenses of the Company and TMI, and pay all past due payables, the Company has budgeted $6,000,000, of which approximately $1,500,000 is owed to TRW and the Attorneys. The Company expects to achieve the liquidity necessary to satisfy this budget through private sales of the Common Stock to Bristol Asset Management, L.L.C. pursuant to the Investment Agreement or to other investors. The Company understands that there are uncertainties in achieving performance under the Investment Agreement, including the fact that the Company has no financial information to verify the ability of Bristol Asset Management, L.L.C., to the perform under the Investment Agreement. See "Principal Stockholders - Bristol Asset Management, L.L.C. - Investment Agreement." Pending any time delays in achieving liquidity pursuant to those agreements, the Company expects affiliate stockholders to continue to support the Company either through loans or contributions to capital in exchange for the Common Stock that would be restricted securities.

         CTI SYSTEM DEVELOPMENT. The Company has committed to devote a major portion of its resources and subsequent capital financing, in excess of its fixed operating costs, to the operations of TMI for the completion of the ongoing FDA Clinical Trials. The Company anticipates funds from the Investment Agreement to satisfy that budget requirement. After the Company is successful in arranging new capital financing to fund completion of TMI clinical trials as discussed above, the Company intends to use any excess funds, and any additional funds raised through separate financings, in the further development of the CTI System. When funding for the Company is available from investors, the Company plans to conduct multiple clinical trials involving the CTI System in the identification of soft tissue maladies. Although such clinical trials may not be necessary for physicians to use the CTI System, the benefit of specific purpose clinical trials will be to enable the Company to reference medical efficacy claims in connection with marketing efforts, to enhance physician confidence in the CTI System, and to obtain the designation of insurance payment codes for particular CTI System procedures . Management believes that the market in the United States alone for the CTI System would be dramatically enhanced if clinical trials were to substantiate the Company's assertion that the CTI System can distinguish and verify fraudulent (versus real muscular) lower back pains.

         MARKETING. The Company cannot assure investors that expenditures for clinical trials will result in confirming results or an FDA approval, nor can the Company be sure that any FDA approval or successful clinical trial will result in a profitable business activity. In order to be successful, the TMI System and the CTI System must be accepted both by physicians and the public. The primary method for creating physician acceptance of the Systems will be through the publication and presentation of technical research papers to medical professional groups. Management has already collaborated with physicians working on the TMI System clinical trial program to submit an abstract report to the Radiological Society of North America for presentation at their December 1998 conference in Chicago. If the abstract is selected by the society, a detailed research paper will be presented as part of the conference and published in the proceedings. As more research data becomes available, the Company hopes to team with research physicians on similar projects in the future.

         A marketing campaign must also be undertaken to educate the general public regarding the advantages associated with the use of the Systems. Management understands that this marketing effort will require substantial funds which are not presently available. Management estimates that an effective marketing plan for the Systems during the next 12 months would cost at least $228,000, a line item included in the $6,005,986 budget for 1998. While most of the funds needed to engage in a large scale marketing effort would be necessary if the PMA were approved and would likely have to come from equity financing, management believes that usage charges from the TMI System will provide sufficient funds to initiate the campaign. Based upon the current pace of clinical trials, the 600 qualified patient examinations required by the FDA should be completed by the end of 1998 for consideration for the FDA to grant the PMA.

         EQUIPMENT FINANCING. The Company expects to commence production and sales for the CTI System when capital or debt financing is available and the Use Agreements are in place. Equipment financing will be necessary for the Company or TMI to market the Systems to enable manufacturing, production, and extensive marketing. Foreign sales of the CTI System may be likely with adequate marketing expenditures, but substantial U.S. sales are only likely to follow an FDA program for approval. A the present time, management doe not expect to seek FDA approval for the CTI System. However, TMI is actively pursuing FDA approval (the "PMA") for the TMI System. The Company contemplates revenues from the CTI System in the U.S. to be generated pursuant to Use Agreements, placing the CTI System in a hospital or medical care facility under an agreement requiring the user to compensate the Company based upon the time used. The Company contemplates systems integration and sales agreements for overseas production and sales. The Company expects to obtain equipment financing for the Company and TMI, secured by the sales or Use Agreements and the inventory produced. Assuming the PMA is granted after the TMI clinical trials are completed, TMI anticipates funding to be available from capital and debt financing to commence production and sales of the TMI System. The Company has entered into discussions with equipment financing companies that have indicated that the Systems can be financed in this manner.

         RECENT STOCK SALES. Pending the effective date of this Prospectus, when the Company believes it will have sources of liquidity either through execution of Put Notices pursuant to the Investment Agreement or through other sales of the Common Stock to raise the capital necessary to provide the liquidity for operations, the Company has relied upon affiliates to contribute to the Company the cash necessary to maintain operations. This has resulted in the issuance of additional shares of the Common Stock, which has further diluted the interests of the stockholders by increasing the number of outstanding shares. From July 1, 1997 through March 31, 1998, the Company has received $1,952,600 in capital contributions from TII, an affiliate of Mr. Johnston, in exchange for 5,716,049 shares of the Common Stock. In March 1998, the Company issued 2,246,275 shares of the Common Stock to MFG for an aggregate contribution of $539,106. In addition, Management accepted two separate loans from MFG in 1998 and granted rights to MFG to convert the debt into shares of the Common Stock at maturity. See "Certain Transactions - Promissory Note dated April 15, 1998;" "Certain Transactions - Promissory Note dated September 11, 1998."


         YEAR 2000 COMPLIANCE. The Year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any of the Company's computer programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities. The Company believes that its internal systems are Year 2000 compliant or will be upgraded or replaced in connection with previously planned changes to information systems prior to the need to comply with Year 2000 requirements. However, the Company is uncertain as to the extent its customers and vendors may be affected by Year 2000 issues that require commitment of significant resources and may cause disruptions in the customers' and vendors' businesses.

CHANGE OF ACCOUNTANTS

         On May 13, 1997, King, Griffin & Adamson P.C. ("King Griffin"), resigned as the independent accountants of the Company. King Griffin has not issued an opinion with respect to of any of the Company's financial statements for any of the preceding two years. The Company then discussed the audit needs with other auditors and engaged Ham, Langston & Brezina, LLP on May 20, 1997. Prior to the engagement of King Griffin, Randy Simpson, certified public accountant, audited the financial statements of the Company for the year ended June 30, 1996. The change of principal auditor for the Company's financial statements for the years ended June 30, 1996 and 1997 was subsequently ratified by the Company's Board of Directors on September 18, 1997.

         King Griffin had been engaged on March 13, 1997, and performed certain limited procedures in connection with the start of their audit of the financial statements of the Company, but it did not reach any conclusions concerning those financial statements. No disagreements existed between the Company and King Griffin from the date of King Griffin's engagement through the termination date of their engagement.

         During Randy Simpson's tenure as principal independent accountant to the Company, there were no disagreements between the Company and Mr. Simpson whether resolved or not resolved, on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved, would have caused him to make reference to the subject matter of the disagreement in connection with his report. Furthermore, Mr. Simpson's report for the past fiscal year did not contain any adverse opinion or disclaimer of opinion, excepting a "going concern" qualification and an emphasis paragraph on the realizability of certain assets, and was not qualified or modified as to audit scope or accounting principles.

         Management effected the change in accountants in order to provide the Company with increased service potential in anticipation of a public registration of the Common Stock. While no longer the principal independent accountant, Mr. Simpson has been retained by the Company to provide accounting assistance in connection with the preparation of this Prospectus.

         Also, during the Company's two most recent fiscal years, and since then, Mr. Simpson has not advised the Company that any of the following exist or are applicable:

         1. That the internal controls necessary for the Company to develop reliable financial statements do not exist, that information has come to his attention that has lead him to no longer be able to rely on management's representation, or that has made him unwilling to be associated with the financial statements prepared by management;

         2. That the Company needs to expand significantly the scope of its audit, or that information has come to his attention that if further investigation may materially impact the fairness or reliability of a previously issued audit report or the underlying financial statements or any other financial presentation, or caused him to be unwilling to rely on management's representations or be associated with the Company's financial statements for the foregoing reasons or any other reason; or

         3. That he has advised the Company that information has come to his attention that he has concluded materially impacts the fairness or reliability of either a previously issued audit report or the underlying financial statements for the foregoing reasons or any other reason, except as disclosed in the Company's financial statements.

         Prior to the engagement of Ham, Langston & Brezina, L.L.P. as independent auditors, the Company did not consult Ham, Langston & Brezina, L.L.P. regarding the application of accounting principles to a specific transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements or any other financial presentation whatsoever.


                                    BUSINESS

GENERAL

         Computerized Thermal Imaging, Inc. (the "Company") was incorporated on June 10, 1987 in the State of Nevada as Business Helpers, Inc. The Company amended its Articles of Incorporation on August 25, 1989 to effect a name change to DTI Dorex, Ltd. and again on November 3, 1989 to its current name. In April 1992, the Company further amended its Articles of Incorporation to provide for a capital structure of 100,000,000 shares of common stock, par value of $0.001 per share, and 3,000,000 shares of preferred stock with such designations, preferences and other features as may be required by the Board of Directors. On March 16, 1998, the Company further amended its Articles of Incorporation which described in more detail the authority of the Board of Directors with respect to any shares of the preferred stock which may be issued by the Company. In addition, such amendment denied preemptive rights to all stockholders of the Company. In 1988, the Company, through the issuance of shares of the Common Stock, acquired all of the assets of Thermal Imaging, Inc., an Oregon corporation ("TII"), which assets consisted primarily of certain thermal imaging intellectual property, proprietary ideas, or technology.

         The Company is a development stage company that is a medical imaging systems integrator and proprietary protocol developer producing a computerized clinical thermal imaging diagnostic system (the "CTI System") that has been trademarked under the name COMPUTERIZED THERMAL IMAGING. The Company has not filed any applications for patents covering specific aspects of the CTI System. Instead, the Company owns computer software which is not generally subject to the protection afforded by patents. However, the software is proprietary and subject to protection as a "trade secret." Since 1995, the Company has spent approximately $3,000,000 on research, software development, and further development of the Systems.

         The Company plans to place the CTI System in various health care providers such as hospitals, HMOs and free standing image centers through Use Agreements. Revenues will be generated under the Use Agreements by charging the health care providers monthly for time usage and for the disposable supplies purchased in conjunction with the CTI System. Once the CTI System is inserted into the marketplace, the Company does not expect to rely on any one or a few major customers. Consequently, it is anticipated that the CTI System will be attractive to a widely dispersed number of customers.

PRODUCTS

         The Company currently has five completed CTI Systems in use, four of which have been supplied to TMI and have been configured for breast cancer detection examinations (the "TMI System"). TMI has further developed the software and hardware for the TMI System, including the engineering design of a positioning table that protects the privacy of the patient and avoids invasive compression examinations. TMI is currently seeking patent protection for the positioning table, as well as, for the algorithm process involved with the TMI System.

         Three units are currently being used by TMI in clinical trials being conducted at Norris Comprehensive Cancer Center, Los Angeles, Los Angeles County Hospital, and Providence Hospital, Washington, D.C. Another CTI System was sold in May 1996 to Orchard Hospital in Bangkok, Thailand, where the CTI System has been used by that teaching hospital for two years for several medical examination purposes to establish the confidence level of Orchard Hospital to consider a joint venture for distribution in Thailand. The fifth CTI System was placed by the Company in the Friendship Hospital in Beijing, China, which was originally installed by the Company as a demonstration unit but was subsequently converted to a fee-for-use revenue generating unit. The CTI System in Beijing produced revenue of 68,000 RMB, or the equivalent of U.S.$8,200 through December 1997. The revenue generated in Beijing was used to support the Company's operations in the PRC, where the Company maintained an office until late 1997. This fifth CTI System has been returned to the Company offices in Layton, Utah for calibration, and then on to Mt. Sinai Hospital in Miami for clinical trials in conjunction with TMI's attempt to attain a PMA from the FDA for the TMI System. The Company intends to return this fifth CTI System to the PRC in preparation of continuing marketing efforts in the PRC whenever the clinical trials have been completed at Mt. Sinai Hospital, provided the Company's anticipated funding from the Investment Agreement occurs.

         CTI SYSTEM. The basis of the CTI System is predicated on the principle that every externally or internally triggered physiological event causes an associated caloric reaction. In the opinion of management, any such abnormal caloric activity will stimulate the body's three temperature and thermal regulatory systems. These responses are believed to be detectable and interpretable through tell-tale thermal symptoms and temperature regulatory response patterns over time. Management believes that the body's thermatome (temperature) "map" has been well established by medical science, and can provide a reliable set of clues for diagnostic and patient management purposes, so long as the thermal symptoms are present. At other times, symptoms such as pain or numbness and information from other medical tests, will triangulate to indicate a disorder. Thus, the CTI System may be used by physicians to eliminate or identify certain possible soft tissue ailments in the process of making a diagnosis.

         "Thermal imaging" as the observation technique is called generically, is a methodology that long has held great promise, but has not realized its potential because of deficiencies in the enabling technology. Thus, thermal imaging has found fairly limited acceptance by the mainstream medical community because, until the invention and development of the Company's technology, the testing and evaluation techniques simply have not been scientifically completed, nor medically reliable for most disorders. The CTI System represents an integration of state-of-the-art thermal imaging technology hardware and software components, most of which are configured to the Company's specific needs. The CTI System is driven by sophisticated software developed over many years by the Company and its research contractors. The software allows for quantification of data, and significant flexibility in data manipulation, among other advantages. However, equally important as the CTI System's components are, the CTI System's scientifically structured patient examination administration protocols and standards are expected to assure the accuracy, consistency and reliability of the CTI System's generated data.

         The CTI System is suitable for use as a screening or directional tool for imaging or diagnosis modalities, some of which are surgical, chemical and otherwise extremely invasive. By knowing where in the body to begin looking because of thermal irregularities, other imaging and testing can proceed more efficiently and economically; obviously an important advantage in containing health care costs. Additionally, management believes that as a result of the CTI System's comparatively low user cost (less than the cost of an MRI or CAT scan), accuracy and non-invasive procedure, the CTI System will be advantageous for diagnostic and patient therapy purposes, in both pre- and post-therapy assessment and with any frequency deemed necessary by the physician. The CTI System can examine patients dynamically to enable the physician to observe thermal reactions while the patient moves and while the patient undergoes thermal applications.

         The CTI System is currently composed of four elements. The primary component is the examination unit, consisting of a highly sensitive and accurate infra-red camera, imaging monitor, high resolution printer, computer and proprietary software. The most unique feature of the CTI System is the application specific software that drives and integrates the entire system, not only providing user friendliness and analytical flexibility for physicians and technicians, but enabling scientifically essential calibration corrections. Management believes that the Company will be the first thermal imaging company to provide a consistently objective diagnostic assessment tool that will measure multiple thermal parameters, including facile enclosure of thermal features, dynamic graphing of temperature distribution in the inset domain, and the use of temperature gradient profiles in diagnostic testing.

         The CTI System is a non-invasive imaging modality scientifically applicable for an extremely wide range of patient diagnostics and therapy management situations. The CTI System provides precise, quantitative observation, as well as computer-assisted interpretation of irregularities in the body's temperature and thermal regulatory systems. It is expected that with the generated data available, physicians will be able to detect or at least infer the presence of many diseases, disorders and injuries within the body's physiological, neurological and vascular systems that rarely can be detected or confirmed through conventional dense tissue/skeletal imaging modalities such as X-ray, CAT scan, MRI and others. The CTI System is non-dosage limited and has no detrimental side effect.

         The second element of the CTI System is the proprietary medical protocols that will be developed by the Company for each malady assessment. Computer analysis requires consistently applied patient preparation and examination application protocols.

         Conformity is assured by using the third element, a climate controlled laboratory (herein the Quantitative Thermal Assessment Laboratory or "QTA") in which the patient examination occurs for equilibrating all patient examination environments. In employing the CTI System, the Company anticipates constructing QTAs for various potential customers including large hospital facilities, HMOs, free-standing diagnostic centers and mobile clinics. The customer's own technicians and physicians will operate the QTA after training. Each installation will be linked electronically to the Company's main image archive. A QTA center which consists of a three room suite will be constructed within a standard 16 x 20 x 8 feet two-bed hospital room. The rooms will be precisely temperature and humidity controlled by the erection of a modular room-within-a-room. The patient temperature equilibrium rooms will consist of two rooms within the suite for stabilization of patient temperature as well as other preparations for testing. The imaging room is a room within the climate controlled suite in which the patient is placed for infra-red scanning and in which the camera, computer console and one technician is present during the testing.

         The fourth element of the CTI System is the use of a digital health card that encodes a patient's thermal image (capable of storing the patient's medical record) in a digital format on a plastic card the size of a credit card. Only recently has the technology been improved to be capable of storing the quantity of data for accurately carrying images from the CTI System. More than one manufacturer now can produce such cards. The Company plans to embed in the CTI System a "reader/writer" encoded for Company access only to permit recording the images on the cards to enable subsequent comparisons of the images by physicians at different clinical sites over an integrated telemedicine system.

         TMI SYSTEM. The Company owns 80 percent of the outstanding capital stock of Thermal Medical Imaging, Inc., a Nevada corporation (herein sometimes referred to as "TMI"). TMI utilizes the CTI System specially configured as a breast cancer screening system which is a non-invasive, non-contact procedure that does not involve breast compression or exposure to radiation (the "TMI System"), and which is comprised of an infra-red camera, a central processing unit, input devices, a display unit, and a power distribution unit. The TMI System also employs a proprietary patient positioning system (for which a patent application has been filed) and an algorithm process (for which a provisional patent application has been filed). The positioning system was designed to maximize breast area viewed and to include surrounding areas of interest, to limit patient movement during the examination, to ensure consistent cooling, to permit applications of localized thermal changes during the examination, and to accommodate any residual patient breathing movement. Currently, the TMI System is undergoing clinical testing in accordance with an FDA approved protocol which management expects to lead to pre-market approval (herein referred to as "PMA") by the FDA. Once it has finished its clinical trials, TMI expects to file for PMA in the fall of 1998, as long as the Company can obtain the necessary financing for the operations of TMI.

         The TMI System performs three independent but interrelated functions; data acquisition, data analysis and clinical evaluation. The TMI System will use the Company's infra-red detection system for use in data acquisition. The thermal data acquired will consist of a time sequence of digitized thermal images. The images will then be post-processed on specially developed data analysis software to generate images for clinical assessment. The interpreting physician will view an image and the supporting mathematical data underlying that image.

         The TMI System is currently in clinical testing at Providence Hospital in Washington, D.C., in two hospitals managed by the University of Southern California, Norris Cancer Center in Los Angeles and Los Angeles County Hospital, and at Mt. Sinai Hospital located in Miami.

COMPETITION

         CTI SYSTEM. The Company faces limited direct competition from the latest versions of conventional thermal technology. Although the CTI System may have application for detection or diagnosis of numerous soft tissue ailments, physicians must broadly accept the CTI System as complementary detection technology to prescribe its use to create a material market for its use. Many physicians generally equate the CTI System, upon first introduction, with the predecessor technology of "thermography," an analog infra-red camera system without the Company's computer algorithm analysis of computed thermal data using high quality thermal imaging cameras. Educating doctors of the fact that the Systems are new technology could take time and result in delays in any financial revenues forecasts. In the opinion of management, thermography is comparatively crude and unscientific and otherwise seen as inferior to the CTI System and is not considered an economic barrier to market penetration. The CTI System should not be seen as competitive to other diagnostic imaging products, such as MRI, CAT scan, X-ray, ultrasonography, laser, and Doppler mapping (any more than any one modality of that list is considered competitive to another). Each of these anatomical modalities has established a niche in the hospital diagnostics market, free standing imaging centers or physicians' offices. Each modality is better for some disorder diagnosis situations and less effective for others. The adoption pattern of the modalities is dictated by the degree of advantage perceived by one modality as compared to the others.

         By comparison to all of the above-described modalities, the CTI System has no direct competition from existing modalities in many diagnostic situations because the CTI System gathers data regarding the physiological and functional domain of human health, as opposed to the anatomical or structural facets. Most other imaging devices address "anatomical or structural patient issues" and are therefore complementary and not competitive to the CTI System. Large companies have the resources to attempt to compete in the long term with the Company in the physiological assessment of medical issues, but at present are not deemed by management to be a threat. MRIs, CAT scans, and X-rays all image hard or dense structures such as bones, organs and other material masses within the body. Many soft tissue disorders simply are not detectable by conventional modalities until they become manifested as relatively advanced anatomical abnormalities such as irregular tissue density or damage.

         TMI SYSTEM. Mammography is an X-ray technology most widely used in the Untied States as the imaging mode for detection of breast cancer. Statistics have been published establishing a low reliability percentage of close to 75 percent for "false positive" indications, where mammography indicates a suspicious tumor and a follow-up surgical biopsy establishes that the tissue is benign. An even more frightening statistic is the percentage of mammography "false negative" indications, by which a breast cancer is not detected. Mammography is significantly less effective in dense breast tissue; women under the age of 40 years typically have more dense breast tissue than women over the age of 40 years. Therefore, mammography is currently most effective in women over the age of 40 years. The initial clinical trials approved by the FDA for TMI are designed to establish the TMI System as complementary to mammography. The first

PMA uses will be to employ the TMI System to examine any patient with "suspicious tissue" indications resulting from a mammography image.

         Potential competition for the TMI System includes an imaging device for the detection of breast abnormalities being developed by Imaging Diagnostics Systems, Inc. located in Sunrise, Florida, known as a Computer Tomography Laser Mammography System ("CTLM"). This device relies on ultra-fast laser imaging technology which can acquire data to allow visualization of the interior structure of the breast. The ability to localize an abnormality within the breast is greatly enhanced by the slice plane lateral and cranio-caudal images produced by CTLM. Such images can be stored on CD-ROM and allow the physician to recall previous studies instantly for immediate comparison with the current study. The advantage of CTLM over mammography is its use of laser technology to produce the image, which does not use harmful radiation. Management, however, believes the TMI System will prove superior to CTLM for detection of cancer because laser images still require density of tissue, as with mammography, to produce an image. Dense tumor formations are a later stage of cancer and management believes the TMI System detection of physiological thermal changes will prove to be more accurate (because some tumors are benign) and detectable at an earlier stage.

         Also, an ultrasound technique is being developed by Advanced Technology Laboratories ("ATL"), known as High-Definition Imaging. Ultrasound sends high-frequency sound waves into the body, which are reflected back to create images. While ultrasound is used in numerous medical procedures, ATL's system is the first to provide adjunctive diagnostic capability for breast cancer.

         COMPONENT COMPETITION. If the Company and TMI are successful with their product development and marketing, some component parts for the CTI System could be in short supply. There are few manufacturers that produce an infra-red camera and unit cooling system of a high enough quality to satisfy the specifications for a CTI System. The systems integration and software development contractor for both CTI and TMI, TRW Systems in its TRW Healthcare Technology Division (herein referred to as "TRW"), has tested numerous manufacturer's products for certain parts. If the demand for the CTI System and the TMI System increased dramatically, some parts may not be immediately available.

FUTURE PRODUCT AND SERVICE PLANS

         The Company will continue to invest, to the extent of its available financing, to improve the effectiveness of its proprietary application software. In addition, the Company will continue to source from vendors who can improve the precision and reliability of the patient testing of the CTI System. However, the area of innovation that the Company believes will create the next quantum leap will be the integration of the Systems with anatomical and other imaging data. Because the Systems are digitally quantifiable, the Company believes it is highly technically and economically feasible for the Systems to be the foundation of inter-modality imaging, where, for instance, image data of the CTI System is overlaid on CAT scan or MRI or X-ray or sonographic imaging data to create a multi-dimensional "picture." This development is not forecast until after significant market penetration.

         At present, some other advanced modalities generally are what might be termed "neo" or non-quantifiable. That is, even if the information from an MRI is processed by computers digitally, the eventual interpretation of the image still is subjective on the part of the technicians and diagnosing doctors. The Company's plan is to first build quantified data bases of tests on the same patient by other modalities and then develop the necessary interfaces to allow overlay. Then, with this capability and the combined data base at hand, the Company can begin offering computerized disorder pattern recognition assistance based upon a multi-dimensional image of patients.

         MARKETING. While product development remains the Company's primary focus, management has taken steps to explore marketing alliances with other companies in the medical industry. On November 19, 1998 the Company entered into a Marketing Agreement with T.S.E.T., Inc. ("TSET"). The Marketing Agreement provides that TSET will use its best efforts and marketing resources to actively market the diagnostic thermal imaging system of the Company on a world wide basis. Under the terms of the Marketing Agreement, the Company is required, at its own cost, to provide sales materials and marketing and technical assistance to TSET in order to facilitate the placement of the systems. TSET is granted the nonexclusive authority to market and sell the systems throughout the world at prices to be set by the Company. TSET will be compensated under a commission fee structure based on a rate of 15 percent of the "value" of each system sold. Fees earned by TSET shall be paid either in cash or in the cash equivalent of the

Common Stock of the Company, as elected by TSET. The term of the Marketing Agreement is for one year, but may be renewed for subsequent one year periods or longer as agreed upon by the parties. The Marketing Agreement does not contain any minimum sales requirements or other performance criteria providing for automatic termination, and may only be terminated prior to the expiration of the initial term by the mutual consent of the parties.

GOVERNMENT REGULATION

         The FDA has no prohibiting regulations preventing the use of thermal imaging equipment, generally perceived as an infra-red camera, for medical purposes. There can be no assurance that any state regulatory bodies or the FDA might not impose some restrictions, with which the Systems, or the users, must comply. The Company believes no FDA approval is required for health care physicians or radiologists to use the CTI System, but the Company believes that broad acceptance for use of the CTI System will require verification of clearance from the FDA. The CTI and TMI Systems are considered medical devices as defined by Section 201(h) of the FDC Act because they are intended for use in the diagnosis of disease or other conditions, or in the cure, mitigation, treatment or prevention of disease, in man or other animals. As such, these devices require either compliance with FDC Act Section 510(k) under which the Company currently relies with respect to the CTI System, or approval of a premarket approval application (herein referred to as "PMA") by the FDA prior to commercialization, with respect to the TMI System. Satisfaction of applicable regulatory requirements may take years and varies substantially based upon the type, complexity and novelty of such devices, as well as the clinical procedure. Filings and governmental approvals may be required in foreign countries before the devices can be marketed in these countries. There can be no assurance that further clinical trials of the Company's thermal imaging systems or of any future products will be successfully completed or, if they are completed, that any requisite FDA or foreign governmental clearances or approvals will be obtained. FDA or other governmental clearances or approvals of products developed by the Company in the future may require substantial filing fees, or costs to conduct clinical trials, which could limit the number of applications sought by the Company and may entail limitations on the indicated uses for which such products may be marketed. In addition, approved or cleared products may be subject to additional testing and surveillance programs required by the FDA and other regulatory agencies, and product approvals and clearances could be withdrawn for failure to comply with regulatory standards or by the occurrence of unforeseen problems following initial marketing. The Company is also required to adhere to applicable requirements for current good manufacturing practices, to engage in extensive record keeping and reporting and to comply with the FDA's product labeling, promotional and advertising requirements. Noncompliance with state, federal or foreign requirements can result in fines, injunctions, civil penalties, recall or seizure of products, total or partial suspension of production, delay, denial or withdrawal of premarket clearance or approval of devices, recommendations by the FDA that the Company not be allowed to enter into government contracts, and criminal prosecution, all of which would have a material adverse effect on the Company's business, financial condition and results of operations.

         The FDA review of a PMA application consists of the following four steps: (i) administrative and limited scientific review by the FDA staff to determine that the application is complete; (ii) in-depth scientific and regulatory review by the FDA compliance personnel; (iii) review and recommendation of the appropriate advisory committee (panel review); and (iv) a FDA good manufacturing practices inspection. Following the FDA review, the FDA will notify the applicant by letter of its decision to approve or deny the application. A notice will also be published in the FEDERAL REGISTER. These steps are internal FDA PMA processing so no information is available for the time frame of the individual steps. However, the average review time in 1997 for new PMA submittals was 207 days. Furthermore, 21 percent of the PMAs were reviewed in 180 days or less.

         After TMI developed a product that could have beneficial medical use and would merit FDA approval, the first step was to hold a series of discussions with the FDA. These discussions were designed to allow the Company to present to the FDA the new product to be tested, it's basis of operation, safety ramifications, intended usage, desired trial composition and desired approval. Pretrial data was presented to the FDA by TMI to demonstrate that there was sufficient probability of success to warrant FDA consideration. These discussions also reviewed the intended trial protocol. These discussions led to modifications to the intended trial composition and protocol in order to ensure that a trial would produce sufficient data quantity and quality to allow a successful FDA review after the trial. TMI has successfully completed this step and has an FDA approved trial protocol, requiring an initial data collection phase where thermal images collected by the TMI System from approximately 600 qualified patients were collected. The next step was to set-up the trial process with the appropriate trial oversight. TMI has engaged QBRI, a consulting firm recognized by the FDA for overseeing clinical trial data collection and adherence to FDA requirements. TMI has completed this step of the process. The next step of the FDA approval process is to implement the clinical trials by executing the approved protocol and collecting actual patient data. TMI is currently in this phase of the approval process with clinical trial data collection underway at USC/Norris Comprehensive Cancer Center, Los Angeles County Hospital, both in Los Angeles, at Providence Hospital, Washington, D.C., and Mt. Sinai Hospital in Miami. The clinical trials permit the medical facilities to use the TMI System, to collect the required patient information and examination results, to compare the TMI System data collected to the pathology findings of malignant or benign tumors, to permit independent review for adherence to examination procedures, and to categorize the collected data for appropriate presentation to the FDA. This phase is expected to continue through 1998. Following the completion of the trial data collection phase, TMI and its consultants must analyze the trial results to prepare a PMA submission. The Company makes no estimate of the time required by the FDA to review TMI's PMA submission.

         The Company will rely upon a 510(k) exemption under the FDC Act for general medical applications, based upon the technology of the infra-red camera components for sales of the CTI System. The Company expects in the future to pursue specific medical applications by applications to the FDA for a PMA or other approval, but none have been initiated at this time by the Company.

THIRD PARTY REIMBURSEMENT

         Although use of the CTI System and the TMI System is permitted now by physicians, the absence of FDA approval is a practical impediment. Most physicians prescribe use of external procedures and imaging modalities when there are approved payment codes acceptable for third party reimbursement (E.G., insurance, Medicare, etc.) to enable patients to obtain medical treatment payment assistance. The Health Insurance Care Finance Administration ("HICFA") is the agency that establishes for Medicare/Medicaid a payment code approval for certain imaging modalities for particular suspected ailments. Generally, HICFA does not set payment codes for use of new technology unless the technology has obtained FDA approval. Most insurance company reimbursement plans establish payment codes for their insureds based upon their own experience, and for new procedures or imaging modalities, based upon HICFA's determination. Therefore, FDA approval is needed, at least at the inception, for each ailment examination for which the CTI System or the TMI System is used seeking reimbursement, if not covered by other general payment codes.

         Neither the Company nor TMI currently have FDA approval for any imaging procedure. TMI clinical trials are in process for use of the TMI System for breast cancer detection. The Company has initiated no process to obtain separate FDA approval to proceed with clinical trials of the CTI System. Therefore, the Company's efforts to market the CTI System in Asia (the PRC and Thailand) may result in revenues quicker, if further contracts are entered to sell the CTI System there, than with the Company's plan to place the CTI System in U.S. hospitals, clinics, and HMO facilities subject to the Use Agreements.

PATENTS AND INTELLECTUAL PROPERTY

         On June 8, 1996, the Company entered into a License Agreement with TMI which granted an exclusive license to TMI to distribute, research, and develop the CTI System and related technology. The license covered applications of the CTI System to the field of breast cancer detection and was limited in scope to North America. The License Agreement also provided for a joint research program whereby the parties would share research data relating to the CTI System and cross-license any developed technologies. In addition, the terms of the License Agreement established that the agreement would automatically terminate in the event of any consolidation, merger, share exchange or other event causing a change in more than 50 percent control of the voting shares of TMI or the Company. As a result of the Stock Transfer Agreement executed on January 28, 1997 by the Company and TMI, the Company gained control of 80 percent of the common stock of TMI. While the provisions of the Stock Transfer Agreement manifests the parties' intent to execute a new licensing agreement and outlined the terms of such an arrangement, no new licensing agreement has been reached. Although no written licensing or research agreements presently exist between the Company and TMI, management believes that the cross-licensing arrangement between the two companies is still in place and, by virtue of the Company's 80 percent controlling ownership interest in TMI, it has the requisite ability to ensure access for the Company to all material technological developments. The risk of the absence of a clear, written licensing agreement is heightened by the financial constraints upon the Company. If the Company or TMI were to be unable to timely pay creditors, a judgment or lien or bankruptcy against the Company or TMI could result in a challenge to the executory nature of any licensing agreement, or the parties may have a disagreement as to the terms of such agreement, due to the fact that specific licensing terms are not set forth in writing. Although the Stock Transfer Agreement evidences the intent of the parties to recognize a cross-license agreement and geographical restrictions upon the use of the TMI System by TMI, that expression of intent set forth in the Stock Transfer Agreement may not be recognized, if challenged by TMI or a third party acquiring either TMI or some of the Company's technology, as a binding license agreement. The result could be that TMI, if subsequently under separate stockholder control, might be a competitor to the Company in the use of the CTI System technology and marketing of related products. The Company expects to control this risk by paying its creditors and establishing an appropriate licensing agreement while controlling the stock of TMI.

         The Company executed a Promissory Note dated May 1, 1998 consolidating the balance of legal fees and expenses owed to the Attorneys through April 21, 1998 of $397,745.56 (the "Promissory Note"). The terms of the Promissory Note provided for interest to accrue on the unpaid principal at a rate of one percent per month. The Company is obligated to make monthly installment payments of $50,000, including accrued interest, until all principal and interest are paid in full. The Promissory Note incorporates the terms of two pledge agreements executed by the Company and TMI which provide security for the amounts due under the Promissory Note and on future outstanding accounts with the Attorneys (the "Pledge Agreements"). The security interests granted pursuant to the Promissory Note and Pledge Agreements cover the Company's common stock holdings in TMI and the intellectual property of both the Company and TMI. See "Business - Past Due Accounts." If an event of default were to occur under the Promissory Note or the Pledge Agreements, the Company's interest in TMI, its 80 percent subsidiary (including the TMI System), and/or the intellectual property relating to the CTI System could be sold to satisfy the outstanding debt. As of October 8, 1998, the total amount due on the Promissory Note and for subsequent fees was approximately $273,704. As of the date of this Prospectus, the Company has made all payments due under the Promissory Note, and management expects that the Company will continue to do so.

         Neither the Company nor TMI currently holds registered United States or foreign patents. TMI has acquired, by assignment, a patent application on a Functional Thermal Imaging Apparatus which has been filed with the United States Patent and Trademark Office. In addition, TMI has filed a provisional patent application with the United States Patent and Trademark Office covering the algorithm process involved in analyzing the imaging data collected through the TMI System. TMI must file a non-provisional patent application, providing a more definitive description of the invention for which patent protection is sought, by October 20, 1999. In the event a non-provisional patent application is not filed by said date, then the provisional application will go abandoned. Management believes other developed technologies or components of either the CTI or TMI System may warrant patent protection in the future. Substantial engineering costs and legal fees will be incurred in order to research, develop and file additional patent applications. The Company and TMI intend to explore this possibility when funds become available to support such expenditures.

RISKS OF DOING BUSINESS IN THE PRC AND OTHER FOREIGN COUNTRIES

         The Company intends to continue its efforts to market the CTI System to the PRC, Thailand and hospitals in other foreign countries. Doing business in the PRC, as well as in other developing countries, has risks not prevalent in the United States or Canada. Judicial systems for enforcement of contracts in those counties are not reliable. The Company has inserted arbitration clauses in its foreign contracts to date, but there is risk to arbitration results, because the holding is not subject to appeal, regardless of error in the application of law. Furthermore, foreign government laws or regulations can change in a method not customary to American companies, including the extreme measure of nationalization of assets.

         The Company's existing contracts with a company owned by the Ministry of Public Health in the PRC require letters of credit enforceable outside the PRC to be issued as a precondition of performance by the Company. Management intends to continue to take such financial precautions to protect against financial risks of doing business in the PRC and developing countries.

         Successful operations in developing countries usually require a joint venture with a respected citizen of that country. The Company has continued one full time employee in the PRC who maintains his relationships with the Ministry of Public Health. The initial sale of the CTI System to the Orchard Hospital in Thailand was brought about through a personal relationship established in earlier years by General Richard V. Secord, the Chief Operating Officer of the Company. There is no assurance that a venture will be formed in Thailand, but the Company's contacts in

Thailand have been successfully using and demonstrating the CTI System and providing a recurring downloading of patient information. Thailand and the PRC are countries where thermography (a technology predecessor to the CTI System without computer data analysis and without high definition cameras) has been accepted for years, largely due to its use in proving the efficacy and proper location of acupuncture. Management intends to use this relationship to establish a financing venture in Thailand, when it can raise the necessary capital to pay start up costs.

EMPLOYEES

         The Company and TMI currently employ eight persons on a full time basis. The Company has in the past, and will continue in the future, to employ independent contractors, and make extensive use of its outside directors and other consultants. None of the employees of the Company and its subsidiaries and joint operations are represented by a labor organization. The Company believes its relationships with all of these employees are satisfactory.

FACILITIES

         The Company leases approximately 1,000 square feet of office space in Lake Oswego, Oregon for an annual rental of approximately $24,000, approximately 2,065 square feet of office space in Bloomfield Hills, Michigan for an annual rental of approximately $30,000, and approximately 2,000 square feet of office space in Layton, Utah for an annual rental of approximately $34,800. The Company believes that its facilities are adequate for its current operations.

LITIGATION

         SELECT CAPITAL ADVISORS, INC. DEBENTURES AND WARRANTS. On December 9, 1997, the Company filed suit against Select Capital Advisors, Inc. ("Select"), Ronald G. Williams ("Williams"), and various other parties in the United States District Court for the Southern District of Florida for damages and recission with respect to the fraudulent sale of 12% Series A Senior Subordinated Convertible Debentures issued by the Company. In March 1997, the Company was introduced to Select and Williams for the purpose of raising capital and establishing a line of credit. Select, Williams and several of the other defendants represented that they had the experience, reputation and resources to raise the needed money. The Company entered into an agreement with Select to raise the needed money in stages through capital financing, to immediately loan or guarantee a loan of $2,000,000 for operating capital, and to perform certain investment banking services to raise at least $6,000,000. In addition, the Company paid an initial fee of $10,000 to Select.

         In April 1997, Select convinced the Company that Select could raise $1,500,000 through the offering of the Company's 12% Series A Senior Subordinated Convertible Debentures to foreign investors pursuant to Regulation S of the Securities Act. As a result, investors purchased debentures which provided for a 20 percent discount off an aggregate face value of $662,500, an interest rate of 12 percent per annum, and rights to convert the principal and interest into shares of the Common Stock on three different installment dates at a price determined to be the lower of 90 percent of the market value of Company free trading shares of the Common Stock at the date of subscription or 90 percent of the five day average price prior to the date of conversion. Upon making an election to convert the amounts due under the debentures into Common Stock, the investors demanded that free trading shares rather than "restricted" shares of the Common Stock be issued, claiming that Select had represented to the investors that they would be issued registered securities. Upon conducting an investigation into the matter, the Company discovered that numerous false and misleading statements were made by Select, Williams, and possibly other defendants in connection with the sale of the debentures; that various documents were changed by Select, Williams, and the other defendants without the knowledge of the Company; that the agreement was breached by Select; that the defendants engaged in market manipulation; that material omissions were made by Williams and Select both to the Company and to the investors. Some shares of the Common Stock were issued in conversion and delivered before the Company knew of the misrepresentations.

         During 1998, the Company reached settlements with all of the debenture holders. Despite reaching settlements with the investors, the Company plans to continue to seek damages of approximately $200,000,000 against Select and Williams.

         CLAIMS INVOLVING STOCKHOLDERS. The Company initiated litigation in 1998 against a former director to recover shares of the Common Stock, or resulting damages, that had been issued to the director in consideration of an agreement and representation to deliver a commitment from SPRINT, or a similar telecommunications company, to contribute a substantial amount to the Company for immediate delivery of planned China production of CTI Systems. The shares were issued, but the stockholder failed to perform the promised consideration. During the year ended June 30, 1995, the Company issued 1,000,000 shares of the Common Stock to Richard Thompson, a former director of the Company, based upon the director's representation that he would arrange large scale financing by certain proposed contributors. During the year ended June 30, 1997, actions were taken to cancel the Common Stock, because the Company contended that the issuance was conditioned upon Mr. Thompson's performance, which has never materialized. A lender to Mr. Thompson asserted a pledge of 500,000 shares of the Common Stock as collateral for a loan and, as such, was a protected purchaser under the Uniform Commercial Code. See "Description of Securities - Canceled Shares." An Escrow Agreement was reached between the Company and that permitted the lender to liquidate the number of shares required to satisfy the outstanding indebtedness and recoverable costs secured by the shares. The remaining 48,000 shares have been delivered to the transfer agent of the Company pursuant to the Escrow Agreement, and it is the transfer agent's intention to interplead those shares to confirm the Company's right to cancel the shares and recover damages. The certificate representing the 500,000 shares of the Common Stock secured by a pledge was re-instated for purposes of the agreement and the underlying shares are included as issued and outstanding shares in the accompanying Consolidated Financial Statements at June 30, 1997 and 1998.

         PAST DUE ACCOUNTS. Over the last several months, the Company has had discussions with its primary systems development vendor, TRW, Inc., an Ohio corporation ("TRW"), regarding past due accounts. TRW has and continues to perform software development and strategic integration and management services regarding the testing, development and deployment of the Systems. The Company became delinquent in the payment of costs and fees under contracts with TRW (see
Note 6 to the Consolidated Financial Statements that are included elsewhere in this Prospectus) and, accordingly, TRW, although not having filed formal legal actions, threatened the Company that it would withhold delivery of source codes of developed software, if the past due amounts are not paid. The Company and TRW verbally agreed that the Company would make payments at the rate of three times TRW's weekly on-going costs with respect to work performed for the benefit of the Company, plus a fee equal to 15 percent of costs, until the past due accounts were liquidated. As of the date of this Prospectus, the Company has made all payments agreed to be made to TRW, and management expects that the Company will continue to do so. The payable to TRW at one time had been as high as $897,762, but as of July 6, 1998 the outstanding account balance was approximately $225,000. If the Company defaults in its agreed payment schedule, and TRW carries through with its threat to withhold the delivery of the source codes or other key deliverables, the TMI operations would be shut down, or severely restricted from analyzing clinical data.

         As of April 21, 1998, the Company owed approximately $397,745.56 in legal fees to the law firm of Looper, Reed, Mark & McGraw Incorporated (the "Attorneys"). The Company executed a Promissory Note dated May 1, 1998 consolidating the balance of fees owed to the Attorneys through April 21, 1998 (the " Promissory Note"). The terms of the Promissory Note provide for interest to accrue on the unpaid principal, including subsequently accrued legal fees, at a rate of one percent per month. The Company is obligated to make monthly installment payments of $50,000, including accrued interest, which may increase in the event the Company obtains a certain level of financing, until all principal and interest are paid in full. The Promissory Note incorporates the terms of two pledge agreements executed by the Company and TMI which provide security for the amounts due under the Promissory Note and on future outstanding accounts with the Attorneys (the "Pledge Agreements"). The security interests granted cover the Company's common stock holdings in TMI and the intellectual property of both the Company and TMI. If an event of default were to occur under the Promissory Note or the Pledge Agreements, the Company's interest in TMI, its 80 percent subsidiary (including the TMI System), and/or the intellectual property relating to the CTI System could be sold to satisfy the outstanding debt. As of October 8, 1998, the total principal due on the Promissory Note and for subsequent fees is $273,704. As of the date of this Prospectus, the Company has made all payments due under the Promissory Note, and management expects that the Company will continue to do so.

         In addition to the above, the Company, in the normal course of its business, is subject to claims and litigation in the areas of product and general liability. The Company believes that TMI has adequate insurance coverage for most claims that are incurred in the normal course of its business, including liability coverage for commercial liability, premises, general liability, crime, umbrella, and workers compensation, and directors and officers coverage. The Company self-insures its current operations and carries no separate liability insurance policies, but intends to obtain coverage as its operations permit production and sales. In such cases, the effect on the Company's financial statements is generally limited to the amount of its insurance deductibles. Management does not believe at this time that any such claims have a material impact on the Company's financial position, operations and liquidity.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

         Set forth below are the directors and executive officers of the Company, together with their ages as of the date of this Prospectus.


                  NAME                        AGE                     POSITION                      DIRECTOR SINCE
                  ----                        ---                     --------                      --------------
David B. Johnston (1)...................      55       Chairman of the Board and Chief                August 1987
                                                       Executive Officer

David A. Packer.........................      47       President and Treasurer                            N/A

Richard V. Secord.......................      63       Chief Operating Officer, Secretary,           February 1996
                                                       and Director

Brent M. Pratley, M.D. (1) (2)..........      61       Director                                        June 1994

Milton R. Geilmann (1) (2)..............      61       Director                                      January 1998

Harry C. Aderholt (2)...................      78       Director                                      January 1998

----------------------
(1)  Member of the Audit Committee.
(2)  Member of the Compensation Committee.

         The Company may employ such additional management personnel as the Board of Directors deems necessary. The Company has not identified or reached an agreement or understanding with any other individuals to serve in such management positions, but does not anticipate any difficulty in employing qualified personnel.

         A description of the business experience during the past several years for each of the directors and executive officers of the Company is set forth below.

         David B. Johnston has served as Chairman of the Board of the Company since August 1987 and Chief Executive Officer, effective July 1, 1997. He currently serves as an officer and/or director of TMI and of Thermal Imaging, Inc. (herein sometimes referred to as "TII"), affiliates of the Company. From 1984 through 1989, Mr. Johnston was President of Funding Selection, Inc., an Oregon investment banking and mergers and acquisitions firm. Prior to that, Mr. Johnston was Chairman of Grace Capital, Ltd. in Oregon, a specialized medical and computer high technology private placement firm. Mr. Johnston received a Bachelor of Science degree in Business Administration from Brigham Young University and a graduate degree in banking and corporate finance from the University of Southern California.

         David A. Packer was elected President of the Company in April 1997. Effective July 1, 1997, he was also elected to be Treasurer of the Company. Before joining the Company Mr. Packer served as a senior manager for TRW's engineering office in Ogden, Utah from 1976 until 1997. Mr. Packer received a Bachelor of Science degree in Electronics from Brigham Young University in 1975.

         Richard V. Secord (Major General, United States Air Force, Retired) was elected Chief Operating Officer of the Company in June 1995 and currently serves in that same position for TriSun/CTI Asia, Ltd., an affiliate of the Company. He was elected as a director of the Company effective February 1996 and has served as Vice Chairman and Secretary of the Company since July 1, 1997. General Secord previously served as President of the Company from February 1996 to April 1997. He is also Executive Vice President and a director of TMI. General Secord was instrumental in securing the Company's contracts in Thailand and with the Chinese government through TriSun/CTI Asia, Ltd., a joint venture between the Company and TriSun Medical America, Inc., which was formed at the direction of the PRC Ministry of Public Health to effect the GOLDEN HEALTH CARE PLAN for the People's Republic of China. General Secord was awarded THE ORDER OF THE WHITE ELEPHANT, one of the highest decorations that can be awarded a non-Thai military officer, for his distinguished valor and service in assisting the Thai military. General Secord served in many positions while performing military service. He was the first military officer to be appointed Deputy Assistant Secretary of Defense (Near East, Africa and South Asia). General Secord received a Bachelor of Science degree from the United States Military Academy. He is also a graduate of the United States Air Force Command and Staff College, and the United States Naval War College. In addition, he holds a Masters degree in International Affairs from George Washington University.

         Brent M. Pratley, M.D. was elected as a director of the Company in June 1994 and served as the Secretary of the Company from June 1994 to September 1997. Dr. Pratley is currently licensed to practice medicine in Utah and California, and since 1978 has been in private practice in General Orthopedics and Sports Medicine at Utah Valley Regional Medical Center located in Provo, Utah, as well as in Los Angeles, California. Dr. Pratley received his Doctor of Medicine degree in Orthopedic Surgery in 1968 from the College of Medicine at the University of California, Irvine, California.

         Kenneth M. Dodd was the Executive Vice President of the Company from October 1995, through 1997, but his primary responsibilities and duties have been to TMI since its formation. Mr. Dodd is President, Chief Executive Officer and a director of TMI, an 80 percent owned subsidiary of the Company. He began as an intern in 1984 in General Motor's financial department and moved through the organization to become Director of International Sales, Document Processing/Imaging Division of Electronic Data Systems, a subsidiary of GM, where his responsibilities included developing global market plans and recruiting, training and leading the sales force worldwide. Mr. Dodd graduated from the Northwood Institute in Midland, Michigan in 1985 with honors in two majors, Business and Economics.

         Milton R. Geilmann was elected as a director of the Company in January 1998. Mr. Geilmann has been associated with the medical field for over 32 years. From 1985 to 1993, he worked at E. R. Squibb and Sons, where he held many positions, including Nuclear Consultant for Diagnostic Medicine. Mr. Geilmann received a Masters of Science degree in Pharmacology in 1957 from State University of New York.

         Harry C. Aderholt (Brigadier General, United States Air Force, Retired) was elected as a director of the Company in January 1998. General Aderholt served in Southeast Asia, particularly Thailand, for many years both in and out of the U.S. Air Force. Since his retirement from military service in 1976, General Aderholt has engaged in various private business ventures, including serving as Vice President of Air Siam in Bangkok, Thailand.

         Directors of the Company are elected by the stockholders at each annual meeting and serve until the next annual meeting of stockholders or until their successors are duly elected and qualified. Officers are elected to serve, subject to the discretion of the Board of Directors, until their successors are appointed or their earlier resignation or removal from office. The Company does not have an Executive Committee. However, the Company does have an Audit Committee and a Compensation Committee which were created in January 1998. The Audit Committee reviews and reports to the Board of Directors on the financial results of the Company's operations and the results of the audit services provided by the Company's independent accountants, including the fees and costs for such services. The Compensation Committee reviews compensation paid to management, including administration of the Company's 1997 Stock Option and Restricted Stock Plan, and recommends to the Board of Directors appropriate executive compensation. There is no family relationship between or among any of the directors and executive officers of the Company, except for the relationship between Mr. Johnston and Mr. Packer, who are cousins by marriage.

EXECUTIVE COMPENSATION

         During the fiscal year ended June 30, 1998, General Secord, Mr. Packer and Mr. Dodd were each paid salaries and bonuses exceeding $100,000. Mr. Johnston, the Chairman of the Board and Chief Executive Officer, was not paid a cash salary but was instead deemed compensated in the form of periodic issuances of restricted shares of the Common Stock to Thermal Imaging, Inc. (herein referred to as "TII"), an affiliate of Mr. Johnston. In certain instances during fiscal year 1997, and prior years, funds raised from investors in the Company were delivered to TII and deposited into TII's bank accounts. In those cases where reliable evidence was not available to accurately verify the subsequent transfer of funds from TII to the Company or to creditors of the Company, or to distinguish contributions made by TII to the Company in return for restricted shares of the Common Stock from transfers of funds collected by TII on behalf of the Company, all unaccounted for funds, or excess restricted shares of the Common Stock issued to TII, have been deemed compensation to Mr. Johnston. See "Management - Certain Transactions - Proceeds From the Sale of Securities." The periodic issuance of restricted shares of the Common Stock to TII are in settlement of both services provided to and expenses incurred on behalf of the Company by Mr. Johnston.

         The total compensation and reimbursement of expenses to officers and directors for the fiscal year ended June 30, 1998 was $580,173. In addition, Mr. Johnston and General Secord were granted options to purchase 1,000,000 and 1,250,000 shares of the Common Stock, respectively, subject to certain vesting requirements.

         All corporate decisions regarding employee compensation and stock option awards during the last three year period have been approved by the Board of Directors. In January 1998, the Board of Directors created a Compensation Committee composed of Dr. Pratley, Mr. Geilmann and General Aderholt, all non-employee directors. The committee will assume responsibility for reviewing all executive compensation matters and administering the Company's 1997 Stock Option and Restricted Stock Plan.

                              SUMMARY COMPENSATION TABLE


                                                    ANNUAL COMPENSATION                       LONG-TERM COMPENSATION
                                       ----------------------------------------------     -------------------------------
                                                                                                              SECURITIES
                                                                                                              UNDERLYING
     NAME AND PRINCIPAL        FISCAL                                  ALL OTHER            RESTRICTED        OPTIONS AND
          POSITION              YEAR       SALARY         BONUS      COMPENSATION (1)      COMMON STOCK      WARRANTS (3)
          --------              ----       ------         -----      ----------------      ------------      ------------
David B. Johnston,              1998          -0-          -0-           $  9,772               -0-            1,000,000
  Chairman of the Board, and    1997          -0-          -0-           $152,498               -0-               -0-
  Chief Executive Officer, and  1996          -0-          -0-           $474,500               -0-               -0-
     Treasurer (2)

Richard V. Secord,              1998        $185,705       -0-              -0-                 -0-            1,250,000
  President and                 1997        $204,486       -0-              -0-                 -0-               -0-
  Chief Operating Officer (4)   1996        $189,697       -0-              -0-                 -0-               -0-

Kenneth M. Dodd,                1998        $200,004       -0-              -0-                 -0-               -0-
  President of TMI (5)          1997        $156,667       -0-              -0-                 -0-               -0-
                                1996        $ 52,000       -0-              -0-                 -0-             500,000

David A. Packer,                1998        $184,692       -0-              -0-                 -0-               -0-
  President and Treasurer (6)   1997        $ 31,657       -0-              -0-                 -0-             500,000

------------------------
(1) Certain of the officers of the Company routinely receive other benefits from the Company, including travel reimbursement, the amounts of which are customary in the industry. The Company has concluded, after reasonable inquiry, that the aggregate amounts of such benefits during the last three completed fiscal years, which cannot be precisely ascertained, did not exceed the lesser of $50,000 or 10 percent of the total compensation reported for the named executive officers excepting Mr. Johnston who has foregone annual monetary compensation in favor of the issuance of restricted shares of the Common Stock. Included in All Other Compensation for Mr. Johnston are reimbursements of travel expenses for himself and other executives of the Company which were paid by TII. Based on available information, General Secord's All Other Compensation, which is comprised of reimbursed travel and a $500 per month car allowance, did not exceed 10 percent of annual compensation during the periods discussed.
(2) The valued referenced represents the fair market value of the shares of the Common Stock, ranging from $0.28 to $1.00 per share, when issued in the name of Thermal Imaging, Inc. ("TII"), an affiliate of Mr. Johnston. The issuance of the referenced shares was treated as compensation to Mr. Johnston as a result of discrepancies arising from the funding relationship between TII and the Company. See "Management - Certain Transactions - Proceeds From the Sale of Securities." Over the last three fiscal years, Mr. Johnston indirectly has been issued 9,073,895 shares of the Common Stock as compensation or repayment of expenses and cash advances to the Company, which based on the fair market value at the time of issuance equals an aggregate of $4,177,839. Mr. Johnston is the beneficial owner of 8,248,748 shares of the Common Stock of the Company as of October 29, 1998 (including shares of the Common Stock held in the names of Thermal Imaging, Inc.). The aggregate value of all Common Stock beneficially held by Mr. Johnston, pursuant to Section 13d-3 of the Exchange Act, as of October 29, 1998, based upon the closing market price of the Company's unrestricted shares of the Common Stock as of October 29, 1998, was approximately $8,743,673.
(3) None of the options granted to employees have been exercised. Of Mr. Johnston's options on 1,000,000 shares, only 500,000 shares are vested as of the date hereof. Of General Secord's options on 3,250,000 shares, only 2,625,000 shares are vested as of the date hereof. Of the 500,000 option shares granted to Mr. Packer, only 166,667 shares are vested as of the date hereof. Of Mr. Dodd's options on 500,000 shares, all 500,000 shares are vested as of the date hereof.
(4) General Secord served as President of the Company from February 1996 to April 1997. He was elected Secretary of Company effective July 1, 1997.
(5) While Mr. Dodd resigned from his position of Executive Vice President of the Company in May 1998, he still serves as President of TMI and continues to receive the compensation as provided by the terms of his original employment agreement with the Company, executed on October 11, 1995. Mr. Dodd has also received stock in TMI totaling approximately
      7.5 percent of the outstanding TMI shares. The value of the TMI shares on the date of issue was insignificant, and, therefore, not reflected as compensation to Mr. Dodd.
(6) Mr. Packer was elected President of the Company in April 1997 and Treasurer of the Company effective July 1, 1997.


EMPLOYMENT CONTRACTS

         David B. Johnston, the Chief Executive Officer of the Company, and the Company entered into an Employment Agreement dated October 29, 1997, but effective September 18, 1997. The term of the agreement is for three years, automatically renewable for additional periods of one year thereafter unless terminated upon the giving of notice at least 14 days prior to the annual renewal date. The agreement calls for no mandatory annual cash compensation, but does provide for compensation in the form of non-statutory stock options covering 1,000,000 shares of the Common Stock at an exercise price of $0.75 per share. Twenty-five percent of the options vested upon the execution of the agreement, and 25 percent of the remaining options vest on each anniversary date of the agreement.

The options granted to Mr. Johnston must be exercised within five years from the date of grant. To the extent applicable, the options granted to Mr. Johnston are subject to the Company's 1997 Stock Option and Restricted Stock Plan. At the cost of the Company, Mr. Johnston has "piggyback" registration rights with respect to the shares of the Common Stock derived from the exercise of the options. As of the date of this Prospectus, none of the options granted to Mr. Johnston under the agreement have been exercised. The agreement subjects Mr. Johnston to a two year non-compete restriction, the obligation not to induce any employee of the Company to leave his employment with the Company during the term of the agreement or for two years after the termination thereof, and the duty not to reveal any confidential information about the business of the Company.

         None of the shares of the Common Stock to be issued to Mr. Johnston in connection with the exercise of the options is being registered under the Securities Act pursuant to this Prospectus.

         David A. Packer, the President of the Company, and the Company entered into an Employment Agreement dated April 30, 1997. The term of the agreement is for three years and calls for compensation of $135,000 per year, plus non-statutory stock options covering 500,000 shares of the Common Stock at an exercise price of $0.97 per share. One-third of the options vest on each anniversary date of the agreement. The options granted to Mr. Packer must be exercised within five years from the date of the agreement. If the agreement is terminated for "cause" as defined in the agreement, or Mr. Packer voluntarily terminates the agreement, all of the options granted to Mr. Packer thereunder, and which have not been exercised, shall be forfeited. At the cost of the Company, Mr. Packer has "piggyback" registration rights with respect to the shares of the Common Stock derived from the exercise of the options. The agreement subjects Mr. Packer to a two year non-compete restriction, the obligation to give the Company the right to take advantage of any business opportunity, and the duty not to reveal any confidential information about the business of the Company.

         The resale of 500,000 shares of the Common Stock to be issued to Mr. Packer in connection with the exercise of the options is being registered under the Securities Act pursuant to this Prospectus.

         Richard V. Secord, the Chief Operating Officer of the Company, and the Company entered into an original Employment Agreement dated June 12, 1995, which was superseded by a new agreement dated September 18, 1997. The term of the new agreement is for three years and calls for compensation of $175,000 per year. In addition to the cash compensation, the agreement ratifies an original grant to General Secord of non-statutory stock options covering 2,000,000 shares of the Common Stock at an exercise price of $1.25 per share, 50 percent of which vested on June 12, 1996 and 50 percent of which vested on June 12, 1998. The options granted pursuant to the original agreement must be exercised within ten years from the date of grant. In addition, General Secord was granted additional non-statutory options covering 1,250,000 shares of the Common Stock at an exercise price of $0.70 per share. Twenty-five percent of these additional options vested on September 18, 1997, and 25 percent of the remaining options vest on each anniversary date of the agreement (September 18). These options must be exercised within five years from the date of grant. To the extent applicable, the additional options granted to General Secord are subject to the Company's 1997 Stock Option and Restricted Stock Plan. At the cost of the Company, General Secord has "piggyback" registration rights with respect to the shares of the Common Stock derived from the exercise of the options. As of the date of this Prospectus, none of the options granted to General Secord under the agreement have been exercised. The agreement subjects General Secord to a two year non-compete restriction, the obligation not to induce any employee of the Company to leave his employment with the Company during the term of the agreement or for two years after the termination thereof, and the duty not to reveal any confidential information about the business of the Company.

         The resale of 3,250,000 shares of the Common Stock to be issued to General Secord in connection with the exercise of the options is being registered under the Securities Act pursuant to this Prospectus.

         Kenneth M. Dodd, the President of TMI, an 80 percent owned subsidiary of the Company, executed an Employment Agreement with the Company on October 11, 1995. The term of the agreement is for three years and calls for compensation of $150,000 per year, plus non-statutory stock options covering 500,000 shares of the Common Stock at an exercise price of $1.25 per share. The annual cash compensation shall increase to $175,000, if and when the Company sells its 100th CTI System. One-half of the options vested on June 1,1996, 125,000 options vested on June 2, 1997, and the remaining 125,000 options will vest on October 11, 1998. The options granted to Mr. Dodd must be exercised within 10 years from the date of the agreement. If the agreement is terminated for "cause" as defined in the agreement, or Mr. Dodd voluntarily terminates the agreement, all of the options granted to Mr. Dodd thereunder, and which have not been exercised, shall be forfeited. At the cost of the Company, Mr. Dodd has "piggyback" registration rights with respect to the shares of the Common Stock derived from the exercise of the options. As of the date of this Prospectus, none of the options granted to Mr. Dodd under the agreement have been exercised. The agreement subjects Mr. Dodd to a two year non-compete restriction, the obligation to give the Company the right to take advantage of any business opportunity, and the duty not to reveal any confidential information about the business of the Company. As part of the consideration for the agreement, Mr. Dodd was appointed the Chief Executive Officer of TMI and received 2,830,959 shares of the common stock of TMI (approximately 7.6 percent of its issued and outstanding common stock).

         The resale of 500,000 shares of the Common Stock to be issued to Mr. Dodd in connection with the exercise of the options is being registered under the Securities Act pursuant to this Prospectus.

DIRECTOR COMPENSATION

         By appropriate resolution of the Board of Directors, directors may be reimbursed or advanced cash for expenses, if any, relating to attendance at meetings of the Board of Directors and may be paid a fixed sum (as determined from time to time by the vote of a majority of the directors then in office) for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Company in any other capacity and receiving compensation therefor. Members of special or standing committees may, by appropriate resolution of the Board of Directors, be allowed similar reimbursement of expenses and compensation for attending committee meetings.

STOCK OPTIONS AND RESTRICTED STOCK

         In June 1995, the Board of Directors adopted the Company's 1995 Stock Option Plan, which was never ratified by the stockholders and formally terminated by the Board of Directors on September 18, 1997. On September 18, 1997, the Board of Directors adopted the Company's 1997 Stock Option and Restricted Stock Plan (the "Plan") subject to the approval of the stockholders of the Company. The Plan was formally adopted by the stockholders of the Company on February 6, 1998. The Plan provides for the grant by the Company to employees of the Company of (i) options to purchase shares of the Common Stock, and (ii) shares of the Company's restricted Common Stock (the "Restricted Stock"). The options and the Restricted Stock are hereinafter sometimes collectively referred to as the "Plan Awards." Options granted under the Plan may include non-statutory options that do not meet the requirements of Sections 421 through 424 of the Internal Revenue Code of 1986, as amended (the "Code"), as well as incentive stock options ("ISO") intended to qualify under Section 422 of the Code. An aggregate of 5,125,000 shares of the Common Stock may be issued pursuant to the provisions of the Plan. The Plan shall be administered by the Board of Directors or by a committee of the Board composed solely of two or more non-employee directors (the "Administrator"). The Administrator shall administer the Plan so as to comply at all times with the Exchange Act, including Rule 16b-3 (or any successor rule), and, subject to the Code, shall otherwise have absolute and final authority to interpret the Plan. The Plan shall continue in effect for a term of 10 years unless sooner terminated pursuant to its provisions.

         As mentioned above, the 1995 Stock Option Plan was to be submitted to the stockholders in order to qualify for statutory stock option treatment under the Code, but such submittal never occurred. Employees of the Company who were awarded options pursuant or in reference to the 1995 Stock Option Plan have ratified their agreements to reflect that the plan was never submitted to the stockholders for approval but that such options shall incorporate, as contractual terms, the terms and conditions of the 1995 Stock Option Plan.

         STOCK OPTIONS. Pursuant to the Plan, the term of each option shall be 10 years from the date of grant or such shorter term as may be determined by the Administrator; provided, in the case of an ISO granted to a 10 percent stockholder, the term of such ISO shall be five years from the date of grant or such shorter time as may be determined by the Administrator. Each option granted under the Plan may only be exercised to the extent that the optionee is vested in such option. Except as otherwise provided, all options issued under the Plan shall vest 20 percent each year over a five year period. Notwithstanding the foregoing, the Administrator shall have the discretionary power to establish the vesting periods for any option granted under the Plan, except that in no case may the Administrator permit more than 25 percent of any option to vest before the first anniversary of the earlier of the date of grant or the date on which the optionee began providing services to the Company. The exercise price shall be such price as is determined by the Administrator in its sole discretion; provided, however, the exercise price shall not be less than 100 percent of the Fair

Market Value of the shares of the Common Stock subject to such option on the date of grant (or 110 percent in the case of an option granted to an employee who is a 10 percent stockholder on the date of grant). A 10 percent stockholder shall mean a person that owns more than 10 percent of the total combined voting power of all classes of outstanding stock of the Company or any subsidiary, taking into account the attribution rules set forth in Section 424 of the Code. Any shares of the Common Stock issued upon exercise of an option shall be subject to such rights of repurchase and other transfer restrictions as the Administrator may determine in its sole discretion. To the extent that the aggregate Fair Market Value (determined on the date of grant) of the shares with respect to which ISOs are exercisable for the first time by an individual during any calendar year under the Plan, and under all other plans maintained by the Company, exceeds $100,000, such options shall be treated as non-statutory options. "Fair Market Value" shall be the mean between the closing bid and asked prices of the shares of the Common Stock on the date in question (on the principal market in which the shares are traded), or if the shares were not traded on such date, the mean between closing bid and asked prices of the shares on the next preceding trading day during which the shares were traded.

         RESTRICTED STOCK. The Administrator shall have the authority to grant shares of the Common Stock to employees that are subject to certain terms, conditions, and restrictions (the "Restricted Stock"). The Restricted Stock may be granted by the Administrator either separately or in combination with options. The terms, conditions and restrictions of the Restricted Stock shall be determined from time to time by the Administrator without limitation, except as otherwise provided in the Plan; provided, however, that each grant of Restricted Stock to an employee shall require the employee to remain an employee of the Company or any of its subsidiaries for at least six months from the date of grant. The Restricted Stock shall be granted to employees for services rendered and at no additional cost to the employee, provided, however, that the value of the services performed must, in the opinion of the Administrator, equal or exceed the par value of the Restricted Stock to be granted to the employee. The terms, conditions, and restrictions of the Restricted Stock shall be determined by the Administrator on the date of grant. No certificates will be issued to an employee with respect to the Restricted Stock until the date the Restricted Stock becomes vested in accordance with the Plan. The Restricted Stock may not be sold, assigned, transferred, redeemed, pledged or otherwise encumbered during the period in which the terms, conditions and restrictions apply (the "Restriction Period"). More than one grant of Restricted Stock may be outstanding at any one time, and the Restriction Periods may be of different lengths. Receipt of the Restricted Stock is conditioned upon satisfactory compliance with the terms, conditions and restrictions of the Plan and those imposed by the Administrator. On the date the Restriction Period terminates, the Restricted Stock shall vest in the employee. If an employee (i) with the consent of the Administrator, ceases to be an employee of, or otherwise ceases to provide services to, the Company or any of its subsidiaries, or (ii) dies or suffers from permanent and total disability, the vesting or forfeiture (including without limitation the terms, conditions and restrictions) of any grant under the Plan shall be determined by the Administrator in its sole discretion, subject to any limitations or terms of the Plan. If the employee ceases to be an employee of, or otherwise ceases to provide services to, the Company or any of its subsidiaries for any other reason, all grants of Restricted Stock under the Plan shall be forfeited (subject to the terms of the Plan).

         As of the date of this Prospectus, no shares of the Restricted Stock have been granted under the Plan.

         As of the date of this Prospectus, the following options were outstanding under the Plan:


          NAME OF PERSON TO
            WHOM OPTIONS                    NUMBER OF SHARES              EXPIRATION DATE
            WERE GRANTED                      UNDER OPTION                   OF OPTION               VESTING DATE
            ------------                      ------------                   ---------               ------------
David B. Johnston,                              250,000                    09/18/02 (1)              09/18/97 (2)
  Chairman of the Board,                        250,000                    09/18/02 (1)              09/18/98 (2)
  Chief Executive Officer,                      250,000                    09/18/02 (1)              09/18/99 (2)
  and Treasurer                                 250,000                    09/18/02 (1)              09/18/00 (2)

Richard V. Secord,                              312,500                    09/18/02 (1)              09/18/97 (2)
  Chief Operating Officer (3)(4)                312,500                    09/18/02 (1)              09/18/98 (2)
                                                312,500                    09/18/02 (1)              09/18/99 (2)
                                                312,500                    09/18/02 (1)              09/18/00 (2)

Kenneth M. Dodd,                                  -0-                          N/A                        N/A
  President of TMI (3)

David A. Packer,                                  -0-                          N/A                        N/A
  President and Treasurer (3)(4)

----------------------
(1) The option may terminate prior to this date. An option will automatically terminate and revert to the Company upon the termination of employment with "cause," as defined in the employee's Employment Agreement. In addition, an option will automatically terminate and revert to the Company if vested as of the date of resignation or termination "without cause," as defined in the employee's Employment Agreement, but not exercised on or before the expiration of 90 days after the termination date of employment.
(2)   Conditioned on the employee's continued employment with the Company.
(3) The employee holds options granted prior to the adoption of the Plan. The options were originally granted pursuant to the terms of the Company's 1995 Stock Option Plan which was never ratified by the stockholders and formally terminated by the Board of Directors on September 18, 1997. See "Management - Stock Options and Restricted Stock" and "Management - Employment Contracts." The terms of the employee stock option agreements were amended to ratify and incorporate the terms of the 1995 Stock Option Plan into the respective stock option agreements as contractual provisions.
(4) General Secord was President of the Company from February 1996 to April 1997, and was elected Secretary effective July 1, 1997. Mr. Packer was elected President in April 1997 and Treasurer effective July 1, 1997.

         The resale of 1,250,000 shares of the Common Stock to be issued upon the exercise of the above described options granted pursuant to the Plan and in favor of General Secord is being registered under the Securities Act pursuant to this Prospectus.

         The following table shows, as to the named executive officers, information concerning individual grants of options during the fiscal year ended June 30, 1998.

                    OPTION/WARRANT GRANTS IN LAST FISCAL YEAR


                                        NUMBER OF
                                       SECURITIES            PERCENT OF TOTAL
                                       UNDERLYING            OPTIONS/WARRANTS
                                    OPTIONS/WARRANTS            GRANTED TO            EXERCISE PRICE       EXPIRATION
             NAME                      GRANTED (2)           EMPLOYEES IN FY98           PER SHARE          DATE (3)
             ----                      -----------           -----------------           ---------          --------
David B. Johnston,                      1,000,000                   44%                    $0.75             9/18/02
  Chairman of the Board,
  Chief Executive Officer,
  and Treasurer

Richard V. Secord,                      1,250,000                   56%                    $0.70             9/18/02
  Chief Operating Officer (1)

Kenneth M. Dodd,                           -0-                      N/A                     N/A                N/A
  President of TMI

David A. Packer,                           -0-                      N/A                     N/A                N/A
  President and Treasurer (1)

----------------------
(1) General Secord was President of the Company from February 1996 to April 1997, and was elected Secretary effective July 1, 1997. Mr. Packer was elected President in April 1997 and Treasurer effective July 1, 1997.
(2)   Represents options to purchase shares of the Common Stock.
(3) The option may terminate prior to this date. An option will automatically terminate and revert to the Company upon the termination of employment with "cause," as defined in the employee's Employment Agreement. In addition, an option will automatically terminate and revert to the Company if vested as of the date of resignation or termination "without cause," as defined in the employee's Employment Agreement, but not exercised on or before the expiration of 90 days after the termination date of employment.

         No warrants to purchase shares of the Common Stock have been granted to any officer, director, or employee of the Company.

         The following table shows, as to the named executive officers, information concerning aggregate option and warrant exercises during the fiscal year ended June 30, 1998 and the option and warrant values as of June 30, 1998.

           AGGREGATED OPTION AND WARRANT EXERCISES IN LAST FISCAL YEAR
                     AND YEAR END OPTION AND WARRANT VALUES


                                                                        NUMBER OF
                                                                        SECURITIES
                                                                        UNDERLYING              VALUE OF UNEXERCISED
                                                                        UNEXERCISED                 IN-THE-MONEY
                                                                     OPTIONS/WARRANTS            OPTIONS/WARRANTS AT
                            SHARES ACQUIRED                          AT JUNE 30, 1998               JUNE 30, 1998
           NAME               ON EXERCISE     VALUE REALIZED    EXERCISABLE/ UNEXERCISABLE  EXERCISABLE/ UNEXERCISABLE (1)
           ----               -----------     --------------    --------------------------  ------------------------------
David B. Johnston,                -0-               -0-               500,000/500,000             $120,000/$120,000
  Chairman of the Board,
  Chief Executive Officer,
  and Treasurer

Richard V. Secord,                -0-               -0-              2,625,000/625,000            $181,250/$181,250
  Chief Operating Officer (2)

David A. Packer,                  -0-               -0-               166,667/333,333               $3,333/$6,667
  President and Treasurer (2)

Kenneth M. Dodd,                  -0-               -0-                  500,000/0                   $100,000/0
  President of TMI

-----------------------
(1) The value of the unexercised in-the-money options/warrants at June 30, 1998 was determined by calculating the difference between the exercise price per share of the Common Stock, as set forth in the respective stock option agreement, and the closing bid price per share of the Common Stock on June 30, 1998 which was $0.99. The resulting amount is deemed to be the value of the options/warrants for purposes of this table. In the event the exercise price per share of the Common Stock exceeded the closing price per share of the Common Stock on June 30, 1998, a "zero" value is shown.
(2) General Secord was President of the Company from February 1996 to April 1997, and was elected Secretary effective July 1, 1997. Mr. Packer was elected President in April 1997 and Treasurer effective July 1, 1997.
(3) The option granted to General Secord for 2,000,000 shares of Common Stock has an exercise price of $1.25 per share and, therefore, the shares underlying such option are not "in-the-money."


LONG-TERM INCENTIVE PLANS

         The Company has not established, nor does it provide for, long-term incentive plans or defined benefit or actuarial plans.

CERTAIN TRANSACTIONS

         Management believes that all prior related party transactions are on terms no less favorable to the Company as could be obtained from unaffiliated third parties. Management's reasonable belief of fair values is based upon expert opinions received by management, with respect to share valuations, and, with respect to the consideration to the Company, is based upon proximate similar transactions with third parties or attempts to obtain the consideration from third parties. All ongoing and future transactions with such persons, including any loans or compensation to such persons, will be approved by a majority of disinterested, independent outside members of the Board of Directors.

         Since its inception the Company has been dependent upon certain individuals, consultants, officers/stockholders and the related corporations under their control (collectively referred to as the "primary contributors") to provide capital, management services, assistance in finding new sources for debt and equity financing and guidance in the development of the Company's Systems. The primary contributors have generally provided services and incurred expenses on behalf of the Company in exchange for shares of the Common Stock. The Company has issued Form 1099's for all such share issuances for services rendered after July 1, 1996.

         PROCEEDS FROM THE SALE OF SECURITIES. In certain instances in years prior to 1997, primary contributors accepted cash raised through the issuance of short term promissory notes and private placements of securities, including shares of the Common Stock and debentures, on behalf of the Company. Such amounts were deposited into the separate bank accounts of certain primary contributors and either transferred directly to the account of the Company or transferred to third parties in payment of debts of the Company. In a majority of these instances, Thermal Imaging, Inc. ("TII"), an affiliate of Mr. Johnston, the Chief Executive Officer of the Company, received funds raised from investors and deposited the amounts in an account over which Mr. Johnston had sole control. The funds received in the TII account were commingled with other assets of TII.

         In an effort to account for such proceeds, the auditors have assumed that all funds raised during the past three fiscal years which were not paid by investors directly to the Company were initially transferred to TII. In those cases where reliable evidence is not available to accurately verify the subsequent transfer of funds from TII to the Company or to creditors of the Company, or to distinguish contributions made by TII to the Company in return for shares of the Common Stock from transfers of funds collected on behalf of the Company for which shares of the Common Stock had been issued to subscribers, the discrepancies have been treated as compensation to Mr. Johnston and charged as a compensation expense to the Company and reflected as operating, general and administrative expenses in the Consolidated Financial Statements included elsewhere in this Prospectus. For example, this amount for the fiscal year ending June 30, 1997, was $152,498, as reflected in the Summary Compensation Table. This resulting amount constitutes the total of all compensation paid during such period to Mr. Johnston.

         DOREX SETTLEMENT. Between July and October 1995, the Company reached various settlements with former stockholders of Dorex, Inc. ("Dorex") regarding threats of litigation arising out of the Company's acquisition of certain research contracts with the State University of New York - Buffalo ("SUNY") and intellectual property relating to thermal imaging technology. In 1989, Dorex entered into a research agreement with SUNY regarding the development and application of computerized thermography analysis. After Dorex became unable to meet funding obligations under the research program, TII, an affiliate of Mr. Johnston and a stockholder in Dorex, paid arrearages due under the agreement and assumed future payment obligations in order to continue the project. As a result of an arrangement negotiated, TII gained an assignment of the research agreement and related technology to the exclusion of Dorex. TII subsequently transferred all of its contractual and proprietary rights in the project to the Company. According to management, certain Dorex stockholders threatened litigation against the Company as a result of its role in the acquisition of the research agreement and related technology. In order to avoid litigation, management issued 630,000 shares of the Common Stock to Dorex stockholders in 1995 in consideration of their discharge and release of the Company from all claims and liabilities relating to the technology. Settling Dorex stockholders executed written agreements acknowledging their release of the Company. Some remaining stockholders have not settled. In an effort to protect the Company from future costs associated with the Dorex transaction, the Company entered into an Assumption of Liability Agreement (the "Liability Agreement") with TII, effective April 17, 1996. The terms of the Liability Agreement provide that in exchange of the issuance of 112,500 shares of the Common Stock to TII, TII agrees to assume liability for all claims made by Dorex stockholders against the Company after April 17, 1996.

         PROMISSORY NOTE DATED APRIL 15, 1998. The Company has executed a "Corporation Note - Straight" ("MFG Note I") in an original principal amount of $250,000, with interest accruing from April 15, 1998 at a rate of 10 percent per annum, payable on or before October 15, 1998. The MFG Note I names Manhattan Financial Group as payee and provides that Manhattan Financial Group may elect at maturity to convert the principal and interest due under the MFG Note I into the Common Stock at a conversion rate of 50 percent of the closing price as of April 15, 1998 ($0.25 per share) or the lesser of 50 percent of the closing bid price on any date on which the lender chooses by written notification to convert his note and interest into the Common Stock. As of the date of this Prospectus, the Company has not made any payments on the MFG Note I and Manhattan Financial Group has not taken any action to convert outstanding amounts due or collect on such amount.


         PROMISSORY NOTE DATED SEPTEMBER11, 1998. The Company has executed a "Corporation Note - Straight" ("MFG Note II") in an original principal amount of $347,750, with interest accruing from September 11, 1998 at a rate of 10 percent per annum, payable on or before April 11, 1999. The MFG Note II names Manhattan Financial Group as payee and provides that Manhattan Financial Group may elect at maturity to convert the principal and interest due under the MFG Note into the Common Stock at a conversion rate of 50 percent of the closing price as of September 11,

1998 ($0.59 per share) or the lesser of 50 percent of the closing bid price on any date on which the lender chooses by written notification to convert his note and interest into the Common Stock.


         MARKETING AGREEMENT. On November 19, 1998 the Company entered into a Marketing Agreement with T.S.E.T., Inc. ("TSET"). The Marketing Agreement provides that TSET will use its best efforts and marketing resources to actively market the diagnostic thermal imaging system of the Company on a world wide basis. Under the terms of the Marketing Agreement, the Company is required, at its own cost, to provide sales materials and marketing and technical assistance to TSET in order to facilitate the placement of the systems. TSET is granted the nonexclusive authority to market and sell the systems throughout the world at prices to be set by the Company. TSET will be compensated under a commission fee structure based on a rate of 15 percent of the "value" of each system sold. Fees earned by TSET shall be paid either in cash or in the cash equivalent of the Common Stock of the Company, as elected by TSET. The term of the Marketing Agreement is for one year, but may be renewed for subsequent one year periods or longer as agreed upon by the parties. The Marketing Agreement does not contain any minimum sales requirements or other performance criteria providing for automatic termination, and may only be terminated prior to the expiration of the initial term by the mutual consent of the parties.


         On the date that the Marketing Agreement was entered into by the Company, General Secord, a Director and Chief Operating Officer of the Company, beneficially owned approximately 2.4 percent of TSET. No other officers or directors of the Company had any direct or indirect pecuniary interest in TSET as of the date the Marketing Agreement was executed.

         CERTAIN STOCK TRANSACTIONS. A substantial portion of the cash contributed to the Company over the past several years has come from primary contributors. Major contributors have been TII, an affiliate of Mr. Johnston, Daron Dillia doing business as Manhattan Financial Group, and Paul D. Holt doing business as PDH, Ltd., an independent contractor who provides various administrative services to the Company. All of the restricted shares of the Common Stock issued to the primary contributors, unless otherwise noted, has been valued at 50 percent of the average monthly trading price of free trading shares of the Common Stock. Management believes that such a valuation method fairly and accurately reflected the fair market value of restricted shares of the Common Stock at the respective dates of issue.

The following is an analysis of transactions involving TII, PDH, Ltd. and MFG during the three months ended September 30, 1998 and the fiscal years ended June 30, 1998 and 1997:



                                                   TII                         PDH, LTD.                      MFG
                                          SHARES        AMOUNT           SHARES        AMOUNT         SHARES         AMOUNT
                                        ----------     ----------       --------     ----------      ---------     ----------
THREE MONTHS ENDED SEPTEMBER 30,
  1998

Balances of debt and cash advances
  as of June 30, 1998                            -     $1,192,854              -     $  223,720              -     $  354,167
Funding for the Company included in
  notes payable                                  -              -              -              -              -        335,000
Non-interest bearing advances to the
  Company to fund current operations.
  These advances are uncollateral-
  ized.                                          -        552,548              -         44,000              -              -
Interest accrued and accretion of
  discount on notes payable                      -              -              -              -              -        163,268
                                        ----------     ----------       --------     ----------      ---------     ----------

  Total balances of debt and cash
    advances as of September 30,
    1998                                         -     $1,745,402              -     $  267,720              -     $  852,435
                                        ----------     ----------       --------     ----------      ---------     ----------
                                        ----------     ----------       --------     ----------      ---------     ----------


YEAR ENDED JUNE 30, 1998

Warrants issued as compensation                  -     $        -              -     $        -              -     $  740,000
Shares of the Company's common
  stock issued as compensation
  at a price of $0.76 per share                  -              -              -              -        100,000         76,000
Cash investment in the Company           5,463,477      1,827,130        666,666        250,000      2,746,275        689,106
                                        ----------     ----------       --------     ----------      ---------     ----------

  Total investment 1998                  5,463,477     $1,827,130        666,666     $  250,000      2,846,275     $1,505,106
                                        ----------     ----------       --------     ----------      ---------     ----------
                                        ----------     ----------       --------     ----------      ---------     ----------


Funding for the Company included
  in notes payable                               -     $        -              -     $        -              -     $  354,167
Non-interest bearing advances to
  the Company to fund current oper-
  ations.  These advances are
  uncollateralized.                              -      1,192,854              -        223,720              -              -
                                        ----------     ----------       --------     ----------      ---------     ----------

  Total debt to party -
    1998                                         -     $1,192,854              -     $  223,720              -     $  354,167
                                        ----------     ----------       --------     ----------      ---------     ----------
                                        ----------     ----------       --------     ----------      ---------     ----------


Interest expense recognized
  on note payable                                -     $        -              -        $     -              -     $  109,375
                                        ----------     ----------       --------     ----------      ---------     ----------

  Total interest expense to
    party - 1998                                 -     $        -              -        $     -              -     $  109,375
                                        ----------     ----------       --------     ----------      ---------     ----------
                                        ----------     ----------       --------     ----------      ---------     ----------


YEAR ENDED JUNE 30, 1997

Shares of the Company's Common
  Stock issued as compensation and
  repayment of expenses incurred
  on behalf of the Company by the
  parties at prices ranging from
  $0.53 to $0.70                           287,266     $  152,498        400,000     $  253,000              -     $        -

Cash investment in the Company           1,960,418        980,209              -              -              -              -
                                        ----------     ----------       --------     ----------      ---------     ----------

  Total investment by party -
    1997                                 2,247,684     $1,132,707        400,000     $  253,000              -     $        -
                                        ----------     ----------       --------     ----------      ---------     ----------
                                        ----------     ----------       --------     ----------      ---------     ----------

                                PRINCIPAL STOCKHOLDERS

     The following table presents certain information regarding the beneficial ownership of all shares of the Common Stock at October 29, 1998 for (i) each person who owns beneficially more than five percent of the outstanding shares of the Common Stock, (ii) each director of the Company, (iii) each named executive officer, and (iv) all directors and officers as a group. See "Management - Stock Options and Restricted Stock" and "- Certain Transactions."


                                                  Shares Beneficially Owned
                                                  --------------------------
         Name of Beneficial Owner (1)              Number       Percent (8)
         ---------------------------              ----------    ------------
     David B. Johnston (2) . . . . . . . . .       8,248,748           16.7
     Richard V. Secord (3) . . . . . . . . .      2,625,0000            5.1
     Brent M. Pratley, M.D.. . . . . . . . .             600             *
     Kenneth M. Dodd (4) . . . . . . . . . .         500,000             *
     David A. Packer (5) . . . . . . . . . .         257,405             *
     Harry C. Aderholt . . . . . . . . . . .         135,000             *
     Milton R. Geilmann. . . . . . . . . . .          15,000             *
     Daron Dillia (6). . . . . . . . . . . .       5,898,525           11.2
     All directors and officers
       as a group (seven persons) (7). . . .      11,781,753           22.4


------------------------
*  Less than one percent.
(1) Unless otherwise indicated, each person named in the above-described table has the sole voting and investment power with respect to his shares of the Common Stock beneficially owned. The business address of each individual is the same as the address of the Company's principal executive offices except for Dr. Pratley whose business address is 1055 North 300 W., No. 501, Provo, Utah 84604; Mr. Geilmann, whose business address is 20660 S.W. Shoshone Drive, Tualatin, Oregon 97062; and General Aderholt, whose address is 23 Miracle Strip Parkway, N.E., Ft. Walton Beach, Florida 32548.
(2) Includes 500,000 shares of the Common Stock which are covered by options are exercisable within 60 days from October 29, 1998, and 7,748,784 shares of the Common Stock owned by Thermal Imaging, Inc., an affiliate of Mr. Johnston.
(3) Includes 2,625,000 shares of the Common Stock which are covered by options are exercisable within 60 days from October 29, 1998.
(4) Includes 500,000 shares of the Common Stock which are covered by options are exercisable within 60 days from October 29, 1998.
(5) Includes 90,739 shares of the Common Stock issued and outstanding, and 166,666 shares of the Common Stock which are covered by options exercisable within 60 days from October 29, 1998.
(6) Includes 96,000 shares of the Common Stock issued and outstanding and 700,000 shares of the Common Stock underlying the Resale Warrants in the name of Daron Dillia. Also includes 1,846,275 shares of the Common Stock issued and outstanding, 2,000,000 shares of the Common Stock which are covered by options exercisable within 60 days of October 29, 1998, the right to acquire, within 60 days of October 29, 1998 approximately 1,050,000 shares of the Common Stock through the conversion of outstanding amounts due by the Company under a corporate note, and 206,250 beneficially held, in the name of Manhattan Financial Group, an affiliate of Ms. Dillia. See "Plan of Distributions and Selling Stockholders."
(7) Includes an aggregate of 7,990,087 shares of the Common Stock issued and outstanding and an aggregate of 3,791,666 shares of the Common Stock which are covered by options exercisable within 60 days from October 29, 1998.
(8) Unless otherwise provided, the calculation of percentage ownership is based on the total number of shares of the Common Stock outstanding as of October 29, 1998. Any shares of the Common Stock which are not outstanding as of such date but are subject to options, warrants, or rights of conversion exercisable within 60 days of October 29, 1998 shall be deemed to be outstanding for the purpose of computing percentage ownership of outstanding shares of the Common Stock by such person but shall not be deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

MANHATTAN FINANCIAL GROUP CONSULTING AGREEMENT

     Effective January 1, 1997, the Company and Manhattan Financial Group of Manhattan Beach, California ("MFG"), executed a Consulting Agreement covering financial services. MFG provides regular financial advising services to the Company, such as strategic consulting to arrange financing of projects. For example, MFG arranged, for no additional fee other than the Common Stock set forth below, the sale of convertible debentures in 1996 and the 8% Convertible Debenture in 1997, and MFG negotiated and arranged an equipment financing commitment not utilized in 1996. The term of the agreement is for one year, automatically renewable for additional periods of one year thereafter unless terminated upon proper notice. The consideration for the agreement was 100,000 shares of the Common Stock and an option to purchase 2,000,000 shares of the Common Stock at an exercise price of $0.60 per share (the original executed agreement referenced an exercise price of $0.75 per share, but the agreement was amended to reflect a reduced exercise price of $0.60 per share). Fifty percent of the options vested upon the execution of the agreement, and the remaining 50 percent of the options vested on December 31, 1997. At the cost of the Company, MFG has "piggyback" registration rights with respect to the shares of the Common Stock derived from the exercise of the options. As of the date of this Prospectus, none of the options granted to MFG under the agreement have been exercised. In the event of termination of the agreement before its expiration date, all options exercisable must be exercised on or before the expiration of three years following the termination date, extended by agreement, from an original exercise period of 90 days following the termination date. In addition, the agreement subjects MFG to a duty not to reveal any confidential information about the business of the Company.

     In a related transaction, on July 9, 1997, MFG and the Company entered into a Restricted Stock Purchase Agreement wherein the Company would issue to MFG 500,000 shares of the Common Stock in consideration for, and subject to, total contributions of up to $150,000 to the Company in conjunction with the PR Expense Administration Agreement between the Company and Liberty Capital Group, Inc. As of the date of this Prospectus, MFG has funded approximately $50,000 pursuant to its obligation. The effective purchase price of the Common Stock was set at $0.30 per share.

     The resale of 2,000,000 shares of the Common Stock to be issued to MFG in connection with the exercise of options granted pursuant to the above described Consulting Agreement is being registered under the Securities Act pursuant to this Prospectus.

AMBIENT CAPITAL GROUP, INC. FINANCIAL ADVISORY AGREEMENT

     On October 29, 1997, the Company executed a Financial Advisory Agreement with Ambient Capital Group, Inc. ("Ambient") appointing Ambient to act as its financial adviser with respect to planning and executing capital structure strategies, revising the Company's business plan, and certain other matters related thereto. These financial advisory services include negotiation of capital financing for equipment and will include the introduction of new capital financing sources to the Company. The term of the agreement is for 12 months, with month-to-month extensions thereafter, until terminated upon 60 days notice by either party. Ambient received as an initial retainer fee for its services of 83,333 shares of the Common Stock and 83,333 warrants giving Ambient the right to purchase five shares of the Common Stock at $0.72 per share for each warrant issued. These warrants are valid for a period of four years from the date of issue. In addition, Ambient will receive success fees for raising equity and debt capital, for advising on mergers and acquisitions, and for other corporate finance transactions pursuant to separate engagement agreements for each transaction to be negotiated in good faith at such time as the specific type transaction and/or amount of capital to be raised is determined. If Ambient terminates the engagement before the end of the initial 12 month term, then Ambient agreed to a pro-rated cancellation of all unexercised warrants based on the number of months that the agreement was in effect. The agreement provides Ambient with anti-dilution protection for stock splits, stock dividends, and similar corporate events. Moreover, the shares of the Common Stock issued pursuant to the agreement and all shares of the Common Stock underlying the warrants shall have standard "piggyback" registration rights at no cost to Ambient.

     The resale of 416,665 shares of the Common Stock to be issued to Ambient in connection with the above described agreement, including any shares to be issued upon the exercise of any warrants, is being registered under the Securities Act pursuant to this Prospectus.

LIBERTY CAPITAL GROUP, INC. SERVICES AGREEMENT

     On July 21, 1997, the Company and Liberty Capital Group, Inc. ("Liberty Capital") executed that certain Services Agreement whereby the Company engaged Liberty Capital to perform services associated with the development of a comprehensive business plan, future acquisition strategies, and any other ancillary services relating to the foregoing. The Services Agreement expanded upon the terms of an earlier agreement, the Liberty Capital Group, Inc. Consulting Agreement. In consideration of such services, the Company granted to Liberty Capital options to purchase all or any portion of 300,000 shares of the Common Stock at a purchase price equal to $0.60 per share. Options for up to 100,000 shares shall become exercisable on or after the first date, following the effective date, that the "stock price" (defined as the low bid price for the Common Stock over three consecutive business days) reaches a level of $2.00 per share. Options for up to an additional 100,000 shares shall become exercisable on or after the first date thereafter that the stock price reaches a level of $3.00 per share, and options for up to an additional 100,000 shares shall become exercisable on or after the first date thereafter that the stock price reaches a level of $5.00 per share. In the event the Company terminates the agreement for "cause" then any options that are exercisable as of the date of such termination shall be deemed earned by Liberty Capital surviving termination and exercisable on or before three years after the effective date, and any options that are not yet exercisable as of the date of such termination will terminate automatically without notice and be of no further force or effect. The options will terminate automatically without notice and be of no further force or effect to the extent the options are not yet exercised within three years after the effective date. If an event has occurred which would permit Liberty Capital to exercise the options, Liberty Capital has the right to demand registration of the shares when issued. In addition, if shares of the Common Stock covered by the options have been exercised but not yet registered, Liberty Capital shall have "piggyback" registration rights to require the shares which have been issued to be registered in the event the Company is filing any other registration statement to register any other shares of the Common Stock.

     In conjunction with the Liberty Capital Group, Inc. Consulting Agreement, the Company, Liberty Capital and MFG executed the PR Expense Funds Administration Agreement discussed above. See "Management - Manhattan Financial Group Consulting Agreement."

     The Company terminated the services of Liberty Capital in 1998. As of the date of this Prospectus, the Company is not aware of the occurrence of any event which would have triggered vesting of the options granted to Liberty Capital.

     None of the shares of the Common Stock to be issued to Liberty Capital in connection with the exercise of the options are being registered under the Securities Act pursuant to this Prospectus.

WILLARD HARPSTER CONSULTING AGREEMENT


     Effective January 1, 1997, the Company and Willard Harpster ("Harpster") executed a Consulting Agreement covering financial services associated with the development of a comprehensive business plan, future acquisition strategies, capital development and fund raising. The Company requested in 1997 and 1998 numerous consultations with Harpster for advice to inhibit short selling of the Common Stock, for review of the Common Stock sales and trading compliance, and for advice in development of its business plan for presentation to capital markets. In consideration of such services, Harpster was granted an option to purchase all or any portion of 275,000 shares of the Common Stock at a purchase price of $0.75 per share. The agreement provides for a term of one year commencing on the effective date, with automatic renewal, if not terminated as therein provided, for successive one year periods. Notwithstanding the foregoing, the agreement permits the parties to terminate the agreement at any time upon 10 days written notice. In the event Harpster terminates the agreement or the Company terminates the agreement for "cause" then any options that are exercisable as of the date of such termination shall be deemed earned by Harpster, surviving termination, but in all cases must be exercised on or before the expiration of 90 days following the termination date, and any options that are not yet exercisable as of the date of such termination will terminate automatically without notice and be of no further force or effect. In the event the Company terminates the agreement without cause then any portion of the options which Harpster has the right to exercise as of the date of such termination of employment must be exercised on or before 90 days after the date of termination. All options not exercisable as of the date of termination of employment and all options earned by Harpster, if any, not exercised on or before the expiration of the 90 day period will terminate automatically without notice and be of no further force or effect. The options terminate automatically without notice and will be of no further force or effect to the extent the options are not yet exercised before January 1, 2002. All shares of the Common Stock which Harpster obtains from the exercise of options will be subject to "piggyback" registration rights.



     In November 1998, Harpster terminated the Consulting Agreement and waived any and all rights to exercise his vested stock options. Consequently, all stock options granted to Harpster terminated and are of no further force or effect. In addition, Harpster did not obtain any of the Common Stock of the Company pursuant to the exercise of stock options granted in connection with the performance of services under the Consulting Agreement.

PDH, LTD. AGREEMENT

     PDH, Ltd. has been issued shares of the Common Stock valued at $253,000 as compensation and reimbursement of expenses for public relations services rendered from July 1, 1996 through June 30, 1997. The resale of certain shares of the Common Stock issued to PDH, Ltd. is being registered under the Securities Act pursuant to this Prospectus. PDH, Ltd. is an assumed business name for Paul Douglas Holt and any persons engaged by him. This consultant has been engaged by the Company for several years to assist the Company with advisory and administrative duties, including stockholder communications. The Company has engaged PDH, Ltd. in lieu of full time employees. PDH, Ltd. coordinates stockholder requests for management review and response and processes Company payables, eliminating the need for administrative staff. PDH, Ltd. has been familiar with the Company's administrative expenses and operations requirements and has on occasion paid such costs in exchange for shares of the Common Stock in the Company.

BRISTOL ASSET MANAGEMENT, L.L.C. INVESTMENT AGREEMENT

     On January 20, 1998, the Company entered into an Investment Agreement (herein referred to as the "Investment Agreement") with Bristol Asset Management, L.L.C., a Delaware limited liability company ("Bristol"), regarding the periodic purchase of shares of the Common Stock. Ambient Capital Group, Inc. ("Ambient") produced the Investment Agreement for the Company, and the Company has no financial information available to confirm the financial capability of Bristol to perform. Subject to the provisions of the Investment Agreement, the Company shall issue and sell to Bristol, and Bristol shall be obligated to purchase from the Company, up to $7,000,000 worth of the Common Stock, which shall continue for the remainder of the three year term of the Investment Agreement.

     The determination of the timing and amount of the Common Stock to be sold shall be made by the Company, in its sole discretion, to the extent not limited by the terms of Investment Agreement. Subject to certain limitations, the Company may require Bristol to purchase shares of the Common Stock on a monthly basis. Within ten days after the end of each calendar month, the Company is permitted to deliver written notices to Bristol (the "Put Notice") stating a dollar amount of the Common Stock which the Company intends to sell to Bristol five business days following the date (the "Put Notice Date") on which the Put Notice is given to Bristol; provided, the Company may only require Bristol to purchase a maximum amount of shares of the Common Stock not to exceed the lesser of (i) $7,000,000 less all amounts previously paid by Bristol, and (ii) the product of (x) the number of shares of the Common Stock of the Company traded on the Principal Exchange on which the Common Stock traded for the preceding calendar month, multiplied by (y) the average of the closing bid prices for the Common Stock during the prior calendar month, multiplied by (z) 14 percent. Furthermore, the Company may not deliver a Put Notice if (i) trading of the Common Stock on the principal market on which it is then traded (the "Principal Exchange") is suspended or the Common Stock has been delisted, (ii) the closing price of the Common Stock on the Principal Exchange is less than $0.15 per share, (iii) a registration statement filed with the Commission is not effective or is subject to a stop order or is otherwise suspended, (iv) the Dow Jones Industrial Average has dropped more than five percent within the preceding five business days, or (v) the Common Stock to be sold is not then registered for resale under the Exchange Act.

     Unless otherwise provided, Bristol shall be required to contribute the amount of funds specified in the Put Notice. Payment of the draw down amount must be made by Bristol on the fifth business day following the proper delivery of a Put Notice. Simultaneously with the receipt of the funds from Bristol in the amount specified in the Put Notice, the Company shall issue and sell to Bristol the number of shares of the Common Stock equal to the draw down divided by 74 percent of the lowest sales price for the Common Stock on the Principal Exchange (the "Lowest Sale Price") during the 10 trading days prior to the Put Notice Date (the "Look Back Period"). In the event that the Lowest Sale Price during the 20 trading days after a particular closing is less than 95 percent of the Lowest Sale Price applicable to such closing, then the Company shall promptly issue to Bristol an additional number of shares of the Common Stock with respect to such closing such that the number of shares of the Common Stock issued to Bristol at such closing plus such additional number of shares are equal to the funds drawn down at such closing divided by 74 percent of the Lowest Sale Price during such 20 trading day period. Bristol shall also be issued additional warrants equal to 12 percent of the number of additional shares so issued and the exercise price of such additional warrants and the warrants issued at such closing shall be adjusted to 100 percent of the Lowest Sale Price during such 20 trading day period.

     Generally, at each closing, the Company shall also deliver to Bristol warrants to purchase shares of the Common Stock (the "Warrant Shares"). The warrants shall expire on the fifth anniversary of the date of issuance. Generally, the warrants shall entitle the holder thereof to purchase a number of Warrant Shares equal to 12 percent of the number of shares of the Common Stock purchased at the closing in question at an initial exercise price equal to 100 percent of the average closing sales price for the Common Stock on the Principal Exchange during the Look Back Period in question.

     The Company agrees that all shares of the Common Stock issued to Bristol pursuant to the Investment Agreement shall, at the time of such issuance and for so long thereafter as is required by the Investment Agreement, be subject to an effective registration statement on Form S-1 or an equivalent thereof, covering the resale or other disposition thereof by Bristol at any time and from time to time after each such issuance, and with respect to the Warrant Shares, covering the resale or other disposition by the holders thereof at any time and from time to time after each such issuance.

     As conditions precedent to the obligation of Bristol to purchase any shares of the Common Stock, the Company must meet numerous organizational, financial, and reporting criteria, including the ability to engage in the contemplated transactions, unrestrained trading of the Common Stock on the Principal Exchange, effectiveness of the Company's registration statement and certification of corporate authority to engage in the contemplated transactions.

     In addition to conditions precedent which must be satisfied prior to Bristol's obligation to purchase the Common Stock under the Investment Agreement, the total amount of the Common Stock which the Company can require Bristol to purchase may be limited to a percentage of the total shares of the Common Stock outstanding. Under the Investment Agreement, Bristol may refuse to purchase the Common Stock, as requested in a properly delivered Put Notice, if the purchase of the Common Stock would result in Bristol beneficially owning more than 4.9 percent of the Common Stock outstanding, determined in accordance with Section 13(d) of the Exchange Act, including shares of the Common Stock acquired pursuant to the Investment Agreement or through unrelated transactions. As a result, it is possible that Bristol's total investment under the Investment Agreement could be limited to an aggregate dollar amount well below $7,000,000.

     As an illustration, assuming that all of the necessary conditions have been met and using June 1, 1998 as a constant Put Notice Date, Bristol could be required to contribute approximately $1,377,465 to the Company in exchange for an estimated 2,127,360 shares of the Common Stock and 255,284 shares of the Common Stock underlying the Compensation Warrants before reaching a beneficial ownership position in excess of 4.9 percent of the Common Stock of the Company outstanding as of June 30, 1998. Pursuant to Section 1.3 of the Investment Agreement, the draw down amount would be determined by taking the product of the number of shares of the Common Stock of the Company traded on the principal exchange during the applicable month (4,342,200), multiplied by the average of the closing bid prices for the Common Stock during the applicable month ($0.9865) multiplied by 14 percent. The number of shares to be issued in exchange for the maximum draw down amount of $599,701 would be determined by dividing the amount by 74 percent of the lowest sales price for the Common Stock during the 10 trading days prior to the Put Notice Date ($0.6475). Based on this calculation, Bristol would be entitled to receive approximately 926,180 shares of the Common Stock of the Company upon payment of the monthly draw down amount. In addition to the issuance of shares of the Common Stock, Bristol would receive, upon each closing, warrants entitling Bristol to purchase 111,142 shares of the Common Stock at $0.964 per share.

     Assuming the above figures are constant, all necessary conditions have been met, and the Company properly delivers Put Notices for the maximum possible amount in successive months, Bristol could acquire 4.9 percent of the Common Stock of the Company, calculated as of June 30, 1998, within a period of three months in exchange for an approximate aggregate contribution of $1,377,465. The amount contributed by Bristol and the number of shares of Common Stock issued by the Company under the Investment Agreement could vary significantly based on fluctuations in the trading price of the Common Stock. In addition, if Bristol acquires beneficial ownership of shares of the Common Stock through any other means, the amount Bristol could be required to purchase under the Investment Agreement would be reduced. In the event the trading price of the Company's Common Stock were to decline in value, the aggregate contributions the Company could require Bristol to fund under the Investment Agreement would be reduced.

     The Investment Agreement may be terminated at any time only with the mutual consent of the Company and Bristol. The Investment Agreement shall automatically terminate without any further action of either party when Bristol has invested an aggregate of $7,000,000 in Common Stock pursuant to the Investment Agreement.

     Pursuant to the Investment Agreement, 20,781,250 shares of the Common Stock to be issued to Bristol, including any shares to be issued upon the exercise of the Compensation Warrants, are being registered under the Securities Act pursuant to this Prospectus. The number of shares described in this section includes (i) 18,229,167 Newly Issued Shares; and (ii) 2,552,083 shares to be issued upon the exercise of the Compensation Warrants. The number of Newly Issued Shares and shares underlying Compensation Warrants being registered hereby are generally calculated based on the formula set forth in the Investment Agreement. The formula used to calculate the number of Newly Issued Shares being registered hereunder is as follows: $7,000,000 DIVIDED BY 74 percent X $0.52 (the lowest sales price for the Common Stock on the Principal Exchange of the Company during the 10 trading days prior to January 30, 1998) = 18,229,167 shares of the Common Stock. The number of shares of the Common Stock underlying the Compensation Warrants were calculated as follows: 18,229,167 X 14 percent = 2,552,083 shares. If the sales price for the Common Stock used in the formula is different than the example of $0.52 contained herein, then the number of Newly Issued Shares and the number of shares underlying the Compensation Warrants will change. However, for the purposes of this Prospectus, the formula price of $0.52 per share is being used. If the sales price is greater than $0.52 per share, a lesser number of shares of the Common Stock will be issued.


                              DESCRIPTION OF SECURITIES

     Under the Company's Articles of Incorporation, the authorized capital stock of the Company consists of 103,000,000 shares, of which 100,000,000 are shares of common stock, par value $0.001 per share (the "Common Stock") and 3,000,000 are shares of preferred stock (the "Preferred Stock"). As of October 29, 1998, there were 48,834,512 shares of the Common Stock issued and outstanding, while no shares of the Preferred Stock were issued or outstanding. The Company has reserved 18,229,167 shares of the Common Stock for issuance upon the purchase of the Newly Issued Shares, 2,552,083 shares of the Common Stock for issuance upon the exercise of the Compensation Warrants, 3,840,615 shares of the Common Stock for issuance upon the exercise of the Resale Warrants, and 6,250,000 shares of the Common Stock for issuance upon exercise of the Resale Options.


     The registration of the Newly Issued Shares and the shares underlying the Compensation Warrants only applies to the resale of such shares by Bristol Asset Management , L.L.C.

     The following description of certain matters relating to the Common Stock, the Preferred Stock, and the Warrants is a summary and is qualified in its entirety by the provisions of the Company's Articles of Incorporation and Bylaws.

COMMON STOCK


     The holders of the Common Stock are entitled to one vote per share on all matters submitted to a vote of the stockholders of the Company. The holders of the Common Stock have the sole right to vote, except as otherwise provided by law or by the Company's Articles of Incorporation, including provisions governing any shares of the Preferred Stock. In addition, such holders are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor, subject to the payment of preferential dividends with respect to any shares of the Preferred Stock that from time to time may be outstanding. In the event of the dissolution, liquidation or winding up of the Company, the holders of the Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities of the Company and subject to the prior distribution rights of the holders of any shares of the Preferred Stock that may be outstanding at that time. All outstanding shares of the Common Stock being registered for resale hereby, will be fully paid and nonassessable. The resale of (i) 5,337,741 shares of the Common Stock issued and outstanding, (ii) 6,250,000 shares of the Common Stock pursuant to the exercise of the Resale Options, and
(iii) 18,229,167 shares of the Common Stock with respect to the Newly Issued Shares are being registered hereby.

CUMULATIVE VOTING RIGHTS

     The holders of the Common Stock do not have cumulative voting rights. Accordingly, the holders of more than 50 percent of the issued and outstanding shares of the Common Stock voting for the election of directors can elect all of the directors if they choose to do so, and in such event, the holders of the remaining shares of the Common Stock voting for the election of the directors will be unable to elect any person or persons to the Board of Directors.

PREEMPTIVE RIGHTS

     Pursuant to Title 7, Chapter 79 of the Nevada Revised Statutes, stockholders of corporations organized before October 1, 1991, with certain limited exceptions set out in the statute, have preemptive rights to acquire pro rata unissued shares, treasury shares or securities convertible into such shares, being offered for sale, except to the extent limited or denied by the corporation's articles of incorporation. Prior to October 1, 1991, among other circumstances, preemptive rights did not exist with respect to (i) shares issued to directors, officers or employees of the Company pursuant to a vote of the stockholders, or pursuant to a plan authorized by the stockholders, (ii) shares sold for a consideration other than cash, and (iii) shares issued at the same time that the stockholder who claims a preemptive right acquired his shares.
The Company was incorporated on June 10, 1987, and prior to March 16, 1998, its Articles of Incorporation did not provide for any limitation with respect to preemptive rights. In the various offerings of its securities, the Company did not offer to its existing stockholders preemptive rights to acquire any of the securities so offered other than to persons in exchange for services rendered. The applicable remedy, if any, for the failure by the Company to offer to its stockholders the preemptive rights is not certain after the passage of time and Common Stock price fluctuations. Under Nevada law, the preemptive right is only an opportunity to acquire shares upon such terms as the Board of Directors fixes for the purpose of providing a fair and reasonable opportunity for the exercise of such right. If a stockholder were to timely demand preemptive rights for a particular non-excepted prior sale, the Company might be required in equity to sell additional shares of the Common Stock to the complaining stockholder at previously offered prices to enable a stockholder exercising such rights to maintain his ownership percentage for prior sales that would effect preemptive rights. To the extent that any stockholders were entitled to the right to purchase shares of the Common Stock upon the exercise of any such preemptive rights, the Company plans to allow any such requesting stockholder the right to purchase his pro rata amount of such shares at the same price per share to which he would have been entitled if such preemptive rights had been offered in conformity with Nevada law. Any such offering of preemptive rights will be in conformity with the Securities Act and the various states where any such stockholders may be located. If any stockholders were to exercise their preemptive rights within the applicable statute of limitations for any sale of securities which carried a preemptive right prior to March 16, 1998, the percentage interests of investors may be diluted by any such sales of additional securities and the contributions to the Company from such sales, if required to be offered at the price of previous issuances and if such price is below the current market value, could result in contributions to the Company at a per share contribution less than the current market value. The Company cannot speculate whether any stockholders would elect such preemptive rights, if the statute of limitations has not barred such rights, or how much additional capital would be raised or how many shares would be issued or whether other remedies would be available. Thus, the Company assigns no liability to this contingency. As of the date of this Prospectus, management is not aware of any stockholder who intends to make any claim with respect to the failure by the Company to offer any such preemptive rights. On February 4, 1998, a majority of the stockholders, by written consent, voted to amend the Articles of Incorporation of the Company to deny preemptive rights with respect to each new issuance of shares of the Common Stock. However, the amendment to the Articles of Incorporation will have no effect with respect to preemptive rights which may have existed for certain sales of the Common Stock prior to such amendment.

PREFERRED STOCK

     The Board of Directors is authorized, without action by the holders of the Common Stock, to provide for the issuance of the Preferred Stock in one or more series, to establish the number of shares to be included in each series and to fix the designations, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. This includes, among other things, voting rights, conversion privileges, dividend rates, redemption rights, sinking fund provisions and liquidation rights which shall be superior to the Common Stock. The issuance of one or more series of the Preferred Stock could adversely affect the voting power of the holders of the Common Stock and could have the effect of discouraging or making more difficult any attempt by a person or group to attain control of the Company. As of the date of this Prospectus, there are no shares of the Preferred Stock issued and outstanding.

DEBENTURES

     6% CONVERTIBLE DEBENTURE. On August 15, 1996, the Company issued its 6% Convertible Debenture due August 15, 1999 in the principal amount of $550,000 (the "6% Convertible Debenture"). This debenture included a provision under which a penalty equal to 1.5 percent of the then outstanding principal shall be payable monthly, in addition to the six percent interest otherwise due to be paid, if the shares of the Common Stock issuable upon conversion of the 6% Convertible Debenture were not the subject of a registration statement filed with the Commission pursuant to the Securities Act on or before August 30, 1996 and declared effective on or before October 31, 1996. It was subsequently agreed between the Company and the holder of the 6% Convertible Debenture that any such penalties would not commence to accrue until April 1, 1997. The 6% Convertible Debenture was convertible into shares of the Common Stock at a price per share equal to the lesser of the average closing bid price of the Common Stock for the five consecutive trading days immediately preceding the date of the 6% Convertible Debenture, or 77 percent of the average closing bid price of the Common Stock for the five consecutive trading days prior to conversion. In connection with the issuance of the 6% Convertible Debenture, the Company also issued to the holder a warrant to purchase 100,000 shares of the Common Stock at $2.00 per share. See "Description of Securities - Warrants." The 6% Convertible Debentures have been fully converted and are no longer outstanding.

     8% CONVERTIBLE DEBENTURE. On March 13, 1997, the Company issued its 8% Convertible Debenture due March 13, 2000 in the principal amount of $125,000 (the "8% Convertible Debenture"). This debenture included a provision under which a penalty equal to two percent of the then outstanding principal shall be payable monthly, in addition to the six percent interest otherwise due to be paid, if the shares of the Common Stock issuable upon conversion of the 8% Convertible Debenture were not the subject of a registration statement filed with the Commission pursuant to the Securities Act on or before May 15, 1997 and declared effective on or before July 15, 1997. The 8% Convertible Debenture was convertible into shares of the Common Stock at a price per share equal to the lesser of the average closing bid price of the Common Stock for the five consecutive trading days immediately preceding the date of the 8% Convertible Debenture, or 77 percent of the average closing bid price of the Common Stock for the five consecutive trading days prior to conversion. In connection with the issuance of the 8% Convertible Debenture, the Company also issued to the holder a warrant to purchase 50,000 shares of the Common Stock at $1.50 per share. See "Description of Securities - Warrants." The 8% Convertible Debentures have been fully converted and are no longer outstanding.

     12% SERIES A SENIOR SUBORDINATED CONVERTIBLE REDEEMABLE DEBENTURE. In April 1997, the Company issued its 12% Series A Senior Subordinated Redeemable Debentures in the aggregate amount of $662,500 (the "12% Convertible Debenture"). These debentures generally matured in April 1998 and were convertible into shares of the Common Stock at a conversion price equal to the lower of 90 percent of the average closing bid price of the Common Stock for the five business days immediately preceding the notice of conversion or 90 percent of the closing bid price of the Common Stock of the business day immediately preceding the date of subscription by the holder. All of the 12% Convertible Debentures have been converted or canceled through a recission effected pursuant to settlement agreements reached with the respective holders. See "Business - Litigation."

WARRANTS

     PRIVATE PLACEMENT WARRANTS. During the period from November 1995 though February 1996, in connection with a private placement of 2,000,000 shares of the Common Stock at $1.00 per share, the Company also granted to the investors warrants to acquire an equal number of shares at $5.00 per share for a two-year period. Warrants for an additional 203,150 shares of the Common Stock were issued to the investors in the private placement in September 1996 due to the failure by the Company to file a registration statement covering the shares of the Common Stock offered in the private placement. These additional warrants were likewise exercisable at $5.00 per share. In the spring of 1997, the Company effected a further settlement with investors in the private placement regarding the Company's obligation to register the shares of the Common Stock offered in the private placement. The terms of the settlement provided that certain investors would turn in the warrants held at that time in exchange for warrants equal to one and one-half times the warrants held at a new exercise price of $2.50 per share. Due to the various settlements effected by the Company, as of February 6, 1998 such investors held warrants which upon exercise would represent 3,273,950 shares of the Common Stock (the "PPM Warrants").

     DEBENTURE WARRANTS. In connection with the purchase of the Company's 6% Convertible Debenture, (which was fully converted and canceled by the Company on February 6, 1998) on August 15, 1996 the Company issued a warrant for 100,000 shares of the Common Stock at $2.00 per share which expires on August 15, 2001 (the "6% Convertible Debenture Warrant"). In connection with the purchase of the Company's 8% Convertible Debenture, on March 13, 1997 the Company issued a warrant for 50,000 shares of the Common Stock at $1.50 per share which expires on March 13, 2002 (the "8% Convertible Debenture Warrant").

     AMBIENT WARRANTS. As additional compensation to Ambient Capital Group, Inc. ("Ambient") for providing services relating to capital structure strategies and the revision of the Company's business plan, the Company issued Ambient 83,333 warrants on October 29, 1997 (the "Ambient Warrants"). The Ambient Warrants entitle the holder to purchase five shares of the Common Stock at $0.72 per share for each warrant issued. The Ambient Warrants are valid for a period of four years from the date of issuance.

     The resale of 3,273,950 shares of the Common Stock underlying the PPM Warrants, 100,000 shares of the Common Stock underlying the 6% Convertible Debenture Warrant, 50,000 shares of the Common Stock underlying the 8% Convertible Debenture Warrant and 416,665 shares of the Common Stock underlying the Ambient Warrants (collectively, the "Resale Warrants") is being registered hereby pursuant to registration rights granted to the holders thereof. The Company has agreed to pay all expenses in connection with such registration, except for underwriting discounts and commissions and legal fees for counsel to the holders.

     COMPENSATION WARRANTS. In conjunction with purchase of the Newly Issued Shares under the Investment Agreement, Bristol shall generally be issued warrants to purchase a number of shares of the Common Stock equal to 12 percent of the number of Newly Issued Shares purchased at each closing at an initial exercise price equal to 100 percent of the average closing sales price for the Common Stock on the Principal Exchange during the Look Back Period (the "Compensation Warrants"). See "Principal Stockholders - Bristol Asset Management, L.L.C. Investment Agreement." The Compensation Warrants will expire five years from the date of issuance. The resale of 2,552,083 shares of the Common Stock underlying the Compensation Warrants is being registered pursuant to this Prospectus.

CANCELED SHARES

     As a result of an internal audit conducted by the Company's management, including a review of all stock transactions within the past four years, the Board of Directors approved the cancellation of 5,897,960 shares of the Common Stock during 1997. The shares of the Common Stock were canceled for various reasons, including failure of consideration, duplicative issuances, and the disparity in value between the number of shares issued and the services rendered to the Company by the respective stockholders. In addition, the Company recalled and canceled an aggregate of 400,322 shares of the Common Stock issued to TII (252,597) and MFG (147,725) in 1998 due to mathematical errors in calculating the purchase price. The following is a summary of the cancellations which have been effected by the Transfer Agent:


                 Name                                 Number of Shares Canceled
                 ----                                 -------------------------
     Thermal Imaging, Inc (1). . . . . . . . . . .           4,582,597
     PDH, Ltd (2). . . . . . . . . . . . . . . . .             467,260
     Bin Zhou (3). . . . . . . . . . . . . . . . .             250,000
     Richard Thompson (4). . . . . . . . . . . . .             500,000
     Maxwell Rabb (4). . . . . . . . . . . . . . .             250,000
     Robert Gray (4) . . . . . . . . . . . . . . .             100,000
     Bruce Huddleston (5). . . . . . . . . . . . .                 700
     Manhattan Financial Group (6) . . . . . . . .             147,725


-----------------
(1) Several stock issuances to Thermal Imaging, Inc., an affiliate of Mr. Johnston, were canceled due to failure of consideration. The cancellations included the following: (i) cancellation of 300,000 shares of the Common Stock originally issued on February 22, 1995 as a finder's fee relating to funding which never materialized; (ii) cancellation of 1,400,000 shares of the Common Stock originally issued on September 22, 1995 in anticipation of cash contributions to the Company which never materialized due to the breach by its intended funding source; (iii) cancellation of 630,000 shares of the Common Stock originally issued on April 18, 1996 due to the fact that the shares had been directly issued to Dorex stockholders in settlement of claims for which Thermal Imaging, Inc. had assumed liability pursuant to the Assumption of Liability Agreement (the Company canceled certificates totaling 700,000 shares of the Common Stock and re-issued a certificate to Thermal Imaging, Inc. representing 70,000 shares of the Common Stock); (iv) cancellation of 2,000,000 shares of the Common Stock originally issued on February 27, 1997 in anticipation of cash contributions to the Company which never materialized; and (v) cancellation of 252,597 shares of the Common Stock originally issued on February 3, 1998 due to a mathematical error in calculating the purchase price.
(2) The Company formally canceled 167,260 shares of the Common Stock originally issued to PDH, Ltd. on November 18, 1996 due to the fact that the value of the shares issued was in excess of the value of the services rendered to the Company. In addition, the Company canceled and set-off 300,000 shares of the Common Stock originally issued on April 4, 1996 against approximately 300,000 shares of the Common Stock due to PDH, Ltd. for services rendered and expenses incurred through June 30, 1997. The cancellation was to due to the fact that the value of the shares issued exceeded the value of the services rendered to the Company. Due to the fact that the set-off was made against unissued shares of the Common Stock, the transaction did not involve the formal cancellation of additional certificates.
(3) Pursuant to an understanding reached between the Company and Dr. Ben Zhou, a former director of the Company, Zhou was to receive 250,000 shares of the Common Stock in the event that the widespread marketing and distribution of CTI Systems in China had taken place by November 1997. The planned distribution of CTI Systems was not implemented by November 1997. The parties never executed a written document to memorialize the agreement. While the minutes of the Company evidence that the 250,000 shares of the Common Stock have been recorded as issued, delivery of the certificates never took place, consistent with the Company's representation and understanding that the shares would not be earned until first revenues were generated from the delivery and installation of CTI Systems in China. The Company's position was clarified in letters to Zhou dated June 1996 and January 1997.
(4) The Company has taken action to cancel certain stock certificates that were conditionally issued and delivered to Richard Thompson, a former director of the Company, and Maxwell Rabb and Robert Gray, both consultants to the Company. The Company conditionally issued shares of the Common Stock to Thompson (1,000,000), Rabb (275,000) and Gray (100,000) based on Thompson's representation that he had arranged large scale financing by SPRINT and another proposed contributor. Relying on Thompson's representations that such agreements had been reached, the shares were issued and delivered directly to Thompson. When the Company discovered that no financing agreements had been reached with SPRINT, the Company demanded return of the certificates from Thompson. After numerous attempts to persuade Thompson to return the certificates, the Board of Directors canceled the certificates, along with other certificates issued to Rabb and Gray by resolutions adopted on February 18, 1997 and April 21, 1997. As of the date of this Prospectus, the certificates have not been returned. Unfortunately, Mr. Thompson pledged one of the certificates, Certificate No. 8313, to a lender in January 1997, who claimed to be a protected purchaser under the Uniform Commercial Code. An agreement has been reached to permit the lender to liquidate the number of shares required to satisfy the outstanding indebtedness and recoverable costs secured by the shares, which shares have been liquidated and the balance of the shares 48,000 have been returned to the Company's Transfer Agent who intends to interplead them to resolve the Company's right to cancel such shares.
(5) The Company canceled these shares of the Common Stock due to the failure of consideration.
(6) The Company canceled these shares of the Common Stock originally issued on March 24, 1998 due to a mathematical error in calculating the purchase price.

          In September 1997, the Board of Directors adopted a resolution instructing its officers to work with the Company's auditor to develop internal control procedures for the Company, including directives relating to the separation of duties for account management, centralized record-keeping, document control, and contract expense authorization limitations on executive officers. The Company expects the preparation of such procedures to be completed by December 1998.

STOCK NOT PAID UP

     On February 28, 1996 the Company accepted a "Personal Note - Secured" (the "Note") in the principal amount of $525,000 from Daron Dillia doing business as Manhattan Financial Group ("MFG") in exchange for the issuance of 525,000 units (one unit = one share of the Common Stock and one warrant) offered by the Company in conjunction with its Private Placement Memorandum dated November 13, 1995. The Note matured on February 28, 1997 and interest has been accruing on the outstanding amount due since such date at a rate of nine percent per annum. The terms of the Note also provide that the amount due will be secured by the 525,000 units issued to MFG which shall be held by the Company until the Note is paid in full. Pursuant to an agreement between MFG and Benjamin W. and Nancy L. Anderson which was incorporated into the terms of the Note (the "Collateral Guarantee"), the Andersons' pledged 500,000 shares of the Common Stock and 200,000 units as additional security under the Note. As consideration under the Collateral Guarantee, MFG agreed to transfer 200,000 shares of the Common Stock from the 525,000 units acquired pursuant to the Note to the Andersons.

     In accordance with N.R.S. 78.211, the Company may authorize the issuance of shares in consideration of any tangible or intangible property or benefit delivered to the Company, including promissory notes. Upon receipt of the consideration for which the Board of Directors authorized the issuance of the shares, the shares issued therefor are fully paid. An issuance of 325,000 shares to Daron C. Dillia and 200,000 shares to Benjamin or Nancy Anderson was approved by the Board of Directors on February 29, 1996 in consideration for "money received as a result of the Private Placement Memorandum dated November 13, 1995." According to Management, the certificates representing all shares and warrants issued in connection with the Note are held by the Company.

     As of the date of this Prospectus no payments have been made by MFG towards the outstanding indebtedness due under the Note, nor has the Company made any effort to collect such amounts.

CERTAIN PROVISION OF THE ARTICLES OF INCORPORATION AND BYLAWS

     GENERAL. A number of provisions of the Articles of Incorporation ("Articles") and Bylaws ("Bylaws") of the Company concern matters of corporate governance and the rights of stockholders. Certain of these provisions, as well as the ability of the Board of Directors to issue shares of the Preferred Stock and to set the voting rights, preferences and other terms thereof, may be deemed to have an anti-takeover effect and may discourage takeover attempts not first approved by the Board of Directors (including takeovers which certain stockholders may deem to be in their best interests). To the extent takeover attempts are discouraged, temporary fluctuations in the market price of the Common Stock, which may result from actual or rumored takeover attempts, may be inhibited. These provisions, together with the ability of the Board of Directors to issue the Preferred Stock without further stockholder action, also could delay or frustrate the removal of incumbent directors or the assumption of control by the stockholders, even if such removal or assumption would be beneficial to the stockholders of the Company. These provisions also could discourage or make more difficult a merger, tender offer or proxy contest, even if they could be favorable to the interests of the stockholders, and could potentially depress the market price of the Common Stock. The Board of Directors believes that these provisions are appropriate to protect the interests of the Company and all of its stockholders.

     MEETINGS OF STOCKHOLDERS. The Bylaws provide that a special meeting of the stockholders may be called by the Chairman of the Board, the President, the Board of Directors, or the holders of not less than 10 percent of the outstanding shares of the capital stock of the Company entitled to vote at such a meeting unless otherwise required by law. The Company's Bylaws provide that only those matters set forth in the notice of the special meeting may be considered or acted upon at the special meeting.

     INDEMNIFICATION AND LIMITATION OF LIABILITY. The Company's Articles provide that a director of the Company will not be personally liable to the Company or its stockholders for monetary damages for any act or omission in good faith. By its terms, and in accordance with applicable state law, however, this provision does not eliminate or limit the liability of a director of the Company for any breach of duty based upon an act or omission (i) involving appropriation in violation of duty of any business opportunity of the Company, (ii) involving acts or omissions that are not in good faith or which involve intentional misconduct or a knowing violation of the law, or (iii) involving unlawful distributions or transactions from which the director derived an improper personal benefit. The Articles provide further that the Company shall indemnify its directors, except in such matters as to which the director shall be adjudged liable for his own negligence or intentional misconduct in the performance of his duty. A similar indemnification and limitation of liability provision in the Company's Bylaws also extends such protection to officers of the Company. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company is aware that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     AMENDMENT OF BYLAWS. The Bylaws provide that the Bylaws may be altered, amended or repealed by the Board of Directors or the stockholders of the Company. Such action by the Board of Directors requires the affirmative vote of a majority of the directors present at such meeting.

CERTAIN EFFECTS OF AUTHORIZED BUT UNISSUED STOCK

     Until the issuance of all of the shares of the Common Stock covered by the Warrants, the Resale Options, and the Debenture, the Company's authorized but unissued capital stock will consist of approximately 55,431,025 shares of the Common Stock. One of the effects of the authorized but unissued capital stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a tender offer, proxy contest or otherwise, and thereby to protect the continuity of the Company's management. If in the due exercise of its fiduciary obligations, for example, the Board of Directors were to determine that a takeover proposal was not in the Company's best interests, such shares could be issued by the Board of Directors without stockholder approval in one or more private or public offerings or other transactions that might prevent or render more difficult or costly the completion of the proposed takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group, by creating a substantial voting block of institutional or other investors that might undertake to support the position of the incumbent Board of Directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise. In this regard, the Company's Articles grant the Board of Directors broad power to establish the rights and preferences of the authorized, but unissued Preferred Stock, one or more series of which would be issued entitling holders to vote separately as a class on any proposed merger or consolidation, to convert Preferred Stock into a larger number of shares of the Common Stock or other securities, to demand redemption at a specified price under prescribed circumstances related to a change in control, or to exercise other rights designed to impede a takeover.

     The issuance of shares of the Preferred Stock pursuant to the Board's authority described above could decrease the amount of earnings and assets available for distribution to holders of the Common Stock, and adversely affect the rights and powers, including voting rights, of such holders and may have the effect of delaying, deferring or preventing a change in control of the Company. The Board of Directors does not currently intend to seek stockholder approval prior to any issuance of authorized, but unissued stock, unless otherwise required by law.

TRANSFER AGENT

     The Company's transfer agent for the Common Stock is Merit Transfer Company, 68 South Main Street, Suite 708, Salt Lake City, Utah 84101.

                    PLAN OF DISTRIBUTION AND SELLING STOCKHOLDERS

     This Prospectus relates to the aggregate resale of 36,209,606 shares of the Common Stock which may be sold by the Selling Stockholders. The shares of the Common Stock to be resold include (i) 18,229,167 shares to be purchased by an unrelated third party investor (the "Newly Issued Shares"); (ii) 2,552,083 shares to be issued upon the exercise of warrants to be issued to such investor (the "Compensation Warrants"); (iii) 5,337,741 shares issued and outstanding;
(iv) 3,840,615 shares underlying outstanding warrants (the "Resale Warrants"); and (v) 6,250,000 shares underlying outstanding options (the "Resale Options").


     The registration of the Newly Issued Shares and the shares underlying the Compensation Warrants only applies to the resale of such shares by Bristol Asset Management, L.L.C.


     The following tables set forth certain information with respect to the resale of the Common Stock by the Selling Stockholders as described in this Prospectus. The Company will not receive any proceeds from the resale of the Common Stock by the Selling Stockholders. However, the Company will receive the proceeds from the sale of the Newly Issued Shares, the exercise price per share upon the exercise of the Resale Warrants, the Compensation Warrants and the Resale Options.

        RESALE BY SELLING STOCKHOLDERS OF SHARES CURRENTLY OUTSTANDING ("S"); SHARES TO BE ISSUED AS NEWLY ISSUED SHARES ("NS") AND SHARES UNDERLYING
   RESALE WARRANTS ("W"), COMPENSATION WARRANTS ("CW"), AND RESALE OPTIONS ("O")



                                                           SHARES                                 SHARES
                                                        BENEFICIALLY                           BENEFICIALLY
                                                          OWNED                AMOUNT             OWNED
      STOCKHOLDER                                     BEFORE RESALE (1)      OFFERED (2)       AFTER RESALE       PERCENTAGE(3)
      -----------                                     -----------------      -----------       ------------       -------------
Fritz Abendroth (W)                                      61,875                61,875             -0-                 *
Harry C. Aderholt (S)                                   135,000               135,000             -0-                 *
Ainslie Investment Ltd. (S)                             250,000               250,000             -0-                 *
Ambient Capital Group, Inc.(W)                          416,665               416,665             -0-                 *
Benjamin or Nancy Anderson (S)                          774,549               600,000         174,549                 *
Benjamin Anderson (W)                                   568,750               568,750             -0-                 *
Jeremy Brent Andrus (W)                                  60,500                60,500             -0-                 *
Mary Ellen Ashby (W)                                     45,375                45,375             -0-                 *
Lynn Beckman (W)                                         41,250                41,250             -0-                 *
Randall S. Benson (W)                                    20,625                20,625             -0-                 *
Joanne L. Bingo (W)                                      94,875                94,875             -0-                 *
Orion Bishop (S)                                         50,000                50,000             -0-                 *
Dave Braman (S)                                          31,000                21,000          10,000                 *
Timothy Brant (S)                                        70,000                70,000             -0-                 *
Charles Brinkman (S)                                    240,100                25,000         215,100                 *
Charles W. Brinkman (W)                                  41,250                41,250             -0-                 *
Maxene Brinkman (S)                                      25,000                25,000             -0-                 *
Bristol Asset Management, L.L.C.(NS)                 18,229,167            18,229,167             -0-                 *
Bristol Asset Management, L.L.C. (CW)                 2,552,083             2,552,083             -0-                 *
Cameron Capital, Ltd. (W)                               150,000               150,000             -0-                 *
Pak Choi (S)                                              6,552                 6,552             -0-                 *
John Cornfield (S)                                        3,275                 3,275             -0-                 *
Brent L. Cox (W)                                         41,250                41,250             -0-                 *
Crown Development, Inc. (W)                              82,500                82,500             -0-                 *
Cheryl Demler (W)                                         7,150                 7,150             -0-                 *
Cheryl Demler (S)                                       175,000               130,000          45,000                 *
Daron C. Dillia (W)                                     700,000               700,000             -0-                 *
Kenneth M. Dodd (O)                                     500,000               500,000             -0-                 *
Misty Dorman (W)                                         25,410                25,410             -0-                 *


                                                           SHARES                                 SHARES
                                                        BENEFICIALLY                           BENEFICIALLY
                                                          OWNED                AMOUNT             OWNED
      STOCKHOLDER                                     BEFORE RESALE (1)      OFFERED (2)       AFTER RESALE       PERCENTAGE(3)
      -----------                                     -----------------      -----------       ------------       -------------
Donna L. Doxey (W)                                       82,500                82,500             -0-                 *
Robert A. Dresser (S)                                   138,000               138,000             -0-                 *
John Egbert (S)                                         310,000               180,000         130,000                 *
Douglas Emery (S)                                        35,000                35,000             -0-                 *
Sylvia Epstein (S)                                       50,000                50,000             -0-                 *
Dennis W. Ferchland (W)                                  20,625                20,625             -0-                 *
David Finney (S)                                         96,000                96,000             -0-                 *
Blake Fowler (S)                                         37,000                37,000             -0-                 *
Carol Fowler (S)                                         25,000                25,000             -0-                 *
Merrill Fowler (S)                                      204,500                59,000         145,500                 *
Jack Gately (S)                                          50,000                50,000             -0-                 *
Grisborne Capital (S)                                   250,000               250,000             -0-                 *
Joseph K. Grote (W)                                      41,250                41,250             -0-                 *
Earl Grundei (S)                                         45,000                30,000          15,000                 *
Bruce B. Hall (W)                                        41,250                41,250             -0-                 *
Willard Harpster (S)                                      7,200                 6,000           1,200                 *
William Hartman (S)                                      65,000                65,000             -0-                 *
Gerald Lynn Hayward(W)                                   41,250                41,250             -0-                 *
Michael P. Hill (S)                                       4,200                 4,200             -0-                 *
Bryan Holbrook (S)                                      100,000               100,000             -0-                 *
Darrell J. Horne (W)                                     82,500                82,500             -0-                 *
Matthew Jeaufreau (S)                                     4,000                 4,000             -0-                 *
Winthrop Jeaufreau (S)                                   55,000                21,000          34,000                 *
Soon-Yon Jin (W)                                         41,250                41,250             -0-                 *
Lori Koebler (S)                                          5,000                 5,000             -0-                 *
Arthur Laffer (S)                                           816                   816             -0-                 *
Lance J. Larson (W)                                      41,250                41,250             -0-                 *
Herman Lee (S)                                          205,000               200,000           5,000                 *
Allan-Chad Loo (S)                                        2,000                 2,000             -0-                 *
Manhattan Financial Group (S)                         1,846,275             1,846,275             -0-                 *
Manhattan Financial Group (O)                         2,000,000             2,000,000             -0-                 *
Masahisa Masuda (W)                                     330,000               330,000             -0-                 *
Nolan Maxfield (S)                                       12,200                10,000           2,000                 *
Brad Mefford (W)                                         41,250                41,250             -0-                 *
Leonard Meyers (S)                                        5,000                 5,000             -0-                 *
Meto Miteff (S)                                           6,752                 6,752             -0-                 *
Orlando Nickerson (W)                                    41,250                41,250             -0-                 *
Reed Oldroyd (S)                                         78,200                 5,000          67,200                 *
Stephen A. Oliver Trust (W)                              20,625                20,625             -0-                 *
Alex Olson (S)                                            2,000                 2,000             -0-                 *
John Olson (S)                                              787                   787             -0-                 *
Aaron Oyler (S)                                             787                   787             -0-                 *
Dick Oyler (S)                                            3,150                 3,150             -0-                 *
David Packer (O)                                        500,000               500,000             -0-                 *
PDH, Ltd. (S)                                           801,682               346,092         445,590                 *
Gary Post (S)                                            39,992                39,992             -0-                 *
Carol T. Racine (W)                                      33,750                33,750             -0-                 *
Max B. Reece (W)                                         41,415                41,415             -0-                 *
Steven M. Rhodes (W)                                     20,625                20,625             -0-                 *
Earl Richards (S)                                       135,000               135,000             -0-                 *


                                                           SHARES                                 SHARES
                                                        BENEFICIALLY                           BENEFICIALLY
                                                          OWNED                AMOUNT             OWNED
      STOCKHOLDER                                     BEFORE RESALE (1)      OFFERED (2)       AFTER RESALE       PERCENTAGE(3)
      -----------                                     -----------------      -----------       ------------       -------------
James P. Roake (W)                                      123,750               123,750             -0-                 *
David Russell (S)                                       334,000                44,000         290,000                 *
Susan D. Scott (W)                                       20,625                20,625             -0-                 *
Larry R. Sears (W)                                       41,250                41,250             -0-                 *
Richard V. Secord (O)                                 3,250,000             3,250,000             -0-                 *
Peter P. Smith (W)                                       41,250                41,250             -0-                 *
Gerald N. Stanley (W)                                    41,250                41,250             -0-                 *
Jack M. & Geraldean Stevens (JTWROS)(W)                  82,500                82,500             -0-                 *
Richard M. & Carolyn Stevens (JTWROS)(W)                 41,250                41,250             -0-                 *
David D. Stewart(W)                                      41,250                41,250             -0-                 *
David Stewart (S)                                       163,500                36,000         127,500                 *
Ross D. Stokes (W)                                       25,000                25,000             -0-                 *
Bee Bee Tan (W)                                          41,250                41,250             -0-                 *
Technology Vision Group, LLC (S)                          5,313                 5,313             -0-                 *
Charles Howard Thomas (W)                                28,600                28,600             -0-                 *
Daniel G. Thomas (W)                                     27,500                27,500             -0-                 *
Alice G. Watts (S)                                        1,000                 1,000             -0-                 *
Paul Weller (S)                                          34,000                34,000             -0-                 *
Harold Werth, Jr. (S)                                   180,000               127,000          53,000                 *
Harold Werth, Jr. (W)                                     6,875                 6,875             -0-                 *
Royce Yorgason (S)                                       62,245                15,750          46,495                 *


-------------------
*    Less than one percent.
(1) Shares Beneficially Owned Before Resale include shares of the Common Stock underlying outstanding Resale Warrants ("W"), Resale Options ("O"), Compensation Warrants ("CW") and Newly Issued Shares ("NS"). For purposes of this table, ownership of Shares Currently Outstanding ("S") is calculated based on the record number of outstanding shares held by such person as of October 29, 1998. For purposes of this table, ownership of Resale Warrants ("W"), Resale Options ("O"), Compensation Warrants ("CW") and Newly Issued Shares ("NS") is based on the actual or estimated number of shares of the Common Stock underlying the referenced class of securities owned by such person as of October 29, 1998.
(2) Shares offered include Shares Currently Outstanding ("S") subject to the restrictions of the Securities Act and held by the Selling Stockholder less than two years as of the date of this Prospectus, and shares of the Common Stock underlying outstanding Resale Warrants ("W"), Resale Options ("O"), Compensation Warrants ("CW") and Newly Issued Shares ("NS").
(3) Percentage based on the number of shares of the Common Stock outstanding as of October 29, 1998, without regard to beneficial ownership as may be calculated under Rule 13d-3 of the Exchange Act.

     The 36,209,606 shares of the Common Stock offered by the Selling Stockholders for resale may be sold by the Selling Stockholders from time to time as market conditions permit in the market, or otherwise at prices and terms then prevailing or at prices related to the current market price, or in negotiated transactions. The Selling Shareholders may sell their shares in unsolicited ordinary brokerage transactions or privately negotiated transactions between the Selling Stockholders and purchasers without a broker.

     A current prospectus must be in effect at the time of the sale of the Common Stock to which this Prospectus relates. Any Selling Stockholder or dealer effecting a transaction in the registered securities, whether or not participating in a distribution, is required to deliver a Prospectus. Unless otherwise exempted, the Selling Stockholders and their agents engaged in the resale of the Common Stock may be deemed underwriters under the Securities Act. Bristol Asset Management, L.L.C. is deemed to be an underwriter under the Securities Act with regard to the resale of the Newly Issued Shares and shares issued upon exercise of the Compensation Warrants.


                                    LEGAL MATTERS

     Certain legal matters relating to the issuance and resale of shares hereby will be passed upon for the Company by Looper, Reed, Mark & McGraw, Incorporated, Houston, Texas.

                                       EXPERTS

     The Consolidated Financial Statements and schedules for the years ended June 30, 1998 and 1997, and for the period from inception, June 30, 1987 to June 30, 1998 included in this Prospectus and in the Registration Statement to which this Prospectus relates have been audited by Ham, Langston & Brezina, LLP, independent certified public accountants, to the extent and for the periods set forth in their reports appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such reports given upon the authority of said firm as experts in auditing and accounting.

                       COMPUTERIZED THERMAL IMAGING, INC.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)

                                   ----------




                        CONSOLIDATED FINANCIAL STATEMENTS
                     WITH REPORT OF INDEPENDENT ACCOUNTANTS
              AS OF AND FOR THE YEARS ENDED JUNE 30, 1998 AND 1997,
                AND FOR THE PERIOD FROM INCEPTION, JUNE 10, 1987,
                                TO JUNE 30, 1998

                       COMPUTERIZED THERMAL IMAGING, INC.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)
                                TABLE OF CONTENTS

                                   ----------

                                                                  PAGE(S)
                                                                  -------
Report of Independent Accountants                                  F-2

Consolidated Financial Statements:

  Consolidated Balance Sheet as of June 30, 1998                   F-4

  Consolidated Statement of Operations for the years
    ended June 30, 1998 and 1997, and for the period
    from inception, June 10, 1987, to June 30, 1998                F-5

  Consolidated Statement of Stockholders' Deficit for
    the years ended June 30, 1998 and 1997, and for
    the period from inception, June 10, 1987, to
    June 30, 1998                                                  F-6

  Consolidated Statement of Cash Flows for the years
    ended June 30, 1998 and 1997, and for the period
    from inception, June 10, 1987, to June 30, 1998                F-10

Notes to Consolidated Financial Statements                         F-11

                        REPORT OF INDEPENDENT ACCOUNTANTS



To the Stockholders of
Computerized Thermal Imaging, Inc.


We have audited the accompanying consolidated balance sheet of Computerized Thermal Imaging, Inc. (a development stage enterprise) as of June 30, 1998, and the related statements of operations, stockholders' deficit and cash flows for the years ended June 30, 1998 and 1997, and for the period from inception, June 10, 1987, to June 30, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based upon our audits.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Computerized Thermal Imaging, Inc. as of June 30, 1998, and the results of its operations and its cash flows for the years ended June 30, 1998 and 1997, and for the period from inception, June 10, 1987, to June 30, 1998, in conformity with generally accepted accounting principles.

As described in Note 12, since its inception the Company has undertaken various private placements and other offerings of its common stock without offering existing stockholders preemptive rights to acquire common stock so offered. Neither the likelihood of claims nor the range of loss that could arise from this matter is presently determinable. Accordingly, the financial statements do not include any adjustment that might result from the outcome of this uncertainty.


                                    Continued
                                       F-2

Computerized Thermal Imaging, Inc.
Page 2


The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the consolidated financial statements and discussed in Note 13, the Company has incurred significant recurring losses from operations since inception, is in a negative working capital and stockholders' deficit position at June 30, 1998, and is dependent on outside sources of financing for continuation of its operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans with regard to this matter are also discussed in Note 13. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                             /s/ Ham, Langston & Brezina, L.L.P.

Houston, Texas
October 26, 1998, except for
Note 7, as to which the date
is December 4, 1998

                       COMPUTERIZED THERMAL IMAGING, INC.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)
                           CONSOLIDATED BALANCE SHEET
                                  JUNE 30, 1998

                                   ----------


          ASSETS
          ------
Current assets:
  Cash and cash equivalents                                        $   230,064
  Deposits                                                               2,204
                                                                   -----------

    Total current assets                                               232,268

Property and equipment, net                                            149,257
                                                                   -----------

      Total assets                                                 $   381,525
                                                                   -----------
                                                                   -----------


LIABILITIES AND STOCKHOLDERS' DEFICIT
-------------------------------------

Current liabilities:
  Notes payable                                                    $   655,390
  Accounts payable                                                     511,920
  Accrued liabilities                                                  278,111
  Advances from stockholders                                         1,416,574
                                                                   -----------

    Total current liabilities                                        2,861,995
                                                                   -----------

Commitment and contingencies (Notes 4, 7, 8, 9, 10, 12 and 13)

Common stock subject to rescission offers                              306,873
                                                                   -----------

Stockholders' deficit:
  Convertible preferred stock, $5.00 par value,
    100,000 shares authorized                                             -
  Common stock, $.001 par value, 100,000,000 shares
    authorized, 47,565,757 shares issued and out-
    standing at June 30, 1998, excluding 771,200
    shares subject to rescission offers                                 47,566
  Additional paid-in capital                                        18,373,060
  Subscription receivable                                             (525,000)
  Losses accumulated during the development
    stage                                                          (20,682,969)
                                                                   -----------

    Total stockholders' deficit                                     (2,787,343)
                                                                   -----------

      Total liabilities and stockholders'
        deficit                                                    $   381,525
                                                                   -----------
                                                                   -----------


                  The accompanying notes are an integral part of these consolidated financial statements.

                       COMPUTERIZED THERMAL IMAGING, INC.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)
                      CONSOLIDATED STATEMENT OF OPERATIONS
                 FOR THE YEARS ENDED JUNE 30, 1998 AND 1997 AND
         FOR THE PERIOD FROM INCEPTION, JUNE 10, 1987, TO JUNE 30, 1998

                                   ----------


                                                            YEAR ENDED            YEAR ENDED             INCEPTION
                                                              JUNE 30,              JUNE 30,            TO JUNE 30,
                                                                1998                  1997                  1998
                                                            -----------           -----------           ------------
Income:
  Interest income                                           $     3,307           $     5,762           $     19,883
  Income from sale of prototype                                    -                   55,815                180,815
                                                            -----------           -----------           ------------

    Total income                                                  3,307                61,577                200,698
                                                            -----------           -----------           ------------

Costs and expenses:
  Operating, general and adminis-
    trative expenses                                          3,167,690             1,571,157             13,667,748
  Research and development costs                              2,430,038             1,753,366              5,195,064
  Interest expense                                              415,101                86,668              1,572,112
  Litigation settlement                                            -                     -                   514,380
                                                            -----------           -----------           ------------

    Total costs and expenses                                  6,012,829             3,411,191             20,949,304
                                                            -----------           -----------           ------------

Loss before extraordinary item                               (6,009,522)           (3,349,614)           (20,748,606)

Extraordinary gain on extinguishment
  of debt                                                        65,637                  -                    65,637
                                                            -----------           -----------           ------------

Net loss                                                    $(5,943,885)          $(3,349,614)          $(20,682,969)
                                                            -----------           -----------           ------------
                                                            -----------           -----------           ------------


Weighted average shares outstanding                          41,943,867            33,803,045
                                                            -----------           -----------
                                                            -----------           -----------

Basic and diluted net loss per
  common share                                              $     (0.14)          $     (0.10)
                                                            -----------           -----------
                                                            -----------           -----------



                   The accompanying notes are an integral part
                  of these consolidated financial statements.

                       COMPUTERIZED THERMAL IMAGING, INC.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT
                 FOR THE YEARS ENDED JUNE 30, 1998 AND 1997, AND
          FOR THE PERIOD FROM INCEPTION, JUNE 10, 1987 TO JUNE 30, 1998

                                   ----------




                                          PREFERRED STOCK                COMMON STOCK
                                        ---------------------      -----------------------
                                        SHARES        AMOUNT         SHARES        AMOUNT
                                        -------      --------      ----------     --------
Balance at inception, June 10,
  1987                                     -         $   -               -        $   -

Stock issued for cash to founding
  stockholders in 1987                     -             -          5,000,000        5,000

Stock issued for cash in connec-
  tion with a public offering of
  common stock in 1988                     -             -          5,000,000        5,000

Stock issued for cash in connec-
  tion with a Regulation D offer-
  ing of common stock in 1989              -             -             80,000           80

Stock issued for services in 1990          -             -            500,000          500

Stock issued for cash in connec-
  tion with a Regulation D offer-
  ing of common stock in 1991              -             -            180,000          180

Stock issued for services in 1991          -             -          3,240,000        3,240

Stock issued for services in 1992          -             -          4,860,000        4,860

Stock issued for services in 1993          -             -          1,134,500        1,134

Stock issued for extension of
  debt agreement in 1993                   -             -              9,000            9

Stock issued in connection with
  claims by certain stockholders
  in 1993                                  -             -              1,000            1

Stock issued for cash in 1994              -             -            387,000          387


                                                                          LOSSES
                                                                        ACCUMULATED
                                        ADDITIONAL                      DURING THE
                                        PAID-IN        SUBSCRIPTION     DEVELOPMENT
                                        CAPITAL        RECEIVABLE          STAGE         TOTAL
                                        ---------      -----------      -----------     -------
Balance at inception, June 10,
  1987                                  $    -         $     -          $     -         $      -

Stock issued for cash to founding
  stockholders in 1987                       -               -                -               5,000

Stock issued for cash in connec-
  tion with a public offering of
  common stock in 1988                     14,562            -                -              19,562

Stock issued for cash in connec-
  tion with a Regulation D offer-
  ing of common stock in 1989             249,930            -                -             250,010

Stock issued for services in 1990         254,500            -                -             255,000

Stock issued for cash in connec-
  tion with a Regulation D offer-
  ing of common stock in 1991              89,820            -                -              90,000

Stock issued for services in 1991       1,616,760            -                -           1,620,000

Stock issued for services in 1992         578,340            -                -             583,200

Stock issued for services in 1993          82,726            -                -              83,860

Stock issued for extension of
  debt agreement in 1993                      691            -                -                 700

Stock issued in connection with
  claims by certain stockholders
  in 1993                                      59            -                -                  60

Stock issued for cash in 1994              25,613            -                -              26,000


                   The accompanying notes are an integral part
                  of these consolidated financial statements.
                                    Continued

                       COMPUTERIZED THERMAL IMAGING, INC.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)
           CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT, CONTINUED
                 FOR THE YEARS ENDED JUNE 30, 1998 AND 1997, AND
          FOR THE PERIOD FROM INCEPTION, JUNE 10, 1987 TO JUNE 30, 1998

                                   ----------



                                          PREFERRED STOCK              COMMON STOCK
                                        --------------------     -----------------------
                                        SHARES       AMOUNT        SHARES        AMOUNT
                                        -------     --------     ----------     --------
Stock issued for services in
  1994                                     -            -         1,485,660        1,486

Stock issued for extension of
  debt agreement in 1994                   -            -             9,000            9

Stock issued in connection with
  claims by certain stockholders
  in 1994                                  -            -            51,000           51

Preferred stock issued in connec-
  tion with certain loans made
  to the Company in 1994                 47,000      235,000           -            -

Stock issued for cash in 1995              -            -           679,202          680

Stock issued for services in
  1995                                     -            -         3,506,461        3,506

Stock issued to convert certain
  notes payable in 1995                    -            -           702,400          702

Conversion of preferred stock to
  common stock in 1995                  (42,000)    (210,000)       124,600          125

Stock issued for cash in con-
  nection with a Regulation D
  offering of common stock in
  1996                                     -            -         1,462,600        1,463

Stock issued for a note receiv-
  able in connection with a
  Regulation D offering of
  common stock in 1996                     -            -           525,000          525


                                                                       LOSSES
                                                                     ACCUMULATED
                                      ADDITIONAL                     DURING THE
                                       PAID-IN       SUBSCRIPTION    DEVELOPMENT
                                       CAPITAL       RECEIVABLE         STAGE         TOTAL
                                      ----------     -----------     -----------     -------
Stock issued for services in
  1994                                   149,148           -               -             150,634

Stock issued for extension of
  debt agreement in 1994                     591           -               -                 600

Stock issued in connection with
  claims by certain stockholders
  in 1994                                  5,989           -               -               6,040

Preferred stock issued in connec-
  tion with certain loans made
  to the Company in 1994                    -              -               -             235,000

Stock issued for cash in 1995            407,995           -               -             408,675

Stock issued for services in
  1995                                 3,049,200           -               -           3,052,706

Stock issued to convert certain
  notes payable in 1995                  117,941           -               -             118,643

Conversion of preferred stock to
  common stock in 1995                   209,875           -               -                -

Stock issued for cash in con-
  nection with a Regulation D
  offering of common stock in
  1996                                 1,461,137           -               -           1,462,600

Stock issued for a note receiv-
  able in connection with a
  Regulation D offering of
  common stock in 1996                   524,475       (525,000)           -                -


                   The accompanying notes are an integral part
                  of these consolidated financial statements.
                                    Continued

                       COMPUTERIZED THERMAL IMAGING, INC.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)
           CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT, CONTINUED
                 FOR THE YEARS ENDED JUNE 30, 1998 AND 1997, AND
          FOR THE PERIOD FROM INCEPTION, JUNE 10, 1987 TO JUNE 30, 1998

                                   ----------



                                       PREFERRED STOCK              COMMON STOCK
                                     --------------------     -----------------------
                                     SHARES       AMOUNT        SHARES        AMOUNT
                                     -------     --------     ----------     --------
Stock issued for offering costs
  in connection with a Regulation
  D offering of common stock in
  1996                                  -            -            53,650           53

Stock issued in connection with
  the settlement of a note pay-
  able to an individual in 1996         -            -           734,942          735

Stock issued in connection with
  the settlement of claims by
  certain stockholders in 1996          -            -           578,000          578

Conversion of preferred stock
  in 1996                             (5,000)     (25,000)        14,700           14

Stock issued in repayment of
  certain notes payable and
  interest expense in 1996              -            -           146,590          147

Stock issued for cash in 1996           -            -         1,163,625        1,164

Stock issued for services in
  1996                                  -            -         1,277,633        1,278

Losses accumulated during the
  period from inception, June 10,
  1987, to June 30, 1996                -            -              -            -
                                     -------     --------     ----------     --------

Balance at June 30, 1996                -            -        32,906,563       32,907


                                                                      LOSSES
                                                                    ACCUMULATED
                                      ADDITIONAL                    DURING THE
                                       PAID-IN      SUBSCRIPTION    DEVELOPMENT
                                       CAPITAL       RECEIVABLE         STAGE         TOTAL
                                     -----------     -----------     -----------     -------
Stock issued for offering costs
  in connection with a Regulation
  D offering of common stock in
  1996                                       (53)          -               -                -

Stock issued in connection with
  the settlement of a note pay-
  able to an individual in 1996          721,345           -               -             722,080

Stock issued in connection with
  the settlement of claims by
  certain stockholders in 1996           507,702           -               -             508,280

Conversion of preferred stock
  in 1996                                 24,986           -               -                -

Stock issued in repayment of
  certain notes payable and
  interest expense in 1996               153,060           -               -             153,207

Stock issued for cash in 1996            795,306           -               -             796,470

Stock issued for services in
  1996                                   891,874           -               -             893,152

Losses accumulated during the
  period from inception, June 10,
  1987, to June 30, 1996                    -              -         (11,389,470)    (11,389,470)
                                     -----------     ----------      -----------     -----------

Balance at June 30, 1996              11,933,572       (525,000)     (11,389,470)         52,009


                   The accompanying notes are an integral part
                  of these consolidated financial statements.
                                    Continued

                       COMPUTERIZED THERMAL IMAGING, INC.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)
           CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT, CONTINUED
                 FOR THE YEARS ENDED JUNE 30, 1998 AND 1997, AND
          FOR THE PERIOD FROM INCEPTION, JUNE 10, 1987 TO JUNE 30, 1998

                                   ----------



                                       PREFERRED STOCK            COMMON STOCK
                                      -------------------    ----------------------
                                      SHARES      AMOUNT       SHARES       AMOUNT
                                      -------    --------    ----------    --------
Stock issued as a bonus to inves-
  tors in connection with the
  Company's 1996 Regulation D
  offering of common stock               -           -          211,900         212

Conversion of debentures to
  common stock                           -           -           98,768          99

Stock issued for cash                    -           -        1,833,152       1,833

Stock issued for services                -           -          687,266         687

Net loss accumulated in 1997             -           -             -           -
                                      -------    --------    ----------    --------

Balance at June 30, 1997                 -           -       35,737,649      35,738

Conversion of debentures to
  common stock                           -           -        2,403,838       2,404

Stock issued to convertible
  debenture holders for failure
  to complete registration of
  the underlying common stock in
  a timely manner                        -           -          197,574         198

Stock issued for cash                    -           -        9,476,418       9,476

Stock issued for services                -           -          521,478         521

Warrants issued for services             -           -             -           -

Stock subject to rescission offer        -           -         (771,200)      (771)

Net loss accumulated in 1998             -           -             -           -
                                      -------    --------    ----------    --------

Balance at June 30 ,1998                 -       $   -       47,565,757    $ 47,566
                                      -------    --------    ----------    --------
                                      -------    --------    ----------    --------


                                                                       LOSSES
                                                                     ACCUMULATED
                                       ADDITIONAL                    DURING THE
                                         PAID-IN      SUBSCRIPTION   DEVELOPMENT
                                         CAPITAL      RECEIVABLE        STAGE        TOTAL
                                       -----------    -----------    -----------    --------
Stock issued as a bonus to inves-
  tors in connection with the
  Company's 1996 Regulation D
  offering of common stock                    (212)         -              -               -

Conversion of debentures to
  common stock                              64,026          -              -             64,125

Stock issued for cash                    1,008,376          -              -          1,010,209

Stock issued for services                  404,811          -              -            405,498

Net loss accumulated in 1997                  -             -          (3,349,614)   (3,349,614)
                                       -----------    ----------     ------------   -----------

Balance at June 30, 1997                13,410,573      (525,000)     (14,739,084)   (1,817,773)

Conversion of debentures to
  common stock                             977,951          -              -            980,355

Stock issued to convertible
  debenture holders for failure
  to complete registration of
  the underlying common stock in
  a timely manner                           82,018          -              -             82,216

Stock issued for cash                    2,896,760          -              -          2,906,236

Stock issued for services                  305,860          -              -            306,381

Warrants issued for services             1,006,000          -              -          1,006,000

Stock subject to rescission offer         (306,102)         -              -           (306,873)

Net loss accumulated in 1998                  -             -          (5,943,885)   (5,943,885)
                                       -----------    ----------     ------------   -----------

Balance at June 30 ,1998               $18,373,060    $ (525,000)    $(20,682,969)  $(2,787,343)
                                       -----------    ----------     ------------   -----------
                                       -----------    ----------     ------------   -----------


                   The accompanying notes are an integral part
                  of these consolidated financial statements.

                       COMPUTERIZED THERMAL IMAGING, INC.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                 FOR THE YEARS ENDED JUNE 30, 1998 AND 1997, AND
         FOR THE PERIOD FROM INCEPTION, JUNE 10, 1987, TO JUNE 30, 1998

                                   ----------

                                                 YEAR ENDED        YEAR ENDED           INCEPTION
                                                   JUNE 30,          JUNE 30,          TO JUNE 30,
                                                     1998              1997               1998
                                                 -----------       -----------         ---------
Cash flows from operating activities:
  Net loss                                       $(5,943,885)      $(3,349,614)        $(20,682,969)
  Adjustments to reconcile net loss
    to net cash used in operating
    activities:
    Common stock, options and warrants
      issued as compensation for services          1,311,860           405,498            8,355,910
    Common stock issued for interest
      expense                                        155,831             2,105              423,596
    Common stock issued in settlement
      of litigation                                     -                -                  514,380
    Common stock issued for failure to
      complete timely registration                    82,216             -                   82,216
    Extraordinary gain on extinguishment
      of debt                                        (65,637)            -                  (65,637)
    Depreciation expense                              32,344            29,552               81,921
    Amortization of debt issuance costs
      and discounts on notes payable                 287,051            43,418              340,469
    Changes in operating assets and
      liabilities:
      Increase in deposits                              -               (2,204)              (2,204)
      Increase (decrease) in accounts
        payable and accrued liabilities             (401,535)          964,892              790,031
                                                 -----------       -----------         ------------

          Net cash used in operating
            activities                            (4,541,755)       (1,906,353)         (10,162,287)
                                                 -----------       -----------         ------------

Cash flows from investing activities:
  Capital expenditures                               (66,066)          (30,332)            (231,178)
                                                 -----------       -----------         ------------

          Net cash used in investing
            activities                               (66,066)          (30,332)            (231,178)
                                                 -----------       -----------         ------------

Cash flows from financing activities:
  Proceeds from sale of common stock               2,906,236         1,010,209            6,974,762
  Payment of stock offering costs                       -             (125,000)            (125,000)
  Proceeds from notes payable and
    convertible debentures                           647,745         1,205,000            3,158,614
  Payment of debt issuance costs                       -              (123,600)            (133,600)
  Repayment of notes payable                        (326,522)            -                 (667,821)
  Proceeds from advances from
    stockholders                                   1,416,574             -                1,416,574
                                                 -----------       -----------         ------------

          Net cash provided by financing
            activities                             4,644,033         1,966,609           10,623,529
                                                 -----------       -----------         ------------

Net increase in cash and cash equivalents             36,212            29,924              230,064

Cash and cash equivalents at beginning
  of period                                          193,852           163,928                -
                                                 -----------       -----------         ------------

Cash and cash equivalents at end of
  period                                         $   230,064       $   193,852         $    230,064
                                                 -----------       -----------         ------------
                                                 -----------       -----------         ------------

Supplemental disclosure of cash flow
  information:

  Cash paid for interest expense                 $     3,477       $     -             $      8,770
                                                 -----------       -----------         ------------
                                                 -----------       -----------         ------------

  Cash paid for income taxes                     $     -           $     -             $      -
                                                 -----------       -----------         ------------
                                                 -----------       -----------         ------------


                   The accompanying notes are an integral part
                  of these consolidated financial statements.

                       COMPUTERIZED THERMAL IMAGING, INC.

                    (A CORPORATION IN THE DEVELOPMENT STAGE)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                   ----------


1:     ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

       Computerized Thermal Imaging, Inc. (the "Company") is a Nevada Corporation, involved in the development of a thermal imaging system for applications in the health care industry. The Company's system is based upon computer interpretation of thermal photography using proprietary software developed by the Company. The Company was originally incorporated as Business Helpers, Inc. on June 10, 1987 and subsequently adopted name changes to DTI Dorex, Ltd. and, finally, to Computerized Thermal Imaging, Inc. The Company is considered a development stage enterprise because it has not yet generated significant revenue from sale of its products. Since its inception, the Company has devoted substantially all of its efforts in three areas: 1) the development and improvement of a system for commercial application of thermal imaging technology in the medical industry; 2) the development of markets for thermal imaging technology; and 3) the search for sources of capital to fund its efforts. Following is a summary of the Company's significant accounting policies:

       PRINCIPLES OF CONSOLIDATION

       The consolidated financial statements include the accounts of the Company and its majority-owned subsidiary, Thermal Medical Imaging, Inc. ("TMI"). All significant intercompany transactions and accounts have been eliminated in consolidation.

       SIGNIFICANT ESTIMATES

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the periods. Actual results could differ from estimates making it reasonably possible that a change in the estimates could occur in the near term.

       CASH AND CASH EQUIVALENTS

       The Company considers all highly liquid short-term investments with an original maturity of three months or less when purchased to be cash equivalents.


                                    Continued
                                      F-11

                       COMPUTERIZED THERMAL IMAGING, INC.

                    (A CORPORATION IN THE DEVELOPMENT STAGE)

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

                                   ----------


1:     ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES,
       CONTINUED:

       PROPERTY AND EQUIPMENT

       Property and equipment are recorded at cost. Depreciation is provided on the straight-line method over the estimated useful lives of the assets, which range from three to seven years. Expenditures for major renewals and betterments that extend the original estimated economic useful lives of the applicable assets are capitalized. Expenditures for normal repairs and maintenance are charged to expense as incurred. The cost and related accumulated depreciation of assets sold or otherwise disposed of are removed from the accounts, and any gain or loss is included in operations.

       INVESTMENT IN JOINT VENTURE

       The Company's investment in a joint venture is accounted for using the equity method.

       ISSUANCE COSTS

       Debt issuance costs are deferred and recognized over the term of the related debt.

       Stock offering costs are deferred and offset against proceeds from sale of common stock upon closing. If the Company's current offering should prove to be unsuccessful, these costs will be expensed in operations.

       INCOME TAXES

       The Company uses the liability method of accounting for income taxes. Under this method, deferred income taxes are recorded to reflect the tax consequences on future years of temporary differences between the tax basis of assets and liabilities and their financial amounts at year-end. The Company provides a valuation allowance to reduce deferred tax assets to their net realizable value.

       RESEARCH AND DEVELOPMENT EXPENSES

       Research and development costs are expensed as incurred. These costs consist of direct and indirect costs associated with specific projects.


                                    Continued
                                      F-12

                       COMPUTERIZED THERMAL IMAGING, INC.

                    (A CORPORATION IN THE DEVELOPMENT STAGE)

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

                                   ----------


1:     ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES,
       CONTINUED:

       STOCK-BASED COMPENSATION

       Stock-based compensation is accounted for using the intrinsic value method prescribed in Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees", rather than applying the fair value method prescribed in SFAS No. 123, "Accounting for Stock-Based Compensation".

       LOSS PER SHARE

       Loss per share is computed on the basis of the weighted average number of shares of common stock outstanding during each period. Common equivalent shares from common stock options and warrants are excluded from the computation as their effect would dilute the loss per share for all periods presented.

       FAIR VALUE OF FINANCIAL INSTRUMENTS

       The Company includes fair value information in the notes to financial statements when the fair value of its financial instruments is different from the book value. When the book value approximates fair value, no additional disclosure is made.

       RECENTLY ISSUED PRONOUNCEMENTS

       In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income". SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components (revenues, expenses, gains and losses) in a full set of general-purpose financial statements. It requires (a) classification of the components of other comprehensive income by their nature in a financial statement and (b) the display of the accumulated balance of the other comprehensive income separate from retained earnings and additional paid-in capital in the equity section of a balance sheet. SFAS 130 is effective for years beginning after December 15, 1997 and is not expected to have a material impact on the Company's financial position or results of operations.

       IMPACT OF YEAR 2000

       The Year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any of the Company's computer programs that have time sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculation causing a disruption of business activities.


                                    Continued
                                      F-13

                       COMPUTERIZED THERMAL IMAGING, INC.

                    (A CORPORATION IN THE DEVELOPMENT STAGE)

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

                                   ----------


1:     ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES,
       CONTINUED:

       IMPACT OF YEAR 2000, CONTINUED

       The Company has performed a complete assessment of the Year 2000 issue and believes that no significant modifications to its existing computer software will be required and that its existing computer systems will function properly with respect to dates in the year 2000 and thereafter. The Company also believes that costs related to the Year 2000 issue will not be significant because the Company's systems have been designed to be Year 2000 compliant.

       Based on the Company's assessment of its relationships with significant suppliers and major customers to understand the extent to which the Company is vulnerable to any failure by third parties to remedy their own Year 2000 issues, management believes that the Company does not have significant exposure with respect to third parties.


2:     PROPERTY AND EQUIPMENT:

       Property and equipment at June 30, 1998 and 1997 consists of the following:

                                                                   1998               1997             LIFE
                                                                ----------         ----------        ---------
         Office furniture, fixtures and
           equipment                                            $  231,178         $  165,112        5-7 years

         Less accumulated depreciation                             (81,921)           (49,577)
                                                                ----------         ----------

                                                                $  149,257         $  115,535
                                                                ----------         ----------
                                                                ----------         ----------


       Depreciation expense during the years ended June 30, 1998 and 1997 was $32,344 and $29,552, respectively.


                                    Continued
                                      F-14

                       COMPUTERIZED THERMAL IMAGING, INC.

                    (A CORPORATION IN THE DEVELOPMENT STAGE)

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

                                   ----------


3.     INVESTMENT IN TRISUN/CTI ASIA, LTD.:

       Effective May 24, 1995, the Company formed Trisun/CTI Asia, Ltd. (the "Joint Venture"), a 50%-50% joint venture with Tri Sun Medical China, Inc., a corporation established under the direction of the Chinese Ministry of Health. The Joint Venture's primary purpose is to install a telemedicine network and thermal imaging diagnostic equipment in medical centers in China. The Joint Venture has obtained deployment contracts with the Peoples Republic of China, however, the Ministry of Health has to date been unable to obtain funding for the project. Management believes that China represents a promising source of future business; however, the Company does not intend to make capital contributions to the Joint Venture until funding is obtained by the Chinese Ministry of Health and development and testing of its thermal imaging diagnostic units are completed. During the years ended June 30, 1998 and 1997, only minimal expenses related to the Joint Venture were incurred by the Company and such expenses have been reflected as operating, general and administrative expenses because operations through the Joint Venture have been insignificant.


4.     COMMITMENT FOR THERMAL IMAGING SYSTEM DEVELOPMENT:

       In June 1996 and October 1996, the Company, through TMI, entered into two significant contracts (the "Contracts") with TRW, Inc. ("TRW"). Under the terms of the Contracts, TRW will provide the Company with software enhancements and ultimately a fully integrated thermal imaging system. TRW will also develop a plan for deployment of the Company's thermal imaging systems in major health care markets including systems installation, training, testing and logistic support. Following is an analysis of amounts incurred and committed in connection with the Contracts through June 30, 1998:


         Total commitment                                        $4,700,000
         Amount incurred under the contracts
           through June 30, 1998                                 (2,707,296)
                                                                 ----------

         Remaining commitment                                    $1,992,704
                                                                 ----------
                                                                 ----------


       The remaining commitment does not include amounts totaling $280,433 that are included in accounts payable at June 30, 1998. At various times during 1998 the Company became delinquent on payments under the Contracts; however, the Company has established a payment plan under which regular payments are now being made. (See Note 13) All amounts incurred under the Contracts have been charged directly to research and development expense.


                                    Continued
                                      F-15

                       COMPUTERIZED THERMAL IMAGING, INC.

                    (A CORPORATION IN THE DEVELOPMENT STAGE)

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

                                   ----------


5.     NOTES PAYABLE AND CONVERTIBLE DEBT:

       Notes payable and convertible debt at June 30, 1998 consist of the following:


       Note payable to the Company's primary legal counsel, bearing interest of
         12% per year and due in monthly installments of $50,000, including interest, through December 1998, with a final payment of approximately
         $12,000 due in January 1999. This note is collateralized by the common stock and intellectual property of both the Company and its wholly
         owned subsidiary, TMI. (See Note 11)                                                   $  301,223

       Note payable to a stockholder, bearing interest of 10% per year and due in October 1998. This note is uncollateralized and may be converted to common stock at a conversion price of $0.25 per share based upon 50% of the closing price of the Company's common stock at the date of the note. The resulting discount is being amortized to expense over the six month term of the note and, accordingly, the note bears an effective
         interest rate of approximately 210% per year.                                             354,167
                                                                                                ----------

       Total notes payable and convertible debt                                                 $  655,390
                                                                                                ----------
                                                                                                ----------



       At June 30, 1997, the Company owed amounts under convertible debentures totaling $1,154,882. These convertible debentures were converted, repaid or otherwise settled by June 30, 1998; however, certain of the debentures totaling $479,882 at June 30, 1997 were subject to legal disputes during 1998 arising from actions by a financial services firm that assisted the Company in raising the debt. During the year ended June 30, 1998, the Company negotiated settlements regarding all such debentures and such settlements resulted in conversions or settlement payments that were $65,637 less than the balance of the debentures plus accrued interest to the date of settlement. The resulting $65,637 gain is presented as an extraordinary gain on extinguishment of debt in the consolidated statement of operations.


                                    Continued
                                      F-16

                       COMPUTERIZED THERMAL IMAGING, INC.

                    (A CORPORATION IN THE DEVELOPMENT STAGE)

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

                                   ----------


6.     INCOME TAX:

       The composition of deferred tax assets and the related tax effects at June 30, 1998 are as follows:

                                                                    1998
                                                                 ----------
         Benefit from carryforward of net
           operating losses                                      $3,449,974

         Less valuation allowance                                (3,449,974)

           Net deferred tax asset                                $     -
                                                                 ----------
                                                                 ----------


       The difference between the income tax benefit in the accompanying statement of operations and the amount that would result if the U.S. Federal statutory rate of 34% were applied to pre-tax loss is as follows:


                                                           1998                               1997
                                                 --------------------------       --------------------------
                                                                 PERCENTAGE                       PERCENTAGE
                                                                 OF PRE-TAX                       OF PRE-TAX
                                                   AMOUNT           LOSS           AMOUNT            LOSS
                                                 ----------      ----------       ----------      ----------
         Benefit for income tax at
           federal statutory rate                $2,020,921          34.0%        $1,138,868         34.0%
         Non-deductible expenses                   (446,032)         (7.5)          (187,869)        (5.6)
         Increase in valuation
           allowance                             (1,574,889)        (26.5)          (950,999)        (28.4)
                                                 ----------      ----------       ----------      ----------

           Total                                 $     -               - %        $      -               - %
                                                 ----------      ----------       ----------      ----------
                                                 ----------      ----------       ----------      ----------



       The non-deductible expenses shown above related primarily to the issuance of common stock for services using different valuation methods for financial and tax reporting purposes.

       At June 30, 1998, for federal income tax and alternative minimum tax reporting purposes, the Company has approximately $10,200,000 of unused net operating losses available for carryforward to future years. The benefit from carryforward of such net operating losses will expire in various years between 2002 and 2012 and could be subject to severe limitations if significant ownership changes occur in the Company.


                                    Continued
                                      F-17

                       COMPUTERIZED THERMAL IMAGING, INC.

                    (A CORPORATION IN THE DEVELOPMENT STAGE)

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

                                   ----------


7.     COMMON STOCK SUBJECT TO RESCISSION OFFERS:

       During 1998, the Company issued a total of 8,876,418 shares of common stock to the Affiliates ( See Note 11) for cash or other consideration and such common shares are considered to be "restricted" securities with limited transferability under state and federal securities laws. The Affiliates, in secondary transactions, subsequently sold or otherwise transferred 1,187,000 shares of the common stock between themselves and to fourteen non-affiliates and it has come to the Company's attention that the transactions between Affiliates and non-affiliates may have been in violation of various state and/or federal securities laws.

       In the event that the subsequent transfers of "restricted" shares of the Company's common stock by the Affiliates are deemed to be in violation of state and/or federal securities laws, the exemptions from registration, relied upon by the Company for the initial issuance of those shares, could be lost. Additionally, if an exemption from registration for the issuances is not available, and the Company is found to have engaged in a public offering of securities, the Company may face claims by the subsequent purchasers for rescission and/or administrative sanctions, fines and penalties even though the Company took the step of applying appropriate restrictive legends to the stock certificates in question.

       Based on the limited number of parties involved in the above-described transactions and the precautions taken by the Company, management does not believe that there was any public offering of the Company's shares of the Common Stock, and consequently, the exemption available to the Company at the time of the issuance of the securities was not forfeited. However, in order to lessen any problems which may emanate from the transfer of the above-described shares of the Common Stock, the Company and the Affiliates offered to rescind the sales of all such shares, pursuant to the securities laws of the various states where the transfers took place. The Company made its rescission offer in the form of an exempt offering in conformity with the applicable state securities laws. Subsequent to June 30, 1998, all of the stockholders in question elected to reject the rescission offers. Consequently, the Company does not believe that significant exposure exists in connection with the issuance of such shares. However, the rescission offers with respect to state securities laws do not cure any potential federal securities laws problems.

       The 771,200 shares of restricted Common stock transferred to non-affiliates and subject to rescission orders at June 30, 1998, are reported outside the classification of stockholders' equity as common stock subject to rescission orders


                                    Continued
                                      F-18

                       COMPUTERIZED THERMAL IMAGING, INC.

                    (A CORPORATION IN THE DEVELOPMENT STAGE)

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

                                   ----------


8. STOCKHOLDERS' EQUITY:

       Following is an analysis of activity in the Company's stockholder equity accounts during the year ended June, 30, 1998:


                                                                PRICE RANGE            SHARES                TOTAL
                                                                -----------          -----------          -----------
       Common stock issued upon conversion of
       debentures                                               $0.37-$0.96            2,403,838          $   980,355

       Common stock issued to convertible debenture
       holders for failure to complete registration
       of the underlying common stock in a timely manner        $0.37-$0.49              197,574               82,216

       Common stock issued for cash                             $0.23-$0.56            9,476,418            2,906,236

       Common stock issued for services based upon
       the estimated fair value of the shares at
       the date of issue                                        $0.35-$1.00              521,478              306,381

       Warrants issued for services                                  -                      -               1,006,000

       Common stock subject to rescission offers                     -                  (771,200)            (306,873)
                                                                                      ----------           ----------

       Totals for 1998                                                                11,828,108           $4,974,315
                                                                                      ----------           ----------
                                                                                      ----------           ----------

       Following is an analysis of activity in the Company's stockholder equity accounts during the year ended June, 30, 1997:

                                                                PRICE RANGE            SHARES                 TOTAL
                                                                -----------          -----------           -----------
       Common stock issued for services based upon
       the estimated fair value of the shares at
       the date of issue                                        $0.50 to $0.73           687,266            $  405,498

       Common stock issued as compensation to investors
       for failure to promptly issue shares in connection
       with the a Regulation D offering of common stock
       and common stock warrants completed during 1996.
       These shares were not valued but were considered
       an offering cost of the Regulation D Offering.                  -                 211,900

       Common stock issued upon conversion of
         debentures                                             $0.64                     98,768                64,125

       Common stock issued for cash                             $0.50 to $0.60         1,833,152             1,010,209
                                                                                       ---------            ----------

       Totals for 1997                                                                 2,831,086            $1,479,832
                                                                                       ---------            ----------
                                                                                       ---------            ----------



                                    Continued
                                      F-19

                       COMPUTERIZED THERMAL IMAGING, INC.

                    (A CORPORATION IN THE DEVELOPMENT STAGE)

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

                                   ----------


8.     STOCKHOLDERS' EQUITY, CONTINUED:

       Following is an analysis of activity in the Company's stockholder equity accounts during the period from inception, June 10, 1987, to June, 30, 1996:


                                                               PRICE RANGE             SHARES                 TOTAL
                                                               -----------          -----------            -----------
       Common stock issued for cash in connection
       with a Regulation D offering of common stock
       and common stock warrants                               $1.00                  1,462,600            $ 1,462,600

       Common stock issued for a note receivable in
       connection with a Regulation D offering of
       common stock and common stock warrants                  $1.00                    525,000                525,000

       Common stock issued for offering costs                         -                  53,650                   -

       Common stock issued in connection with the
       settlement of a note payable to an individual           $0.98                    734,942                722,080

       Common stock issued to settle claims of
       stockholders                                            $0.81 to $0.91           578,000                508,280

       Preferred stock converted to common stock based
       upon a ratio equal to $5.00 over the quoted
       market price of the common stock at the date of
       issue                                                   $1.67 to $1.70            14,700                 25,000

       Common stock issued upon conversion of notes
       and in payment of related interest expenses             $0.95 to $1.77           146,590                153,207

       Common stock issued for cash                            $0.35 to $1.00         1,163,625                796,470

       Common stock issued for services based upon
       the estimated fair value of the shares at the
       date of issue                                           $0.53 to $1.50         1,277,633                893,152

       Common stock issued for cash to founding
         stockholders in 1987                                  $0.001                 5,000,000                  5,000

       Common stock issued for cash in connection
         with a public offering of common stock
         in 1988                                                0.005                 5,000,000                 19,562

       Common stock issued for cash in connection
         with a Regulation D offering of common
         stock in 1989                                          3.13                     80,000                250,010

       Common stock issued for services in 1990                 0.51                    500,000                255,000

       Common stock issued for cash in connection
         with a Regulation D offering of common
         stock in 1991                                          0.50                    180,000                 90,000

       Common stock issued for services in 1991                 0.50                  3,240,000              1,620,000

       Common stock issued for services in 1992                 0.12                  4,860,000                583,200


                                    Continued
                                      F-20

                       COMPUTERIZED THERMAL IMAGING, INC.

                    (A CORPORATION IN THE DEVELOPMENT STAGE)

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

                                   ----------


8.     STOCKHOLDERS' EQUITY, CONTINUED:

                                                                 PRICE RANGE            SHARES                 TOTAL
                                                                 -----------         -----------            -----------
       Common stock issued for services in 1993                  0.06 to 0.14          1,134,500                 83,860

       Common stock issued for extension of debt
         agreement in 1993                                       0.06 to 0.10              9,000                    700

       Common stock issued in connection with
         claims by certain stockholders in 1993                  0.06                      1,000                     60

       Common stock issued for cash in 1994                      0.04 to 0.12            387,000                 26,000

       Common stock issued for services in 1994                  0.04 to 0.16          1,485,660                150,634

       Common stock issued for extension of debt
         agreement in 1994                                       0.04 to 0.10              9,000                    600

       Common stock issued in connection with
         claims by certain stockholders in 1994                  0.04 to 0.12             51,000                  6,040

       Stock issued for cash in 1995                             0.35 to 1.00            679,202                408,675

       Stock issued for services in 1995                         0.18 to 1.03          3,506,461              3,052,706

       Common stock issued to convert certain
         notes payable in 1995                                   0.10 to 1.76            702,400                118,643

       Common stock issued in conversion of
         preferred stock in 1995                                 1.67 to 1.69            124,600                210,000
                                                                                      ----------            -----------

       Totals from inception to June 30, 1996                                         32,906,563            $11,966,479
                                                                                      ----------            -----------
                                                                                      ----------            -----------


       On January 28, 1998, the Company entered into a three year investment agreement (the "Investment Agreement") with Bristol Asset Management, L.L.C. ("Bristol") under which Bristol may become obligated to purchase up to $7,000,000 of the Company's common stock. Bristol's obligation under the Investment agreement will not become effective until the Company meets numerous legal, financial and reporting criteria as specified in the Investment Agreement. The criteria require, among other things, that the Company complete an effective registration on Form SB-2 of the common stock that will be issued under the Investment Agreement or upon the exercise of related common stock warrants that will be issued thereunder.


                                    Continued
                                      F-21

                       COMPUTERIZED THERMAL IMAGING, INC.

                    (A CORPORATION IN THE DEVELOPMENT STAGE)

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

                                   ----------


8.     STOCKHOLDERS' EQUITY, CONTINUED:

       Should the Company meet all criteria specified in the Investment Agreement, the Company will determine, subject to certain limitations, the timing and amount of its common stock to be sold to Bristol and will deliver written notices ("Put Notices") to Bristol stating the dollar amount of common stock that the Company intends to sell. The maximum amount to be covered by any single Put Notice may not exceed the lesser of (i) $7,000,000 less all amounts previously paid by Bristol and (ii) the product of 14 per cent of the preceding calendar months volume of shares of the Company's common stock that traded on the principal exchange (the "Principal Exchange") on which the Company's common stock trades, times the average closing bid price for the preceding calendar month. Bristol's total investment under the Investment Agreement may further be limited to an aggregate amount well below $7,000,000 based upon stipulations included in the Investment Agreement that Bristol may refuse to purchase the Company's common stock if the related Put Notice would result in Bristol beneficially owning more than 4.9% of the Company's outstanding common stock.

       The sales price of common stock issued under the Investment Agreement will be 74 percent of the lowest sales price for the Company's common stock on the Principal Exchange during the ten days prior to a Put Notice. The Company may be required to issue additional shares to Bristol should the price of the Company's common stock fall significantly during the twenty day period after a Put Notice. At the closing of each Put Notice, the Investment Agreement provides that the Company will deliver to Bristol warrants with a term of five years, to purchase 12 percent of the number of shares covered by the Put Notice at an exercise price equal to the average closing sales price for the Company's common stock on the Principal Exchange during the ten days prior to the Put Notice. The 26% discount on the sale of the Company's common stock and the value assigned to warrants will be accreted at the date of issue and result in a reduction of income for purposes of the calculation of earnings per share.

       Subscriptions receivable at June 30, 1998 represents a note receivable received in exchange for 525,000 shares of the Company's common stock sold during the year ended June 30, 1996. The note receivable bears interest at 9% per year and was originally due February 28, 1997. The Company has made no demands for payment of the note receivable and has recognized no interest income on the balance. This note is collateralized by 725,000 shares of the Company's common stock. (See Note 11)


                                    Continued
                                      F-22

                       COMPUTERIZED THERMAL IMAGING, INC.

                    (A CORPORATION IN THE DEVELOPMENT STAGE)

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

                                   ----------


9.     STOCK WARRANTS AND OPTIONS:

       During the year ended June 30, 1998, the Company, in order to attract additional investment, revised the terms and increased the number of shares covered by warrants issued in connection with a 1996 Regulation D offering of the Company's common stock. The revised warrants include a 50 percent increase in shares (from 2,199,500 to 3,299,250), a reduction in the exercise price (from $5.00 to $2.50 per share) and an extension of the expiration date to March 31, 1999.

       During the year ended June 30, 1998, the Company also issued 83,333 shares of its common stock and issued warrants for an additional 416,655 shares at $0.72 per share to a consulting firm that provides public relations and certain other advisory services. In connection with this transaction, the Company recognized consulting expense of approximately $200,000.

       During the year ended June 30, 1997, the Company issued a warrant for 50,000 shares of the Company's common stock at $1.50 per share in connection with the funding of a $125,000 convertible debenture. (See
       Note 5) The Company also issued a warrant for 100,000 shares at $2.00 per share in connection with the funding of a $550,000 convertible debenture. Each of the warrants issued with the convertible debentures expires five years from the date of issuance. (See Note 5)

       A summary of warrant activity is as follows:

                                                        NUMBER
                                                      OF SHARES            EXERCISE PRICE
                                                      ----------           --------------
       Balance at June 30, 1996                        2,199,500           $5.00

         Warrants issued in connection with the
           funding of convertible debentures             150,000           $1.50-$2.00
                                                      ----------

       Balance at June 30, 1997                        2,349,500           $1.50-$5.00

         Warrants issued in connection with a
           consulting agreement                          416,665           $0.72
         Warrants reissued to participants in
           1996 Regulation D offering                  3,299,250           $2.50
         Warrants canceled for reissuance             (2,199,500)          $5.00
                                                      ----------

       Balance at June 30, 1998                        3,865,915           $0.72-$2.50
                                                      ----------
                                                      ----------


                                    Continued
                                      F-23

                       COMPUTERIZED THERMAL IMAGING, INC.

                    (A CORPORATION IN THE DEVELOPMENT STAGE)

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

                                   ----------


9.     STOCK WARRANTS AND OPTIONS, CONTINUED:

       During the year ended June 30, 1998, the Company adopted the 1997 Stock Option and Restricted Stock Plan (the "Plan") that provides for the grant by the Company to employees of up to 5,125,000 options for shares of the Company's common stock or actual shares of restricted common stock. The Plan will continue in effect for a term of ten years unless sooner terminated pursuant to its terms. To date, no restricted stock or stock options have been issued under the Plan.

       During the year ended June 30, 1998, the Company also executed a consulting agreement with a financial services firm (the "Consultant") under which the Company compensated the Consultant for past services through issuance of 100,000 shares of common stock and by grant of options to acquire 2,000,000 shares of the Company's common stock at $0.60 per share (based upon the market value of the Company's common stock at the date of issuance) for a term of five years. In connection with this transaction, the Company recognized compensation expense of approximately $800,000.

       During the year ended June 30, 1998, the Company also granted stock options for 275,000 shares of common stock to a consultant that provided business planning services to the Company. The stock options bear a four year term and an exercise price of $0.75 per share. The Company recognized compensation expense of approximately $120,000 in connection with the issuance of these stock options.

       The Company periodically issues incentive stock options to key employees, officers, directors and outside consultants to provide additional incentives to promote the success of the Company's business and to enhance the ability to attract and retain the services of qualified persons. The issuance of such options are approved by the Board of Directors. The exercise price of an option granted is determined by the fair market value of the stock on the date of grant.

       The Company has issued stock options to employees and non-employee consultants as follows:


                                    Continued
                                      F-24

                       COMPUTERIZED THERMAL IMAGING, INC.

                    (A CORPORATION IN THE DEVELOPMENT STAGE)

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

                                   ----------


9.     STOCK WARRANTS AND OPTIONS, CONTINUED:

                                                    NUMBER OF SHARES
                                      -------------------------------------------
                                      EMPLOYEE         NON-EMPLOYEE         TOTAL          EXERCISE PRICE
                                      --------         ------------         -----          --------------
          Options outstand-
            ing at July 1,
            1996                      2,500,000              -             2,500,000          $1.25

          Options granted             1,750,000              -             1,750,000          $0.70-$0.97
                                      ---------         ---------          ---------

          Options outstand-
            ing at June 30,
            1997                      4,250,000              -             4,250,000          $0.70-$1.25

          Options granted             1,000,000         2,275,000          3,275,000          $0.60-$0.75
                                      ---------         ---------          ---------

          Options outstand-
            ing at June 30,
            1998                      5,250,000         2,275,000          7,525,000          $0.60-$1.25
                                      ---------         ---------          ---------
                                      ---------         ---------          ---------

       Following is a summary of outstanding options at June 30, 1998:

              NUMBER OF SHARES               VESTED              EXPIRATION DATE          EXERCISE PRICE
              ----------------             -----------           ---------------          --------------
                    500,000                  375,000             October, 2000               $1.25
                  1,250,000                  312,500             August, 2001                 0.70
                    275,000                  275,000             November, 2001               0.75
                    500,000                  166,667             April, 2002                  0.97
                  1,000,000                  250,000             September, 2002              0.75
                  2,000,000                2,000,000             November, 2002               0.60
                  2,000,000                2,000,000             June, 2005                   1.25
                  ---------                ---------

                  7,525,000                5,379,167
                  ---------                ---------
                  ---------                ---------


       The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related Interpretations in accounting for its employee stock options because, as discussed below, the alternative fair value accounting provided for under FASB Statement No. 123, "Accounting for Stock-Based Compensation", requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, because the exercise price of the Company's employee stock options is greater than or equals the market price of the underlying stock on the date of grant, no compensation expense has been recognized.


                                    Continued
                                      F-25

                       COMPUTERIZED THERMAL IMAGING, INC.

                    (A CORPORATION IN THE DEVELOPMENT STAGE)

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

                                   ----------


9.     STOCK WARRANTS AND OPTIONS, CONTINUED:

       Proforma information regarding net income and earnings per share is required by Statement 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method of that Statement. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for 1998 and 1997: risk-free interest rate of 5.8% to 6%; no dividend yield; weighted average volatility factor of the expected market price of the Company's common stock of 0.70; and a weighted-average expected life of the options of 3 years.

       The Black-Scholes option valuation model was developed for use in estimating fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

       For purposes of proforma disclosures, the estimated fair value of the options is included in expense at the date of issuance because the options may be fully exercised at that date. The Company's proforma information follows:

                                                 1998               1997
                                              -----------        -----------
         Net loss available to common
           stockholders                       $(5,943,885)       $(3,349,614)
         Proforma net loss available to
           common stockholders                $(6,967,195)       $(4,014,614)
         Proforma basic and dilutive
           loss per share                     $     (0.17)       $     (0.12)


                                    Continued
                                      F-26

                       COMPUTERIZED THERMAL IMAGING, INC.

                    (A CORPORATION IN THE DEVELOPMENT STAGE)

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

                                   ----------


10.    LEASE COMMITMENTS:

       The Company has entered into a lease agreement for office space which is accounted for as an operating lease. Rent expense for each of the years ended June 30, 1998 and 1997 was $30,300.

       At June 30, 1998, the future minimum payments required under this noncancelable operating lease are as follows:


            YEAR ENDED
             JUNE 30,
            ----------
              1999                                                 $    30,300
              2000                                                       5,050
                                                                   -----------

                Total                                              $    35,350
                                                                   -----------
                                                                   -----------


11.    RELATED PARTY TRANSACTIONS:

       Since its inception, the Company has been dependent upon certain individuals, officers/ stockholders and the related corporations under their control (collectively referred to as the "Affiliates") to provide capital, management services, assistance in finding new sources for debt and equity financing and guidance in the development of the Company's thermal imaging system. The Affiliates have generally provided services and incurred expenses on behalf of the Company in exchange for shares of the Company's common stock. However, in certain instances in years prior to 1996, one such Affiliate deposited directly to its account, cash collected on behalf of the Company. Such cash was raised through issuance of notes payable and common stock of the Company for which a complete accounting for the proceeds was not made by the Affiliate. In this circumstance the difference has been charged to compensation expense and reflected as operating, general and administrative expenses in the accompanying financial statements. Following is an analysis of transactions involving the Affiliates during the years ended June 30, 1998 and 1997:



                                      Continued
                                         F-27

                       COMPUTERIZED THERMAL IMAGING, INC.

                    (A CORPORATION IN THE DEVELOPMENT STAGE)

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

                                   ----------


11.      RELATED PARTY TRANSACTIONS, CONTINUED:


                                                 AFFILIATE 1                  AFFILIATE 1                AFFILIATE 3
                                             SHARES        AMOUNT         SHARES       AMOUNT        SHARES         AMOUNT
                                          -----------    -----------   -----------   -----------   -----------   -----------
         YEAR ENDED JUNE 30, 1998

         Warrants issued as compen-
         sation                                  -        $     -           -        $     -             -        $  740,000

         Shares of the Company's common
         stock issued as compensation
         at a price of $0.76 per share           -              -           -              -          100,000         76,000

         Cash investment in the
         Company                            5,463,477     $1,827,130     666,666     $  250,000     2,746,275     $  689,106
                                            ---------     ----------     -------     ----------     ---------     ----------

           Total investment by
             Affiliates - 1998              5,463,477     $1,827,130     666,666     $  250,000     2,846,275     $1,505,106
                                            ---------     ----------     -------     ----------     ---------     ----------
                                            ---------     ----------     -------     ----------     ---------     ----------

         Funding for the Company in-
         cluded in notes payable                 -        $     -           -        $     -             -        $  354,167

         Non-interest bearing advances
         to the Company to fund current
         operations.  These advances
         are uncollateralized.  See
         Note 5                                  -         1,192,854        -           223,720          -              -
                                            ---------     ----------     -------     ----------     ---------     ----------

           Total debt to Affiliates -
             1998                                -        $1,192,854        -        $  223,720          -        $  354,167
                                            ---------     ----------     -------     ----------     ---------     ----------
                                            ---------     ----------     -------     ----------     ---------     ----------

         Interest expense recognized
         on note payable                         -        $     -           -        $     -             -        $  109,375
                                            ---------     ----------     -------     ----------     ---------     ----------

           Total interest expense to
             Affiliates - 1998                   -        $     -           -        $     -             -        $  109,375
                                            ---------     ----------     -------     ----------     ---------     ----------
                                            ---------     ----------     -------     ----------     ---------     ----------

         YEAR ENDED JUNE 30, 1997

         Shares of the Company's Common
         Stock issued as compensation and
         repayment of expenses incurred on
         behalf of the Company by the
         Affiliates at prices ranging
         from $0.53 to $0.70                  287,266     $  152,498     400,000     $  253,000          -        $     -

         Cash investment in the
         Company                            1,960,418        980,209        -              -             -              -
                                            ---------     ----------     -------     ----------     ---------     ----------

           Total investment by
             Affiliates - 1997              2,247,684     $1,132,707     400,000     $  253,000          -        $     -
                                            ---------     ----------     -------     ----------     ---------     ----------
                                            ---------     ----------     -------     ----------     ---------     ----------




         In addition to amounts shown above, the accompanying balance sheet includes a $525,000 subscription receivable from Affiliate 3. (See
         Note 8)

         The Company has been involved in certain stockholder disputes concerning its technology and has generally been successful in settling such disputes primarily through issuances of common stock. Affiliate 1 has agreed to indemnify the Company should additional stockholder disputes regarding the Company's technology arise.


                                    Continued
                                      F-28

                       COMPUTERIZED THERMAL IMAGING, INC.

                    (A CORPORATION IN THE DEVELOPMENT STAGE)

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

                                   ----------


12.    LITIGATION AND CONTINGENCIES:

       At June 30, 1998, the Company is involved in various matters of litigation or dispute and other contingencies, as follows:

       During the year ended June 30, 1996, a stockholder in the Company has raised claims against the Company and certain of its officers alleging misrepresentation, potential securities violations and breach of fiduciary duties. The stockholder has made a settlement offer to obtain additional shares of the Company's common stock; however certain directors of the Company refute the allegations and the settlement offer has been rejected by the Company.

       In another matter, during the year ended June 30, 1994, the Company issued 1,000,000 shares of its common stock to a former director of the Company based upon the directors representation that he would arrange large-scale financing by certain proposed contributors. During the year ended June 30, 1997, actions were taken to cancel the common stock because the Company contends that the issuance was conditional upon the former directors' ability to arrange large-scale financing. However, the Company was subsequently contacted by a lender that asserts that he had relied upon a pledge of 500,000 shares of the Company's common stock by the former director as collateral for a loan. The 500,000 shares of common stock issued to the director are included as issued and outstanding shares in the accompanying financial statements at June 30, 1998 and 1997.

       At various times during 1998 and 1997 the Company has been involved in discussions with two of its primary vendors regarding past due accounts. The most critical vendor is TRW, an Ohio corporation performing contract software development, and strategic planning and management services regarding the testing, development and deployment of the Company's thermal imaging systems. The Company has periodically been delinquent in the payment of costs and fees under contracts with TRW (See Note 4) and TRW, although not having filed formal legal actions, has threatened the Company that it would withhold delivery of source codes of developed software until past due amounts were paid. The Company and TRW have informally agreed that the Company will make payments of three times TRW's weekly ongoing costs with respect to work performed for the Company, plus a fee of 15% of such costs until past due amounts are paid. To date, the Company has adhered to the payment schedule and the payable to TRW, which has been as high as $897,762, was $280,433 at June 30, 1998. If the Company defaults on its agreed payment schedule, and TRW follows through with its threats to withhold delivery of the source codes, or other key deliverables, the Company's operations will be shut down or severely restricted from analyzing clinical data.


                                    Continued
                                      F-29

                       COMPUTERIZED THERMAL IMAGING, INC.

                    (A CORPORATION IN THE DEVELOPMENT STAGE)

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

                                   ----------


12.    LITIGATION AND CONTINGENCIES, CONTINUED:

       The Company has also been periodically delinquent in payments to its primary legal counsel (the "Attorneys") for legal services and at June 30, 1998 owed the Attorneys $369,848. Effective May 1, 1998, the Company executed a Promissory Note consolidating the balance of fees owed to the Attorneys through April 21, 1998 (the "Promissory Note"). The terms of the Promissory Note provide for interest to accrue on the unpaid principal at a rate of one percent per month and require the Company to make monthly installment payments of $50,000, including accrued interest, which may increase in the event the Company obtains a certain level of financing, until all principal and interest are paid in full. The Promissory Note incorporates the terms of two pledge agreements executed by the Company and TMI which provide security for the amounts due under the Promissory Note and on future outstanding accounts with the Attorneys (the "Pledge Agreements"). The security interests granted cover the Company's common stock holdings in TMI and the intellectual property of both the Company and TMI. If an event of default were to occur under the Promissory Note and or the Pledge Agreements, the Company's interest in TMI and in the Company's intellectual property could be sold to satisfy the outstanding debt. At June 30, 1998 the amount due on the Promissory Note was $301,223. Additional amounts for fees totaling $68,625 are included in accounts payable at June 30, 1998.

       The Company has funded its operations in part by means of various offerings thought to be exempt from the registration requirements of the Securities Act of 1933 or various applicable state securities laws. In the event that any of the exemptions upon which the Company relied were not, in fact, available, the Company could face claims from federal and state regulators and from purchasers of their securities. Management and legal counsel, although not aware of any alleged specific violations, cannot predict the likelihood of claims or the range of potential liability that could arise from this issue.


                                    Continued
                                      F-30

                       COMPUTERIZED THERMAL IMAGING, INC.

                    (A CORPORATION IN THE DEVELOPMENT STAGE)

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

                                   ----------


12.    LITIGATION AND CONTINGENCIES, CONTINUED:

       As a Nevada Corporation organized prior to October 1, 1991, the Company's stockholders have, with limited exceptions, had preemptive rights to acquire the Company's common stock when such securities were offered for sale. However, in various offerings of the Company's securities, the Company failed to properly offer their existing stockholders the preemptive rights to which they were entitled. Should any stockholder assert preemptive rights for past offerings, the Company plans to make available the shares of stock and at the price to which the stockholder was originally entitled. Management is not aware of any stockholder who intends to make any claim with respect to the failure by the Company to offer preemptive rights. However, there can be no assurance that litigation asserting such claims will not be initiated, or that the Company would prevail in any such litigation. On February 4, 1998 a majority of the stockholders, by written consent, amended the Articles of Incorporation of the Company to deny preemptive rights from and after that date with respect to the issuance of shares of the common stock. The amendment to the Articles of Incorporation will have no effect with respect to preemptive rights which may have existed for certain offerings prior to such amendment.

       The Company is also involved various other legal disputes arising in the normal course of business that, in the opinion of management, should not result in significant liability, if any.


13.    GOING CONCERN CONSIDERATIONS:

       Since its inception, as a development stage enterprise, the Company has not generated significant revenue and has been dependent on debt and equity raised from individual investors to sustain its operations. The Company has conserved cash by issuing its common and preferred stock to satisfy obligations, to compensate individuals and vendors and to settle disputes that have arisen. However, during the years ended June 30, 1998 and 1997, the Company incurred net losses of $(5,943,885) and $(3,349,614), respectively, and negative cash flows from operations of $(4,541,755) and $(1,906,353), respectively. These factors along with a $(2,629,727) negative working capital position at June 30, 1998 and delinquencies in payments to major vendors (See Notes 5 and 12) raise substantial doubt about the Company's ability to continue as a going concern.

       Management plans to take specific steps to address its difficult financial situation as follows:


                                    Continued
                                      F-31

                       COMPUTERIZED THERMAL IMAGING, INC.

                    (A CORPORATION IN THE DEVELOPMENT STAGE)

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

                                   ----------


13.    GOING CONCERN CONSIDERATIONS, CONTINUED:

     - In the near term the Company plans additional private sales of debt and common stock to qualified investors to fund its current operations.

     - In the intermediate term, the Company plans a public registration of its common stock under the Securities and Exchange Act of 1933 to provide a means of expanding the market for its common stock and to provide a means of obtaining the funds necessary to bring its thermal imaging system to the commercial market.

     - In the long-term, the Company believes that cash flows from commercialization of its thermal imaging systems will provide the resources for continued operations.

     There can be no assurance that the Company's planned private sales of debt and equity securities or its planned public registration of common stock will be successful or that the Company will have the ability to commercialize its thermal imaging systems and ultimately attain profitability. The Company's long-term viability as a going concern is dependent upon three key factors, as follows:

     - The Company's ability to obtain adequate sources of debt or equity funding to meet current commitments and fund the commercialization of its thermal imaging system.

     - The ability of the Company to obtain positive test results of its thermal imaging system in clinical trials currently in progress.

     - The ability of the Company to ultimately achieve adequate profitability and cash flows to sustain its operations.


14.    ACQUISITION OF THERMAL MEDICAL IMAGING, INC.:

       In January 1997, the Company acquired a 60% ownership percentage in TMI to bring its total ownership percentage to 80%. The purchase price for the additional interest was $732,577 and the balance was paid through the contribution of cash advances, previously made, to the capital of the Company. This acquisition was accounted for using the purchase method of accounting and the results of operations of TMI have been consolidated for 1997, the year of acquisition, and 1998. All pre-acquisition losses of TMI had previously been reported in the Company's financial statements.


                                    Continued
                                      F-32

                       COMPUTERIZED THERMAL IMAGING, INC.

                    (A CORPORATION IN THE DEVELOPMENT STAGE)

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

                                   ----------


15.    NON-CASH INVESTING AND FINANCING ACTIVITIES:

       During the years ended June 30, 1998 and 1997, the Company engaged in certain non-cash investing and financing activities as follows:

                                                    1998          1997
                                                  --------      --------
       Common stock issued in settlement of
         notes payable                            $980,355      $   -
                                                  --------      --------
                                                  --------      --------

       Common stock issued upon conversion
         of debentures                            $   -         $ 62,020
                                                  --------      --------
                                                  --------      --------

                          COMPUTERIZED THERMAL IMAGING, INC.

                                      ---------





                 CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS
                FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997
                                     (UNAUDITED)

                  COMPUTERIZED THERMAL IMAGING, INC. AND SUBSIDIARY
                       (A CORPORATION IN THE DEVELOPMENT STAGE)
                          CONSOLIDATED INTERIM BALANCE SHEET
                                  SEPTEMBER 30, 1998

                                      ----------
                                     (UNAUDITED)

                                                                 SEPTEMBER 30,
      ASSETS                                                         1998
                                                                 -------------
Current assets:
  Cash                                                           $   175,503
  Deposits                                                             2,204
                                                                 -----------

    Total current assets                                             177,707

Property and equipment, net                                          138,354
                                                                 -----------

      Total assets                                               $   316,061
                                                                 -----------
                                                                 -----------


LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
  Notes payable                                                  $ 1,176,140
  Accounts payable                                                   551,572
  Accrued liabilities                                                260,632
  Advances from stockholder                                        2,013,122
                                                                 -----------

    Total current liabilities                                      4,001,466
                                                                 -----------

Commitments and contingencies

Common stock subject to rescission offer                             306,873
                                                                 -----------

Stockholders' deficit:
  Convertible preferred stock, $5.00 par
    value, 100,000 shares authorized                                    -
  Common stock, $.001 par value; 100,000,000
    shares authorized, 47,565,757 shares
    issued and outstanding on September 30,
    1998, excluding 771,200 shares subject
    to rescission offer                                               47,566
  Additional paid-in capital                                      18,373,060
  Subscription receivable                                           (525,000)
  Losses accumulated during the development
    stage                                                        (21,887,904)
                                                                 -----------

    Total stockholders' deficit                                   (3,992,278)
                                                                 -----------

      Total liabilities and stockholders'
        deficit                                                  $   316,061
                                                                 -----------
                                                                 -----------

                   The accompanying selected notes are an integral
                     part of these interim financial statements.

                  COMPUTERIZED THERMAL IMAGING, INC. AND SUBSIDIARY
                       (A CORPORATION IN THE DEVELOPMENT STAGE)
                     CONSOLIDATED INTERIM STATEMENT OF OPERATIONS
           FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997, AND THE
           PERIOD FROM INCEPTION, JUNE 10, 1987, THROUGH SEPTEMBER 30, 1998

                                     -----------
                                     (UNAUDITED)

                                   THREE MONTHS   THREE MONTHS
                                      ENDED          ENDED       INCEPTION TO
                                   SEPTEMBER 30,  SEPTEMBER 30,  SEPTEMBER 30,
                                       1998           1997           1998
                                   -------------  -------------  -------------
Interest income                    $       733    $       333    $     20,616
Income from sale of prototype             -              -            180,815
                                   -----------    -----------    ------------

  Total income                             733            333         201,431
                                   -----------    -----------    ------------

Operating, general and admin-
  istrative expenses                   394,957        262,210      14,062,705
Research and development costs         642,222        351,884       5,837,286
Interest expense                       168,489        114,555       1,740,601
Litigation settlement                     -              -            514,380
                                   -----------    -----------    ------------

  Total expenses                     1,205,668        728,649      22,154,972
                                   -----------    -----------    ------------

Net loss before extraordinary
  item                               1,204,935        728,316      21,953,541

Extraordinary gain on extin-
  guishment of debt                       -              -             65,637
                                   -----------    -----------    ------------

Net loss                           $(1,204,935)   $  (728,316)   $(21,887,904)
                                   -----------    -----------    ------------
                                   -----------    -----------    ------------


Weighted average shares
  outstanding                       48,336,957     36,945,206
                                   -----------    -----------
                                   -----------    -----------
Loss per common share              $     (0.02)   $     (0.02)
                                   -----------    -----------
                                   -----------    -----------



                   The accompanying selected notes are an integral
                      part of these interim financial statements

                  COMPUTERIZED THERMAL IMAGING, INC. AND SUBSIDIARY
                       (A CORPORATION IN THE DEVELOPMENT STAGE)
                CONSOLIDATED CONDENSED INTERIM STATEMENT OF CASH FLOWS
           FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997, AND THE
           PERIOD FROM INCEPTION, JUNE 10, 1987, THROUGH SEPTEMBER 30, 1998

                                     -----------
                                     (UNAUDITED)

                                             THREE MONTHS   THREE MONTHS
                                                ENDED          ENDED       INCEPTION TO
                                             SEPTEMBER 30,  SEPTEMBER 30,  SEPTEMBER 30,
                                                 1998           1997           1998
                                             -------------  -------------  -------------
Cash flows from operating activities:
  Net loss                                   $(1,204,935)   $  (728,316)   $(21,887,904)
  Adjustments to reconcile net loss
    to net cash used in operating
    activities:                                  139,349       (260,367)     10,660,031
                                             -----------    -----------    ------------

      Net cash used in operating
        activities                            (1,065,586)      (988,683)    (11,227,873)
                                             -----------    -----------    ------------

Cash flows from investing activities:
  Purchase of equipment and computers               (617)       (10,301)       (231,795)
                                             -----------    -----------    ------------

      Net cash used in investing
        activities                                  (617)       (10,301)       (231,795)
                                             -----------    -----------    ------------

Cash flows from financing activities:
  Net proceeds from sale of common
    stock issued for cash                           -              -          6,974,762
  Payment of stock offering costs                   -              -           (125,000)
  Advances from affiliates                       596,548        753,019       2,013,122
  Proceeds from notes payable and
    convertible debentures                       565,094        336,849       3,723,708
  Payment of debt issuance costs                    -              -           (133,600)
  Repayment of notes payable                    (150,000)       (60,000)       (817,821)
                                             -----------    -----------    ------------

      Net cash provided by financing
        activities                             1,011,642      1,029,868      11,635,171
                                             -----------    -----------    ------------

Net (decrease) increase in cash and
  cash equivalents                               (54,561)        30,884         175,503

Cash and cash equivalents, beginning
  of period                                      230,064        193,852            -
                                             -----------    -----------    ------------
Cash and cash equivalents, end of
  period                                     $   175,503    $   224,736    $    175,503
                                             -----------    -----------    ------------
                                             -----------    -----------    ------------

Supplemental additional cash flow
  information:

  Cash paid for interest                     $      -       $      -       $      8,770
                                             -----------    -----------    ------------
                                             -----------    -----------    ------------


                   The accompanying selected notes are an integral
                     part of these interim financial statements.

                  COMPUTERIZED THERMAL IMAGING, INC. AND SUBSIDIARY
                       (A CORPORATION IN THE DEVELOPMENT STAGE)
             NOTES TO CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS

                                     -----------

1.     INTERIM FINANCIAL STATEMENTS:

       The unaudited consolidated condensed interim financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (SEC). Certain information and note disclosures normally included in annual financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to those rules and regulations, although the Company believes that the disclosures made are adequate to make the information presented not misleading. In the opinion of management, all adjustments necessary for a fair presentation of results of operations have been made to the interim financial statements. Results of operations for the three-month periods ended September 30, 1998 and 1997 are not necessarily indicative of results of operations for the respective full years.

       A summary of the Company's significant accounting policies and other information necessary to understand these consolidated condensed interim financial statements is presented in the Company's audited financial statements for the years ended June 30, 1998 and 1997. Accordingly, the Company's audited financial statements should be read in connection with these financial statements.


2.     NOTES PAYABLE AND CONVERTIBLE DEBT:



       On September 11, 1998, the Company entered into a $347,750 note payable to a stockholder/affiliate bearing interest at a stated rate of 10% per year and due April 11, 1999. (At September 30, 1998, $335,000 had been drawn under this note.) This note is uncollateralized and may be converted to common stock of the Company at any time subsequent to its maturity based upon the lesser of 50% of the closing price of the Company's common stock at the date of the note or 50% of the price of the Company's common stock at the date the lender notifies the Company of his intent to convert. The resulting discount from the fair value of the Company's common stock is being amortized to expense over the six-month term of the note and, accordingly, the note bears an effective interest rate of approximately 131% per year. This note increases the amount due this stockholder/affiliate to $852,435 at September 30, 1998.


3.     INCOME TAXES:


       The difference between the 34% federal statutory income tax rate shown in the accompanying interim financial statements is primarily attributable to an increase in the valuation allowance applied against the tax benefit from utilization of net operating loss carryforwards.


4.     COMPREHENSIVE INCOME:

       Effective July 1, 1998 the Company adopted Statement of Financial Accounting standards ("SFAS") No. 130, Reporting Comprehensive Income, which requires a company to display an amount representing comprehensive income as part of the Company's basic financial statements. Comprehensive income includes such items as unrealized gains or losses on certain investment securities and certain foreign currency translation adjustments. The Company's financial statements include none of the additional elements that affect comprehensive income. Accordingly, comprehensive income and net income are identical.

                  COMPUTERIZED THERMAL IMAGING, INC. AND SUBSIDIARY
                       (A CORPORATION IN THE DEVELOPMENT STAGE)
             NOTES TO CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS


                                     ------------


5.     COMMON STOCK SUBJECT TO RESCISSION OFFERS:

       During 1998, the Company issued a total of 8,876,418 shares of common stock to the Affiliates (See Note 11) for cash or other consideration and such common shares are considered to be "restricted" securities with limited transferability under state and federal securities laws. The Affiliates, in secondary transactions, subsequently sold or otherwise transferred 1,187,000 shares of the common stock between themselves and to fourteen non-affiliates and it has come to the Company's attention that the transactions between Affiliates and non-affiliates may have been in violation of various state and/or federal securities laws.

       In the event that the subsequent transfers of "restricted" shares of the Company's common stock by the Affiliates are deemed to be in violation of state and/or federal securities laws, the exemptions from registration, relied upon by the company for the initial issuance of those shares, could be lost. Additionally, if an exemption from registration for the issuances is not available, and the Company is found to have engaged in a public offering of securities, the Company may face claims by the subsequent purchasers for rescission and/or administrative sanctions, fines and penalties even though the Company took the step of applying appropriate restrictive legends to the stock certificates in question.

       Based on the limited number of parties involved in the above-described transactions and the precautions taken by the Company, management does not believe that there was any public offering of the Company's shares of the Common Stock, and consequently, the exemption available to the Company at the time of the issuance of the securities was not forfeited. However, in order to lessen any problems which may emanate from the transfer of the above-described shares of the Common Stock, the Company and the Affiliates offered to rescind the sales of all such shares, pursuant to the securities laws of the various states where the transfers took place. The Company made its rescission offer in the form of an exempt offering in conformity with the applicable state securities laws. Subsequent to June 30, 1998, all of the stockholders in question elected to reject the rescission offers. Consequently, the Company does not believe that significant exposure exists in connection with the issuance of such shares. However, the rescission offers with respect to state securities laws do not sure any potential federal securities laws problems.

                  COMPUTERIZED THERMAL IMAGING, INC. AND SUBSIDIARY
                       (A CORPORATION IN THE DEVELOPMENT STAGE)
             NOTES TO CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS

                                     ------------


5.     COMMON STOCK SUBJECT TO RESCISSION OFFERS, CONTINUED:

       The 771,200 shares of restricted Common Stock transferred to non-affiliates and subject to rescission orders are reported outside the classification of stockholders' equity as common stock subject to rescission orders. However, subsequent to September 30, 1998, all rescission offers were rejected by the non-affiliates and the balance of common stock subject to rescission orders was reclassified and included in stockholders' equity.

                                       PART II

                        INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company's Articles of Incorporation do not specifically address indemnification of directors and officers, except to make a general reference that the directors "may exercise all rights, powers, and privileges . . . conferred upon similar corporations organized under and by virtue of the laws of the State of Nevada." Sections 78.751 and 78.752 of the Nevada Revised Statutes permit a corporation to indemnify, among others, any officer or director against certain liabilities under specified circumstances, and to purchase and maintain insurance on behalf of its officers and directors.

     Consistent with the overall scope of Section78.751 of the Nevada Revised Statutes, Article VI of the Company's Bylaws, included in Exhibit 3.2 hereto and incorporated herein by reference, provides, in general, that any director or officer of the Company who is the subject of or a participant in a threatened, pending or completed legal action by reason of the fact that such individual is or was a director or officer shall be indemnified and held harmless by the Company from and against the consequences of such action if it is determined that he acted in good faith and reasonably believed (i) his conduct was in the Company's best interest, (ii) in all other cases, that his conduct was not opposed to the best interests of the Company, and (iii) with respect to criminal proceedings, that he had no reasonable cause to believe his conduct was unlawful; provided that if it is determined that such person is liable to the Company or is found liable on the basis that personal benefit was improperly received by such person, the indemnification is limited to reasonable expenses actually incurred by such person in connection with the legal action and shall not be made in respect of any legal action in which such person shall have been found liable for willful or intentional misconduct in the performance of his duty to the Company. Any indemnification (unless ordered by a court of competent jurisdiction) shall be made by the Company only upon a determination that indemnification of such person is proper in the circumstances by virtue of the fact that it shall have been determined that such person has met the applicable standard of conduct.

     The Bylaws also provide that reasonable expenses, including court costs and attorneys' fees, incurred by officers and directors in connection with a covered legal action shall be paid by the Company at reasonable intervals in advance of the final disposition of such action, upon receipt by the Company of a written affirmation by such person of his good faith belief that he has met the standard of conduct necessary for indemnification, and a written undertaking by or on behalf of such person to repay the amount paid or reimbursed by the Company if it is ultimately determined that he is not entitled to be indemnified.

     The Board of Directors of the Company may also authorize the Company to indemnify employees or agents of the Company, and to advance the reasonable expenses of such persons, to the same extent, following the same determinations and upon the same conditions as are required for the indemnification of and advancement of expenses to directors and officers of the Company. As of the date of this Registration Statement, the Board of Directors has not extended indemnification rights to persons other than directors and officers.

     The Bylaws also provide that the Company has the power and authority to purchase and maintain insurance or another arrangements on behalf of any director, officer, employee, or agent of the Company or any affiliate of the Company on similar terms as those described in Section 78.752 of the Nevada Revised Statutes. The Company's Articles of Incorporation relieve its directors from liability for monetary damages to the full extent permitted by Nevada law. Sections 78.751 and 78.752 of the General Corporation Law of the State of Nevada authorize a corporation to indemnify, among others, any officer or director against certain liabilities under specified circumstances, and to purchase and maintain insurance on behalf of its officers and directors.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the estimated expenses to be incurred in connection with the distribution of the securities being registered. The expenses shall be paid by the Registrant. No expenses will be paid by the security holders.

     SEC Registration Fee. . . . . . . . . . . . .    $  7,265.00
     Printing and Engraving Expenses . . . . . . .    $ 35,000.00
     Legal Fees and Expenses . . . . . . . . . . .    $175,000.00
     Accounting Fees and Expenses. . . . . . . . .    $ 25,000.00
     Blue Sky Fees and Expenses. . . . . . . . . .    $ 10,000.00
     Transfer Agent Fees . . . . . . . . . . . . .        -0-
     Miscellaneous . . . . . . . . . . . . . . . .        -0-
       Total . . . . . . . . . . . . . . . . . . .    $252,265.00
                                                      -----------
                                                      -----------

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

     Set forth below is certain information regarding securities that the Company has sold in the past three years to directors ("D"), officers ("O"), employees ("E"), consultants ("C"), institutional investors ("I"), affiliates ("A"), and non-affiliates ("N").




     In December 1995, the Company issued 20,000 shares of the Common Stock to Keith Bessinger (C) for legal services rendered to the Company with an approximate value of $10,600.

     In December 1995, the Company issued 50,000 shares of the Common Stock to Thermal Imaging, Inc. (A) as compensation due to David B. Johnston (O, D, A) for services rendered to the Company. The value of the services rendered equaled approximately $26,500.

     In December 1995, the Company issued 10,000 shares of the Common Stock to Douglas J. Emery (N) in consideration for a cash contribution of approximately $5,300.

     In December 1995, the Company issued 10,000 shares of the Common Stock to Willard Harpster (C) in consideration for customer relations services rendered. The Company has valued the services at approximately $9,500.

     In December 1995, the Company issued 60,000 shares of the Common Stock to Mark Lewis (N) in connection with the settlement of a threatened lawsuit against the Company arising out of a transaction relating to the lease of certain thermal imaging equipment and the donation of such equipment to the State University of New York - Buffalo.

     From November 1995 through February 1996, the Company issued an aggregate of 2,000,000 shares of the Common Stock and 2,000,000 warrants, entitling holders to purchase one share of the Common Stock at an exercise price of $5.00 per share, to various subscribers in conjunction with the Private Placement Memorandum dated November 13, 1995 for an aggregate amount of approximately $2,000,000.

     In February 1996, in conjunction with the Private Placement Memorandum dated November 13, 1995, the Company also issued an aggregate of 52,500 shares of the Common Stock and 31,500 warrants at an exercise price of $5.00 per share to various underwriters who provided services to the Company in connection therewith. The shares of the Common Stock and warrants issued were valued at approximately $49,500.

     In February 1996, the Company issued 50,000 shares of the Common Stock to Lewis Woodworth (N) in consideration for the settlement of a threatened lawsuit arising out of the Company's acquisition of a certain research contracts with the State University of New York - Buffalo and thermal imaging technologies. The Common Stock issued was valued at approximately $42,500.

     In March 1996, the Company issued 30,000 shares of the Common Stock to M&S Acquisition (C) in consideration for valuation and financial consultant services rendered to the Company and valued at approximately $45,000. These shares were offered and sold pursuant to a written contract between the Company and M&S Acquisition for compensation. As such, the Company believes that the transaction is exempt from registration pursuant to Rule 701 of the Securities Act.

     In April 1996, the Company issued 494,383 shares of the Common Stock to PDH, Ltd.(C), in consideration for administrative and stockholder relations services rendered to the Company and valued at $214,160.

     In April 1996, the Company issued 112,250 shares of the Common Stock to Thermal Imaging, Inc. (A) in connection with the Assumption of Liability Agreement wherein Thermal Imaging agreed to assume responsibility for and indemnify the Company from all claims asserted or to be asserted by Dorex, Inc. stockholders in connection with the Company's acquisition of certain research contracts with the State University of New York - Buffalo and thermal imaging technologies. The stock issued to Thermal Imaging, Inc. was valued at approximately $67,350.

     In April 1996, the Company issued 4,000 shares of the Common Stock to Eric Wagner (N) in connection with the conversion of principal and interest due under a corporate note. An outstanding amount of approximately $7,000 was converted at a price of $1.75 per share. The shares of the Common Stock issued by the Company in exchange for the securities surrendered were exempt from registration pursuant to Section3(a)(9) of the Securities Act.

     In June 1996, the Company issued 5,000 shares of the Common Stock to M&S Acquisition (C) as reimbursement for expenses totaling $7,500 incurred in the performance of services.

     In August 1996, the Company issued its 6% Convertible Debenture due August 15, 1999 in the principal amount of $550,000 (the "6% Convertible Debenture") to Cameron Capital, Ltd. (N). The 6% Convertible Debenture is convertible into shares of the Common Stock at a price per share equal to the lesser of the average closing bid price of the Common Stock for the five consecutive trading days immediately preceding the date of the 6% Convertible Debenture, or 77 percent of the average closing bid price of the Common Stock for the five consecutive trading days prior to conversion. In connection with the issuance of the 6% Convertible Debenture, the Company also issued to the holder a warrant to purchase 100,000 shares of the Common Stock at $2.00 per share.

     In September 1996, the Company issued an additional 203,150 warrants to investors in the Private Placement Memorandum dated November 13, 1995, as a penalty due as a result of the failure of the Company to timely file a registration statement covering the shares of the Common Stock in the Offering.

     In November 1996, the Company issued 100,000 shares of the Common Stock to PDH, Ltd. (C) in consideration for services rendered and as reimbursement for expenses incurred from March 1, 1996 through November 15, 1996. The estimated value of the stock issued equaled $73,000.

     In January 1997, the Company issued 250,000 shares of the Common Stock to Thermal Imaging, Inc. (A), in consideration for a cash contribution of approximately $70,000.

     In January 1997, the Company issued 50,000 shares of the Common Stock to Jack Gately (N) in connection with the settlement of obligations with Fred Redolfy. The estimated value of the Common Stock issued equaled $30,000.

     In February 1997, the Company issued 750,000 shares of the Common Stock to Thermal Imaging, Inc. (A) in consideration for a cash contribution of approximately $427,500.

     In February 1997, the Company issued 87,816 shares of the Common Stock to Thermal Imaging, Inc. (A) in consideration for a cash contribution of approximately $50,055.

     In March 1997, the Company issued an aggregate of 982,602 shares of the Common Stock to Thermal Imaging, Inc. (A) in consideration for cash contributions in the aggregate amount of $530,137.12.

     In March 1997, the Company issued its 8% Convertible Debenture due March 13, 2000 in the principal amount of $125,000 (the "8% Convertible Debenture") to Cameron Capital, Ltd. (N). The 8% Convertible Debenture is convertible into shares of the Common Stock upon the effective date of this Registration Statement at a price per share equal to the lesser of the average closing bid price of the Common Stock for the five consecutive trading days immediately preceding the date of the 8% Convertible Debenture, or 77 percent of the average closing bid price of the Common Stock for the five consecutive trading days prior to conversion. In connection with the issuance of the 8% Convertible Debenture, the Company also issued to the holder a warrant to purchase 50,000 shares of the Common Stock at $1.50 per share.

     In April 1997, the Company issued 12 % Series A Senior Subordinated Convertible Redeemable Debentures (aggregate face value of $662,500), through Select Capital Advisors, Inc., to various investors (N)for an aggregate cash contribution of approximately $530,000.

     From April through June 1997, the Company issued warrants covering 3,273,950 shares of the Common Stock to warrant holders (N, A) who were subscribers to the Private Placement Memorandum dated November 13, 1995. The Warrants were issued as a further settlement with investors in the private placement regarding the Company's obligation to register the shares of the Common Stock in the private placement. The terms of the settlement provided that settling investors would turn in the warrants held in exchange for new warrants entitling the holder to purchase 1 1/2 shares of the Common Stock at $2.50 per share.

     In July 1997, the Company issued 50,000 shares of the Common Stock to Sylvia Epstein (C) in consideration for services rendered and valued at approximately $50,000.

     In July 1997, the Company issued 500,000 shares of the Common Stock to Manhattan Financial Group (A, C) in consideration for contributions up to $150,000 pursuant to the terms of the Restricted Stock Purchase Agreement.

     In July 1997, the Company issued 322,545 shares of the Common Stock to Cameron Capital, Ltd. (N) in connection with the conversion of $150,000 of the amount outstanding under the 6% Convertible Debenture ($550,000). The shares of the Common Stock issued by the Company in exchange for the securities surrendered are exempt from registration pursuant to Section3(a)(9) of the Securities Act.

     In July 1997, the Company issued 138,000 shares of the Common Stock to Robert A. Dresser (C) in consideration for services rendered in connection with the Company's marketing efforts. The services were valued at approximately $42,780.

     In July 1997, the Company issued an aggregate of 740,656 shares of the Common Stock to Thermal Imaging, Inc. (A) in consideration for cash contributions in the aggregate amount of $339,000.

     In September 1997, the Company issued 666,666 shares of the Common Stock to PDH, Ltd. (C), in consideration for a cash contribution of approximately $250,000.

     In September 1997, the Company issued 941,176 shares of the Common Stock to Thermal Imaging, Inc. (A) in consideration for a cash contribution of approximately $320,000.

     In November 1997, the Company issued 551,429 shares of the Common Stock to Thermal Imaging, Inc. (A), in consideration for a cash contribution of approximately $193,000.

     In November 1997, the Company issued 478,894 shares of the Common Stock to Cameron Capital, Ltd. (N) in connection with the conversion of $200,000 of the outstanding amount due under the 6% Convertible Debenture ($550,000). The shares of the Common Stock issued by the Company in exchange for the securities surrendered were exempt from registration pursuant to Section 3(a)(9) of the Securities Act.

     From October to November 1997, the Company issued 83,333 shares of the Common Stock to Ambient Capital Group, Inc. (C), as a retainer fee for acting as a financial advisor. The estimated value of the shares issued equaled $29,166.55. In addition, the Company issued 83,333 warrants to Ambient Capital Group, Inc., at an exercise price of

$ 0.72 per share. The terms of the warrants entitle the holder to purchase five shares of the Common Stock for each warrant issued and such warrants are valid for a period of four years from the date of issuance.

     In January 1998, the Company issued 100,000 shares of the Common Stock to Manhattan Financial Group (A, C) in partial consideration for services rendered pursuant to the Consulting Agreement. The estimated value of the stock issued is equal to $30,000.

     In January and February 1998, the Company issued an aggregate of 3,482,813 shares of the Common Stock to Thermal Imaging, Inc. (A), in consideration for cash contributions of approximately $975,130 (252,597 shares were subsequently canceled due to a mathematical error in calculating number of shares to be issued).

     In January 1998, the Company issued an aggregate of 102,752 shares of the Common Stock to David Finney (C) and Meto Miteff (C) in consideration for legal services rendered and valued at approximately $64,220.

     During January and February 1998, the Company issued an aggregate of 603,489 shares of the Common Stock to Cameron Capital, Ltd. (N) in connection with the conversion of $200,000 of the outstanding amount due under the 6% Convertible Debenture and payment of penalties due for non-registration. The shares of the Common Stock issued by the Company in exchange for the securities surrendered were exempt from registration pursuant to Section3(a)(9) of the Securities Act.

     In March 1998, the Company issued 600,000 shares of the Common Stock to Benjamin or Nancy Anderson (N) in consideration for cash contributions of approximately $140,000.

     In March 1998, the Company issued 2,246,275 shares to Manhattan Financial Group (C) in consideration for cash contributions of approximately $539,106 (147,725 shares were subsequently canceled due to a mathematical error in calculating number of shares to be issued).

     In April 1998, the Company issued an aggregate of 216,598 shares of the Common Stock to Cameron Capital, Ltd. (N) in connection with the conversion of $62,500 of a $125,000 8% Convertible Debenture and payment of penalties due for non-registration. The shares of the Common Stock issued by the Company in exchange for the securities surrendered were exempt from registration pursuant to Section 3(a)(9) of the Securities Act.

     In June 1998, the Company issued 978,000 shares of the Common Stock to Lynch, Rowin, Novack, Burnbaum & Crystal P.C. FBO Y. L. Hirsch (N) and Lockwood Resources (N). The shares were issued in conversion of 12% Convertible Debentures and in settlement of all claims between the Company and Y. L. Hirsch and Lockwood Resources relating to said debentures. The shares issued had an estimated aggregate value of $415,000. The shares of the Common Stock issued by the Company in exchange for the securities surrendered were exempt from registration pursuant to Section 3(a)(9) of the Securities Act.

     In October 1998, the Company issued an aggregate of 208,261shares of the Common Stock to Cameron Capital, Ltd. (N) in connection with the conversion of $62,500 of a $125,000 8% Convertible Debenture and payment of penalties due for non-registration for which notice of conversion had been given in March 1998. The shares of the Common Stock issued by the Company in exchange for the securities surrendered were exempt from registration pursuant to Section 3(a)(9) of the Securities Act.

     During 1998, certain secondary transactions involving the transfer of shares of the Common Stock deemed to be "restricted securities," as that term is defined in Rule 144 of the Securities Act, may have an adverse effect on the Company's ability to rely on Section 4(2) of the Securities Act in order to exempt the original issuances of the shares. On January 22, 1998, the Company issued 1,827,250 shares of the Common Stock to TII, an affiliate of the Company, in an exempt transaction effected in reliance upon Section 4(2) of the Securities Act. On April 8, 1998 and May 5, 1998, TII transferred 100,000 shares and 300,000 shares, respectively, to a total of four separate purchasers. The transfers by TII were made in reliance upon Section 4(1) of the Securities Act. All of the certificates representing shares of the Common Stock issued to TII and its transferees had appropriate legends restricting their sale and transfer, except in compliance with the Securities Act.

     A separate chain of transactions involving Manhattan Financial Group ("MFG") and PDH, Ltd. and P.D. Investments, affiliates of Doug Holt, took place during the spring of 1998. The Company issued to MFG 2,394,000 shares of the Common Stock on March 24, 1998 in reliance upon Section 4(2) of the Securities Act. On April 29, 1998, MFG transferred 74,200 shares of the Common Stock, originally acquired in the March 24, 1998 transaction, to two separate purchasers. In a second transaction on May 11, 1998, MFG transferred an additional 420,800 shares of the Common Stock, originally acquired in the March 24, 1998 transaction, to three purchasers, two of which were PDH, Ltd and P.D. Investments. On May 19, 1998, PDH, Ltd. transferred 165,000 shares of the Common Stock, acquired from MFG on May 11, 1998, to six separate purchasers. Additionally, on June 2, 1998, P.D. Investments transferred 102,000 shares of the Common Stock, acquired from MFG on May 11, 1998, to three purchasers. All of the transfers involving MFG, PDH, Ltd., and P.D. Investments were made in reliance on exemptions from registration under Section 4(1) of the Securities Act. All of the certificates representing shares of the Common Stock issued to MFG and its transferees had appropriate legends restricting their sale and transfer, except in compliance with the Securities Act.


     In the event that the subsequent transfers of "restricted" shares of the Common Stock by TII, MFG, PDH, Ltd., and P.D. Investments are deemed to be in violation of the Securities Act, the exemptions from registration, relied upon by the Company for the initial issuance of those shares, could be lost. Moreover, if an exemption from registration for the issuances is not available, and the Company is found to have engaged in a public offering of securities, the Company may face claims by the subsequent purchasers for rescission and/or administrative sanctions, fines and penalties. However, the Company took the step of applying legends to the stock certificates in question, and the Company's transfer agent was well-experienced in the requirement that stock certificates bearing a legend restricting their sale or transfer should not be issued in a new name unless there was an available exemption from registration.


     There were 14 parties involved in the above-described transactions, all of whom held securities of the Company prior to or at the time the shares of the Common Stock were purchased. Given the small number of parties involved in the above-described transactions and the precautions taken by the Company, management does not believe that there was any public offering of the Company's shares of the Common Stock, and consequently, the exemption available to the Company at the time of the issuance of the securities was not forfeited. However, in order to lessen any problems which may emanate from the transfer of the above-described shares of the Common Stock, on September 17, 1998, the Company, TII, MFG, PDH, Ltd., and P.D. Investments offered to rescind the sales of all such shares, pursuant to the securities laws of the various states where the transfers took place. The Company made its rescission offer in the form of an offering exempt from registration under the Securities Act in reliance on
Section 4(2) of the Securities Act, and in conformity with the applicable state securities laws. All of the stockholders in question elected to reject the rescission offers. Consequently, management does not believe that the Company has any material exposure in connection with the issuance of such shares. It should be pointed out that the rescission offers with respect to state securities laws do not cure any potential federal securities laws problems, and any purchaser who elected to reject or accept a rescission offer may still elect to pursue his remedies under federal law. In connection with the above-described transactions, management has estimated that the Company is at risk for an amount not to exceed $306,873, which amount has been reflected in the Consolidated Financial Statements, including the Notes thereto, appearing elsewhere in this Prospectus.

     Unless otherwise indicated above, the issuance of securities was exempt from registration under the Securities Act under Section 4(2) as a transaction by an issuer not involving any public offering. In each instance, the purchaser had a pre-existing relationship with the Company, was provided with, and/or had access to, current information regarding the Company, and management reasonably believed that each purchaser had sufficient investment knowledge and experience to understand the risks and merits of investing in the securities of Company, or was represented by a person with such knowledge and experience. Moreover, all offers and sales of the securities were made without public solicitation, the certificates bear restrictive legends, and appropriate stop-transfer orders have been given to the transfer agent. No underwriter was involved in the transactions and no commissions were paid.

ITEM 27.  EXHIBITS

     The following exhibits are filed as part of this Registration Statement:




     EXHIBIT NO.                      IDENTIFICATION OF EXHIBIT
     -----------                      -------------------------
     3(a)*          Articles of Incorporation filed June 10, 1987.
     3(b)*          Amendment to Articles of Incorporation filed July 31, 1987.
     3(c)*          Amendment to Articles of Incorporation filed September 12, 1989.
     3(d)*          Amendment to Articles of Incorporation filed November 6, 1989.
     3(e)*          Amendment to Articles of Incorporation filed April 22, 1992.
     3(f)*          Amendment to Articles of Incorporation dated February 17, 1998.
     3(g)*          Bylaws, as Amended January 15, 1998.
     4*             Common Stock Specimen.
     5**            Opinion Regarding Legality.
     10(a)*         PR Expense Funds Administration Agreement dated July 9, 1997 between the Company, Liberty Capital Group, Inc. and Manhattan Financial
                    Group.
     10(b)*         Financial Advisory Agreement dated October 29, 1997 between the
                    Company and Ambient Capital Group, Inc.
     10(c)*         Assumption of Liability Agreement dated April 17, 1996 between the
                    Company and Thermal Imaging, Inc.
     10(d)*         Investment Agreement dated January 20, 1998 between the Company and
                    Bristol Asset Management, LLC.
     10(e)*         Consulting Agreement dated November 5, 1997 between the Company and Daron Dillia doing business as Manhattan Financial Group.
     10(f)*         Consulting Agreement dated November 5, 1997 between the Company and Willard Harpster.
     10(g)*         Subscription Agreement dated August 15, 1996 between the Company and Cameron Capital Management Ltd.  With respect to 6% Convertible
                    Debentures aggregating $550,000.
     10(h)*         Subscription Agreement dated March 13, 1997 between the Company and
                    Cameron Capital Management Ltd.  With respect to 8% Convertible
                    Debentures aggregating $125,000.
     10(i)*         12% Series A Senior Subordinated Convertible Redeemable Debenture
                    due April 30, 1998.
     10(j)*         Signatories to Dorex Release.
     10(k)*         Employment Agreement dated October 11, 1995 between the Company and Kenneth M. Dodd.
     10(l)*         Letter Agreement dated June 12, 1995 between the Company and Richard V.
                    Secord confirming terms for Personal Services Agreement.
     10(m)*         Employment Agreement dated April 30, 1997 between the Company and
                    David A. Packer.
     10(n)*         Escrow Agreement dated November 20, 1997 between the Company,
                    Roger Sack and First Nebraska Trust Company.
     10(o)*         Golden Health Card Contract dated April 24, 1995 between TriSun
                    Medical Corporation and TriSun/CTI Asia, Ltd.
     10(p)*         Golden Health Plan Hospital Systems Integration Contract dated April 24,
                    1995 between TriSun Medical Corporation and TriSun/CTI Asia, Ltd.
     10(q)*         Computerized Thermal Imaging, Inc. Employee Stock Option Agreement
                    dated October 29, 1997 between the Company and David B. Johnston.
     10(r)*         Employment Agreement dated October 29, 1997 between the Company and David B. Johnston.
     10(s)*         Letter Agreement dated July 10, 1997 between the Company and Liberty
                    Capital Group, Inc.'s with respect to public relations.


                                      II-7


     EXHIBIT NO.                      IDENTIFICATION OF EXHIBIT
     -----------                      -------------------------
     10(t)*         License Agreement dated June 8, 1996 between the Company and
                    Thermal Imaging, Inc.
     10(u)*         Participation Option Notices by various signatories to a Private Placement
                    Subscription Participation Option.
     10(v)*         Pledge Agreement dated September 11, 1997 between the Company and
                    Looper, Reed, Mark & McGraw Incorporated.
     10(w)*         Pledge Agreement dated September 11, 1997 between Thermal Medical
                    Imaging, Inc. and Looper, Reed, Mark & McGraw Incorporated.
     10(x)*         Employment Agreement dated November 13, 1997 between the Company and Richard V. Secord.
     10(y)*         Computerized Thermal Imaging, Inc. Employee Stock Option Agreement
                    dated January 15, 1998 between the Company and Richard V. Secord.
     10(z)*         Computerized Thermal Imaging, Inc. Employee Stock Option Agreement
                    dated June 12, 1995 between the Company and Richard V. Secord.
     10(aa)*        Computerized Thermal Imaging, Inc. Employee Stock Option Agreement
                    dated June 12, 1995 between the Company and Richard V. Secord.
     10(bb)*        Commitment Letter Agreement dated March 6, 1997 between the
                    Company and Select Capital Advisors, Inc.
     10(cc)*        Services Agreement dated July 1997 between the Company and Liberty
                    Capital Group, Inc.
     10(dd)*        Stock Transfer Agreement dated January 28, 1997 between the Company and Thermal Medical Imaging, Inc.
     10(ee)*        Amendment to Employee Stock Option Agreement dated January 26,
                    1998 between the Company and David Packer.
     10(ff)*        Amendment to Employee Stock Option Agreement dated January 22,
                    1998 between the Company and Kenneth M. Dodd.
     10(gg)*        Amendment to Employee Stock Option Agreement dated January 26,
                    1998 between the Company and Richard V. Secord.
     10(hh)*        Computerized Thermal Imaging, Inc. Consultant Stock Option Agreement
                    dated November 5, 1997 between the Company and Willard Harpster.
     10(ii)*        Computerized Thermal Imaging, Inc. Consultant Stock Option Agreement
                    dated November 18, 1997 between the Company and Daron Dillia D/b/a
                    Manhattan Financial Group.
     10(jj)*        Computerized Thermal Imaging, Inc. Restricted Stock Purchase
                    Agreement dated July 9, 1997 between the Company and Manhattan
                    Financial Group.
     10(kk)*        Computerized Thermal Imaging, Inc. 1995 Stock Option Plan.
     10(ll)*        Computerized Thermal Imaging, Inc. 1997 Stock Option and Restricted Stock Plan.
     10(mm)*        Offshore Securities Subscription Agreement relating to 12% Series A
                    Senior Subordinated Convertible Redeemable Debentures of the
                    Company.
     10(nn)*        12% Series A Senior Subordinated Convertible Redeemable Debentures
                    of the Company.
     10(oo)*        Golden Health Telemedicine Contract dated April 24, 1995 between
                    TriSun Medical Corporation - China and TriSun/CTI Asia, Ltd.
     10(pp)*        Contract between TRW Systems Integration Group and Computerized
                    Thermal Imaging, Inc. dated October 29, 1996.  [Articles VI, XXIV,
                    XXXII, and Appendix A have been omitted pursuant to a Request for
                    Confidential Treatment.  Accordingly, the material has been filed separately with the SEC.]
     10(qq)*        Clinical Trial Agreement dated September 16, 1997 between Thermal
                    Medical Imaging, Inc. and Health Research Association.


                                     II-8


     EXHIBIT NO.                      IDENTIFICATION OF EXHIBIT
     -----------                      -------------------------
     10(rr)*        Contract between TRW Systems Integration Group and Thermal Medical
                    Imaging, Inc. dated June 19, 1997. [Articles VI, XXIV, XXXII, and
                    Appendix A have been omitted pursuant to a Request for Confidential
                    Treatment.  Accordingly, the material has been filed separately with the
                    SEC.]
     10(ss)*        Clinical Trial Agreement dated November 7, 1997 between Thermal
                    Medical Imaging, Inc. and the University of Southern California.
     10(tt)*        Clinical Trial Agreement dated June 4, 1998 between Thermal Medical
                    Imaging, Inc. and Mt. Sinai Hospital.
     10(uu)*        Clinical Trial Agreement dated February 14, 1998 between Thermal
                    Medical Imaging, Inc. and Providence Hospital.
     10(vv)*        Clinical Study of Examination of Breast for Identification of Suspicious
                    Tissue Using Clinical Examination and Mammography With and
                    Without the TMI Thermal Imaging System (Protocol for all clinical trial agreements).
     10(ww)*        Promissory Note dated May 1, 1998 between Computerized Thermal
                    Imaging, Inc. and Looper, Reed, Mark & McGraw Incorporated.
     10(xx)*        Confidential Settlement and Release Agreement dated February 5, 1998 between the Company and Reg. S Intercontinental Ltd., Banco
                    Cooperativo Costaricense, Mardi International Corporation, Pegasus
                    Financial Services Corp. and Manny Lopez. [Portions of Section 1 have been omitted pursuant to a Request for Confidential Treatment.
                    Accordingly, the material has been filed separately with the SEC.]
                    statements contained in the registration statement.
     10(yy)*        Settlement Agreement dated April 30, 1998 between the Company and
                    Lockwood Resources Limited, Y.L. Hirsch, and Ari Goldstein. [Portions
                    of Sections 1, 2, and 3 have been omitted pursuant to a Request for
                    Confidential Treatment.  Accordingly, the  material has been filed separately with the SEC.]
     10(zz)*        Confidential Settlement and Release Agreement dated August 12, 1998 between the Company and A.M.H.C. Wehneijer de Affiliate, B.V.
                    [Portions of Section 1 have been omitted pursuant to a Request for
                    Confidential Treatment.  Accordingly, the material has been filed separately with the SEC.]
     10(aaa)*       Corporate Note between the Company and Manhattan Financial
                    Group dated April 15, 1998.
     10(bbb)*       Corporate Note between the Company and Manhattan Financial
                    Group dated September 11, 1998.
     10(ccc)*       Marketing Agreement dated November 19, 1998 between the
                    Company and T.S.E.T., Inc.
     11*            Computation of Per Share Earnings.
     16(a)*         Letter from King, Griffin & Adamson, P.C. consenting to the disclosure statements contained in the registration statement.
     16(b)*         Letter from Randy Simpson, C.P.A. consenting to the disclosure statements contained in the registration statement.
     21*            Subsidiaries of the Registrant.
     23(a)**        Consent of Counsel (included in Exhibit 5).
     23(b)**        Consent of Ham, Langston & Brezina, LLP.
     24 (1)*        Powers of Attorney.
     27 (1)*        Financial Data Schedule.




-----
*   Previously filed
**  Filed herewith

ITEM 28.  UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required in Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That for purposes of determining any liability under the Securities Act, (i) the information omitted from the Prospectus filed as part of this Registration Statement, as permitted by Rule 430A of the Securities Act and to be contained in the form of Prospectus to be filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act, shall be deemed to be incorporated by reference into this Registration Statement at the time it is declared effective, and (ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on the Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Layton, State of Utah, on the 23th day of December, 1998.


                                   COMPUTERIZED THERMAL IMAGING, INC.



                                   By  /s/ David A. Packer
                                     -------------------------------------
                                       David A. Packer, President
                                       and Chief Financial Officer



     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:




           SIGNATURE                            TITLE                            DATE
           ---------                            -----                            ----

 /s/ David B. Johnston*                 Chairman of the Board and        December 23, 1998
-----------------------------------      Chief Executive Officer
DAVID B. JOHNSTON


 /s/ Richard V. Secord*             Chief Operating Officer, Secretary   December 23, 1998
-----------------------------------          and Director
RICHARD V. SECORD


 /s/ Brent M. Pratley, M.D.*                      Director               December 23, 1998
-----------------------------------
BRENT M. PRATLEY, M.D.


 /s/ Milton R. Geilmann*                          Director               December 23, 1998
-----------------------------------
MILTON R. GEILMANN


 /s/ Harry C. Aderholt*                           Director               December 23, 1998
-----------------------------------
HARRY C. ADERHOLT


 /s/ David A. Packer                      President and Treasurer        December 23, 1998
-----------------------------------
DAVID A. PACKER


*By  /s/ David A. Packer                                                 December 23, 1998
   --------------------------------
     David A. Packer,
     Attorney in Fact


                                       EXHIBITS

                                  INDEX TO EXHIBITS




                                                                                                       SEQUENTIALLY
     EXHIBIT NO.                      IDENTIFICATION OF EXHIBIT                                       NUMBERED PAGES
     -----------                      -------------------------                                       --------------
     3(a)*          Articles of Incorporation filed June 10, 1987.
     3(b)*          Amendment to Articles of Incorporation filed July 31, 1987.
     3(c)*          Amendment to Articles of Incorporation filed September 12, 1989.
     3(d)*          Amendment to Articles of Incorporation filed November 6, 1989.
     3(e)*          Amendment to Articles of Incorporation filed April 22, 1992.
     3(f)*          Amendment to Articles of Incorporation dated February 17, 1998.
     3(g)*          Bylaws, as Amended January 15, 1998.
     4*             Common Stock Specimen.
     5**            Opinion Regarding Legality.
     10(a)*         PR Expense Funds Administration Agreement dated July 9, 1997 between the Company, Liberty Capital Group, Inc. and Manhattan Financial
                    Group.
     10(b)*         Financial Advisory Agreement dated October 29, 1997 between the
                    Company and Ambient Capital Group, Inc.
     10(c)*         Assumption of Liability Agreement dated April 17, 1996 between the
                    Company and Thermal Imaging, Inc.
     10(d)*         Investment Agreement dated January 20, 1998 between the Company and
                    Bristol Asset Management, LLC.
     10(e)*         Consulting Agreement dated November 5, 1997 between the Company and Daron Dillia doing business as Manhattan Financial Group.
     10(f)*         Consulting Agreement dated November 5, 1997 between the Company and Willard Harpster.
     10(g)*         Subscription Agreement dated August 15, 1996 between the Company and Cameron Capital Management Ltd.  With respect to 6% Convertible
                    Debentures aggregating $550,000.
     10(h)*         Subscription Agreement dated March 13, 1997 between the Company and
                    Cameron Capital Management Ltd.  With respect to 8% Convertible
                    Debentures aggregating $125,000.
     10(i)*         12% Series A Senior Subordinated Convertible Redeemable Debenture
                    due April 30, 1998.
     10(j)*         Signatories to Dorex Release.
     10(k)*         Employment Agreement dated October 11, 1995 between the Company and Kenneth M. Dodd.
     10(l)*         Letter Agreement dated June 12, 1995 between the Company and Richard V.
                    Secord confirming terms for Personal Services Agreement.
     10(m)*         Employment Agreement dated April 30, 1997 between the Company and
                    David A. Packer.
     10(n)*         Escrow Agreement dated November 20, 1997 between the Company,
                    Roger Sack and First Nebraska Trust Company.
     10(o)*         Golden Health Card Contract dated April 24, 1995 between TriSun
                    Medical Corporation and TriSun/CTI Asia, Ltd.
     10(p)*         Golden Health Plan Hospital Systems Integration Contract dated April 24,
                    1995 between TriSun Medical Corporation and TriSun/CTI Asia, Ltd.
     10(q)*         Computerized Thermal Imaging, Inc. Employee Stock Option Agreement
                    dated October 29, 1997 between the Company and David B. Johnston.
     10(r)*         Employment Agreement dated October 29, 1997 between the Company and David B. Johnston.
     10(s)*         Letter Agreement dated July 10, 1997 between the Company and Liberty
                    Capital Group, Inc.'s with respect to public relations.

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     10(t)*         License Agreement dated June 8, 1996 between the Company and
                    Thermal Imaging, Inc.
     10(u)*         Participation Option Notices by various signatories to a Private Placement
                    Subscription Participation Option.
     10(v)*         Pledge Agreement dated September 11, 1997 between the Company and
                    Looper, Reed, Mark & McGraw Incorporated.
     10(w)*         Pledge Agreement dated September 11, 1997 between Thermal Medical
                    Imaging, Inc. and Looper, Reed, Mark & McGraw Incorporated.
     10(x)*         Employment Agreement dated November 13, 1997 between the Company and Richard V. Secord.
     10(y)*         Computerized Thermal Imaging, Inc. Employee Stock Option Agreement
                    dated January 15, 1998 between the Company and Richard V. Secord.
     10(z)*         Computerized Thermal Imaging, Inc. Employee Stock Option Agreement
                    dated June 12, 1995 between the Company and Richard V. Secord.
     10(aa)*        Computerized Thermal Imaging, Inc. Employee Stock Option Agreement
                    dated June 12, 1995 between the Company and Richard V. Secord.
     10(bb)*        Commitment Letter Agreement dated March 6, 1997 between the
                    Company and Select Capital Advisors, Inc.
     10(cc)*        Services Agreement dated July 1997 between the Company and Liberty
                    Capital Group, Inc.
     10(dd)*        Stock Transfer Agreement dated January 28, 1997 between the Company and Thermal Medical Imaging, Inc.
     10(ee)*        Amendment to Employee Stock Option Agreement dated January 26,
                    1998 between the Company and David Packer.
     10(ff)*        Amendment to Employee Stock Option Agreement dated January 22,
                    1998 between the Company and Kenneth M. Dodd.
     10(gg)*        Amendment to Employee Stock Option Agreement dated January 26,
                    1998 between the Company and Richard V. Secord.
     10(hh)*        Computerized Thermal Imaging, Inc. Consultant Stock Option Agreement
                    dated November 5, 1997 between the Company and Willard Harpster.
     10(ii)*        Computerized Thermal Imaging, Inc. Consultant Stock Option Agreement
                    dated November 18, 1997 between the Company and Daron Dillia D/b/a
                    Manhattan Financial Group.
     10(jj)*        Computerized Thermal Imaging, Inc. Restricted Stock Purchase
                    Agreement dated July 9, 1997 between the Company and Manhattan
                    Financial Group.
     10(kk)*        Computerized Thermal Imaging, Inc. 1995 Stock Option Plan.
     10(ll)*        Computerized Thermal Imaging, Inc. 1997 Stock Option and Restricted Stock Plan.
     10(mm)*        Offshore Securities Subscription Agreement relating to 12% Series A
                    Senior Subordinated Convertible Redeemable Debentures of the
                    Company.
     10(nn)*        12% Series A Senior Subordinated Convertible Redeemable Debentures
                    of the Company.
     10(oo)*        Golden Health Telemedicine Contract dated April 24, 1995 between
                    TriSun Medical Corporation - China and TriSun/CTI Asia, Ltd.
     10(pp)*        Contract between TRW Systems Integration Group and Computerized
                    Thermal Imaging, Inc. dated October 29, 1996.  [Articles VI, XXIV,
                    XXXII, and Appendix A have been omitted


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                    pursuant to a Request for Confidential Treatment.  Accordingly, the
                    material has been filed separately with the Securities and Exchange Commission]
     10(qq)*        Clinical Trial Agreement dated September 16, 1997 between Thermal
                    Medical Imaging, Inc. and Health Research Association.
     10(rr)*        Contract between TRW Systems Integration Group and Thermal Medical
                    Imaging, Inc. dated June 19, 1997. [Articles VI, XXIV, XXXII, and
                    Appendix A have been omitted pursuant to a Request for Confidential
                    Treatment.  Accordingly, the material has been filed separately with the
                    Securities and Exchange Commission]
     10(ss)*        Clinical Trial Agreement dated November 7, 1997 between Thermal
                    Medical Imaging, Inc. and the University of Southern California.
     10(tt)*        Clinical Trial Agreement dated June 4, 1998 between Thermal Medical
                    Imaging, Inc. and Mt. Sinai Hospital.
     10(uu)*        Clinical Trial Agreement dated February 14, 1998 between Thermal
                    Medical Imaging, Inc. and Providence Hospital.
     10(vv)*        Clinical Study of Examination of Breast for Identification of Suspicious
                    Tissue Using Clinical Examination and Mammography With and
                    Without the TMI Thermal Imaging System (Protocol for all clinical trial agreements).
     10(ww)*        Promissory Note dated May 1, 1998 between Computerized Thermal
                    Imaging, Inc. and Looper, Reed, Mark & McGraw Incorporated.
     10(xx)*        Confidential Settlement and Release Agreement dated February 5, 1998 between the Company and Reg. S Intercontinental Ltd., Banco
                    Cooperativo Costaricense, Mardi International Corporation, Pegasus
                    Financial Services Corp. and Manny Lopez. [Portions of Section 1 have been omitted pursuant to a Request for Confidential Treatment.
                    Accordingly, the material has been filed separately with the SEC.]
     10(yy)*        Settlement Agreement dated April 30, 1998 between the Company and
                    Lockwood Resources Limited, Y.L. Hirsch, and Ari Goldstein. [Portions
                    of Sections 1, 2, and 3 have been omitted pursuant to a Request for
                    Confidential Treatment.  Accordingly, the  material has been filed separately with the SEC.]
     10(zz)*        Confidential Settlement and Release Agreement dated August 12, 1998 between the Company and A.M.H.C. Wehneijer de Affiliate, B.V.
                    [Portions of Section 1 have been omitted pursuant to a Request for
                    Confidential Treatment.  Accordingly, the material has been filed separately with the SEC.]
     10(aaa)*       Corporate Note between the Company and Manhattan Financial
                    Group dated April 15, 1998.
     10(bbb)*       Corporate Note between the Company and Manhattan Financial
                    Group dated September 11, 1998.
     10(ccc)*       Marketing Agreement dated November 19, 1998 between the
                    Company and T.S.E.T., Inc.
     11*            Computation of Per Share Earnings.
     16(a)*         Letter from King, Griffin & Adamson, P.C. consenting to the disclosure statements contained in the registration statement.
     16(b)*         Letter from Randy Simpson, C.P.A. consenting to the disclosure statements contained in the registration statement.
     21*            Subsidiaries of the Registrant.
     23(a)**        Consent of Counsel (included in Exhibit 5).
     23(b)**        Consent of Ham, Langston & Brezina, LLP.

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     24*            Powers of Attorney.
     27*            Financial Data Schedule.



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     *  Previously filed
     ** Filed herewith